UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.                 )

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Crown Castle International Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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April 11, 2007

Dear Stockholder:

It is my pleasure to invite you to attend Crown Castle International Corp.’s 2007 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 24, 2007 at 9:00 a.m. local time at our corporate office, located at 510 Bering Drive, Suite 600, Houston, Texas. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting. The Proxy Statement and the accompanying form of proxy are being mailed to our stockholders on or about April 18, 2007.

The Board of Directors welcomes this opportunity to have a dialogue with our stockholders and looks forward to your comments and questions.

If you are a stockholder of record who plans to attend the meeting, please mark the appropriate box on your proxy card. If your shares are held by a bank, broker or other intermediary and you plan to attend the meeting, please send written notification to our Corporate Secretary at 510 Bering Drive, Suite 600, Houston, Texas 77057, and enclose evidence of your ownership (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement).

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please sign, date and return your proxy card as soon as possible. This will not prevent you from voting your shares in person if you are present.

I look forward to seeing you on May 24, 2007.

Kind Regards,

J. Landis Martin

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 24, 2007

9:00 a.m.

510 Bering Drive, Suite 600

Houston, Texas 77057

April 11, 2007

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of Crown Castle International Corp. The annual meeting will be held at the time and place noted above. At the meeting, stockholders will be asked to:

•	elect three class III directors: Edward C. Hutcheson, Jr., J. Landis Martin and W. Benjamin Moreland;

•	approve an amendment to our 2004 Stock Incentive Plan to increase by 3,000,000 the number of shares of common stock authorized for the issuance of awards under our 2004 Stock Incentive Plan;

•	approve the amendment and restatement of our Restated Certificate of Incorporation, as amended;

•	ratify the appointment of KPMG LLP as the independent registered public accountants of Crown Castle for fiscal year 2007; and

•	transact such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on March 26, 2007, will be entitled to vote at the meeting or any adjournment of the meeting. A complete list of these stockholders will be open for examination by any stockholder of record at our principal executive offices at 510 Bering Drive, Suite 600, Houston, Texas 77057 for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any stockholder of record present at the Annual Meeting.

Your vote is important. To be sure your vote counts and to assure a quorum, please vote, sign, date and return the proxy card (or use the telephone or internet service listed on the proxy card) whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Donald J. Reid, Jr.

Corporate Secretary

I.    INFORMATION ABOUT VOTING

Solicitation of Proxies.  The Board of Directors (“Board”) of Crown Castle International Corp. is soliciting proxies for use at our 2007 Annual Meeting of Stockholders (“Annual Meeting”) and any adjournments or postponements of the Annual Meeting. We first sent this proxy statement, the accompanying form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2006 (“2006 Form 10-K”) to our stockholders on or about April 18, 2007.

Agenda Items.  The agenda for the Annual Meeting is to:

1.	Elect three class III directors for a term of three years;

2.	Approve an amendment to our 2004 Stock Incentive Plan (“2004 Plan”) to increase by 3,000,000 the number of shares of common stock authorized for the issuance of awards under the 2004 Plan;

3.	Approve the amendment and restatement of our Restated Certificate of Incorporation, as amended (“Charter”);

4.	Ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accountants for fiscal year 2007; and

5.	Transact such other business as may properly come before the Annual Meeting.

Who can Vote.  You can vote at the Annual Meeting if you are, on the Record Date, a holder of record of our common stock, par value of $0.01 per share (“Common Stock”). The record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 26, 2007 (“Record Date”). Holders of Common Stock will have one vote for each share of Common Stock. As of the close of business on the Record Date, there were 282,115,888 shares of Common Stock outstanding.

How to Vote.  You may vote in two ways:

•	You can attend the Annual Meeting and cast your vote in person; or

•

You can cause your shares to be voted by signing and returning the enclosed proxy card (or contacting the internet or telephone voting service listed on your proxy card). If you do, the individuals named on the card will vote your shares in the manner you indicate (or if you fail to so indicate, in the manner described in “Use of Proxies” below).

Use of Proxies.  Unless you otherwise direct in your proxy, the individuals named in the proxy card will vote all shares represented by the signed and returned proxies FOR the Board nominees named herein (Proposal 1), and FOR Proposals 2 through 4. We do not now know of any other matters to come before the Annual Meeting. If other matters do come before the Annual Meeting, the proxy holder will vote the shares represented by the proxies in his or her best judgment.

Revoking a Proxy.  You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Delivering a written notice of revocation to our Corporate Secretary;

•	Submitting a properly executed, later-dated proxy (including via the internet or telephone voting service listed on your proxy card); or

•	Attending the Annual Meeting and voting in person.

The Quorum Requirement.  A quorum of stockholders is needed to hold a valid Annual Meeting. A quorum will exist to hold a valid Annual Meeting if the holders of at least a majority in voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting attend the Annual Meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker has not received voting instructions from its customer or does not have the authority to do so.

Vote Required for Action.  Directors are elected (Proposal 1) by a plurality vote of the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The approval of the amendment to the 2004 Plan (Proposal 2) and the ratification of KPMG LLP as our independent registered public accountants for fiscal year 2007 (Proposal 4) each require the affirmative vote of the holders of a majority of the voting power represented by the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter. Approval of the amendment and restatement of our Charter (Proposal 3) requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote on such matter. Generally, all other actions which may come before the Annual Meeting require the affirmative vote of the holders of a majority of the voting power represented by shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters.

With respect to Proposal 1, abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. Abstentions have the same effect as votes against with respect to all proposals other than the election of directors. Shares represented by broker non-votes are not considered to be present in person or represented by proxy and entitled to vote on the matter for purposes of Proposals 2 and 4; therefore, broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated. Since the approval of Proposal 3 is based on the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock, broker non-votes will have the same effect as votes against Proposal 3.

II.    PROPOSALS

1.  The Election of Directors

We have three classes of directors of as nearly equal size as possible. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for current class III directors (Edward C. Hutcheson, Jr., J. Landis Martin, W. Benjamin Moreland, Randall A. Hack and David C. Abrams1) expires at the Annual Meeting. Mr. Hack and Mr. Abrams will retire from the Board effective upon the expiration of their current terms as Class III directors at the Annual Meeting.

As such, the nominees for class III directors this year are: Edward C. Hutcheson, Jr., J. Landis Martin, and W. Benjamin Moreland.

Each nominee has consented to be nominated and has expressed his intention to serve if elected. The Board expects that each of the nominees for class III directors will be able and willing to serve as a director. If any nominee is not available, the proxies may be voted for another person nominated by the current Board to fill the vacancy, or the size of the Board may be reduced. Information about the nominees, the continuing directors and the Board is contained in the next section of this proxy statement (see “III. Board of Directors”).

The Board of Directors recommends a vote FOR the election of Edward C. Hutcheson, Jr., J. Landis Martin, and W. Benjamin Moreland as class III directors.

[1]

Mr. Abrams is not being re-nominated as a result of entities that he is affiliated with holding Common Stock below ownership requirements for re-nomination pursuant to the Stockholders Agreement dated October 5, 2006 relating to the Global Signal Merger. The Board has elected to permit Mr. Abrams certain observation rights at Board meetings, and it is contemplated that Mr. Abrams will continue to attend Board meetings.

2.  Proposal to Amend our 2004 Stock Incentive Plan

At the Annual Meeting, the stockholders will be asked to approve an amendment (“First Amendment”) to the 2004 Plan. The 2004 Plan was originally approved by our stockholders at the May 26, 2004, annual meeting of stockholders. The 2004 Plan is a broad-based incentive plan that provides for granting incentive stock options, stock options that do not constitute incentive stock options, restricted stock awards, performance awards, phantom stock awards and stock awards to our employees, directors and consultants.

The First Amendment to the 2004 Plan proposes to add 3,000,000 shares of Common Stock to the shares reserved and available for future grant under the 2004 Plan. The addition of the 3,000,000 shares to the 2004 Plan is being proposed in part based on the following:

•

As a result of the merger of Global Signal Inc. (“Global Signal”) with and into a wholly-owned subsidiary of ours on January 12, 2007 (“Global Signal Merger”), we will be adding approximately 270 employees, and the number of shares of Common Stock originally approved for issuance pursuant to the 2004 Plan was based in part on the number of employees at the time of approval by the Board in February 2004; and

•

Following the Global Signal Merger, we are unable to utilize for future grants the approximately 5,500,000 shares of Global Signal common stock (approximately 8,850,000 shares of Common Stock at the Global Signal Merger exchange ratio) previously available (as of December 31, 2006) for issuance under Global Signal’s Omnibus Stock Incentive Plan, as amended, dated December 21, 2005 (“Global Signal Plan”). We are not proposing to replace the entire number of shares previously available under the Global Signal Plan since we do not anticipate retaining all Global Signal employee positions.

The Board adopted the First Amendment to the 2004 Plan on February 22, 2007, subject to stockholder approval at the Annual Meeting. If the First Amendment is not approved by our stockholders at the Annual Meeting, then no shares will be added to the shares reserved and available for future grant under the 2004 Plan. If the First Amendment is approved by stockholders of the Company at the Annual Meeting, the number of shares of Common Stock available for future grant under the 2004 Plan will be increased by 3,000,000 shares. As of March 14, 2007, there were 9,424,066 shares of Common Stock reserved and available for the issuance of equity awards pursuant to the 2004 Plan.

As of December 31, 2006, prior to the Global Signal Merger, the potential dilution of the shares available for future grant under the 2001 Plan and the 2004 Plan was approximately 7.7%. As of March 14, 2007, following the Global Signal Merger and assuming approval of the First Amendment, the potential dilution of the shares available for future grant under the 2001 Plan and the 2004 Plan would be approximately 6.0%. This decrease in total potential dilution is primarily attributable to the increase in shares available for future grant resulting from the First Amendment being more than offset by the increase in the number of shares of Common Stock outstanding following the Global Signal Merger.

The First Amendment to the 2004 Plan is proposed to enable us to continue to recruit, retain, incentivize and reward directors, employees and consultants and to provide a means whereby those individuals upon whom the responsibilities for our successful administration and management rest, and whose present and potential contributions are of importance, can acquire and maintain Common Stock ownership, thereby strengthening their concern for our welfare.

Accordingly, the 2004 Plan provides for the following:

•	discretionary grants to our (or our affiliates’) employees, consultants, and directors of (a) stock options that do not constitute Incentive Stock Options (“Non-statutory Stock Options”),

(b) shares of Common Stock that are subject to restrictions on disposition and forfeiture to us under certain circumstances (“Restricted Stock”), (c) shares of Common Stock, cash payments, or a combination thereof that may be earned based on the satisfaction of various performance measures (“Performance Awards”), (d) the right to receive the fair market value (or appreciation related thereto) of shares of Common Stock, cash payments or a combination thereof which vest over a period of time (“Phantom Stock Awards”), and (e) shares of Common Stock, without satisfaction of any performance criteria or objectives (“Stock Awards”); and

•

discretionary grants to our employees or the employees of our subsidiary corporations of stock options that constitute incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (“Code”) (“Incentive Stock Options”).

The awards that will be made to eligible persons under the 2004 Plan are subject to the discretion of the Compensation Committee of the Board and, therefore, cannot be determined with certainty at this time. As of March 14, 2007 options relating to zero shares of stock had been exercised pursuant to the 2004 Plan and options for zero shares of Common Stock were outstanding and unexercised under the 2004 Plan. Since there are no outstanding options under the 2004 Plan, the weighted average exercise price per share and the weighted average term until expiration can not be calculated. In addition, as of March 14, 2007 Restricted Stock awards (“RSAs”) with respect to 2,565,818 shares of Common Stock, net of forfeitures with respect to 101,657 shares of Common Stock, have been granted pursuant to the 2004 Plan and RSAs with respect to 2,304,891 shares of Common Stock were outstanding and unvested. In addition, as of March 14, 2007, 26,114 shares of unrestricted Common Stock have been granted pursuant to the 2004 Plan to non-employee directors. Our 2001 Stock Incentive Plan (“2001 Plan”) is the only other existing compensatory plan under which options or other awards related to shares of Common Stock can currently be granted. The following table sets forth, for our named executive officers (as set forth in the table at “VII. Executive Compensation—Summary Compensation Table”) and certain groups, all awards (net of forfeiture) received prior to March 14, 2007 under the 2004 Plan.

Name and Principal Position	Number of Shares Underlying 2004 Plan Awards Received Through March 14, 2007
John P. Kelly	355,646	(a)
President and Chief Executive Officer

W. Benjamin Moreland	261,397	(a)
Executive Vice President and Chief Financial Officer

E. Blake Hawk	196,554	(a)
Executive Vice President and General Counsel

James D. Young	178,273	(a)
President—Tower Operations

James D. Cordes	27,100	(a)
Former Senior Vice President–Corporate Development & Strategy

All Executive Officers as a Group	1,018,970
Non-Employee Directors as a Group	26,114
Non-Executive Officer Employee Group	1,546,848

Total	2,591,932

(a)	Represents the aggregate number of RSAs granted to the executive, net of forfeitures, under the 2004 Plan. Details regarding these RSAs are provided in the tables and footnotes at “VII. Executive Compensation—Summary Compensation Table,” “VII. Executive Compensation—Grants of Plan-Based Awards” and “VII. Executive Compensation—Outstanding Equity Awards at 2006 Fiscal Year-End.”

Options relating to up to 28,000,000 shares of Common Stock were originally authorized for grant under our Amended and Restated 1995 Stock Option Plan (“1995 Plan”). Upon approval of the 2004 Plan by our stockholders, the 2004 Plan became our primary vehicle for providing equity compensation to our employees and service providers. Any remaining shares available for issuance under the 1995 Plan have been effectively transferred to the 2004 Plan. As of March 14, 2007, options for 16,350,525 shares of Common Stock had been exercised pursuant to the 1995 Plan, and options for 5,633,477 shares of Common Stock were outstanding and unexercised under the 1995 Plan. The weighted average exercise price for the outstanding options under the 1995 Plan is approximately $17.95 per share and the weighted average term until expiration is approximately 3.2 years.

As of March 14, 2007, awards relating to 503 shares of Common Stock remain available for future grants under the 2001 Plan. As of such date, options for 77,271 shares of Common Stock were outstanding and unexercised under the 2001 Plan. The weighted average exercise price for the outstanding options is approximately $5.90 per share and the weighted average term until expiration is approximately 5.1 years. In addition, as of March 14, 2007, RSAs with respect to 7,468,574 shares of Common Stock, net of forfeitures with respect to 387,205 shares of Common Stock, have been granted pursuant to the 2001 Plan, and RSAs with respect to 160,081 shares of Common Stock were outstanding and unvested. In addition, as of March 14, 2007, 205,527 shares of unrestricted Common Stock have been granted pursuant to the 2001 Plan to non-employee directors.

Below is a summary of the terms of the 2004 Plan that is qualified in its entirety by reference to the full text of the 2004 Plan which is attached as Appendix A to our Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 13, 2004.

Number of Shares Subject to the 2004 Plan and Award Limits

The aggregate maximum number of shares of Common Stock that may be issued under the 2004 Plan as amended by the First Amendment will be 9,000,000 shares plus an additional amount of shares equal to the reduction, from time to time, in the number of shares of Common Stock available for stock option grants pursuant to the 1995 Plan (“Additional Shares”); provided, however, that the aggregate number of shares added as Additional Shares shall not exceed 10,000,000 shares.

The maximum number of shares of Common Stock that may be subject to options, Restricted Stock awards and Performance Awards denominated in shares of Common Stock granted to any one individual during the term of the Plan may not exceed the maximum number of shares of Common Stock issuable under the 2004 Plan. The limitations described in the preceding sentence may be adjusted upon a reorganization, stock split, recapitalization, or other change in our capital structure. The maximum amount of compensation that may be paid under all Performance Awards under the 2004 Plan denominated in cash (including the fair market value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $1,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award.

Administration

The 2004 Plan is administered by a committee (for purposes of this summary of the 2004 Plan, “Committee”) appointed by the Board comprised solely of two or more non-employee directors who also qualify as “outside directors” (within the meaning assigned to such term under Section 162(m) of the Code). The Board has appointed the Compensation Committee to administer the 2004 Plan.

The Committee has full authority, subject to the terms of the 2004 Plan, to establish rules and regulations for the proper administration of the 2004 Plan, to select the employees, directors and consultants to whom awards are granted, and to set the date of grant, the type of award that shall be made and the other terms of the awards. When granting awards, the Committee considers such factors as an individual’s duties and present and potential contributions to our success and such other factors as the Committee in its discretion shall deem relevant. The Committee may also correct any defect or supply any omission or reconcile any inconsistency in the 2004 Plan or in any agreement relating to an award in the manner and to the extent it shall deem expedient to carry it into effect.

Eligibility

All of our (and our affiliates’) employees, directors and consultants are eligible to participate in the 2004 Plan. The selection of those employees, directors and consultants, from among those eligible, who will receive Incentive Stock Options, Non-statutory Stock Options, Restricted Stock awards, Performance Awards, Phantom Stock Awards, Stock Awards or any combination thereof is within the discretion of the Committee. However, Incentive Stock Options may be granted only to our employees and employees of our subsidiary corporations. We currently have 11 non-employee directors, four executive officers, and approximately 954 other employees eligible to participate in the 2004 Plan.

Term of 2004 Plan

The 2004 Plan became effective as of February 26, 2004, the date of its adoption by the Board. No further awards may be granted under the 2004 Plan after February 26, 2014, and the 2004 Plan will terminate thereafter once all awards have been satisfied, exercised or expire. The Board in its discretion may terminate the 2004 Plan at any time with respect to any shares of Common Stock for which awards have not theretofore been granted.

Stock Options

a.    Term of Option.  The term of each option is specified by the Committee at the date of grant but shall not be exercisable more than ten years after the date of grant. The effect of the termination of an optionee’s employment, consulting relationship, or membership on the Board is specified in the option agreement that evidences each option grant.

b.    Option Price.  The option price is determined by the Committee and, in the case of an Incentive Stock Option, may be no less than the fair market value (as defined in the 2004 Plan) of the shares on the date that the option is granted. The option price for Non-statutory Stock Options may be less than the fair market value of the shares on the date the option is granted.

c.    Repricing Restrictions.  Except for adjustments for certain changes in the Common Stock, the Committee may not, without the approval of our stockholders, amend any outstanding option agreement that evidences an option grant to lower the option price (or cancel and replace any outstanding option agreement with an option agreement having a lower option price).

d.    Special Rules for Certain Stockholders.  If an Incentive Stock Option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of a subsidiary of ours, then the term of the option may not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

e.    Size of Grant.  Subject to the limitations described above under the section “Number of Shares Subject to the 2004 Plan and Award Limits” above, the number of shares for which an option is granted to an employee, director or consultant is determined by the Committee.

f.    Status of Options.  The status of each option granted to an employee as either an Incentive Stock Option or a Non-statutory Stock Option is designated by the Committee at the time of grant. If,

however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be Non-statutory Stock Options. All options granted to any non-employee directors and consultants are Non-statutory Stock Options.

g.    Payment.  The option price upon exercise may, at the discretion of the Committee, be paid by an optionee in cash, other shares of Common Stock owned by the optionee, or by a combination of cash and Common Stock. Additionally, stock appreciation rights may be granted to optionees in conjunction with stock options granted under the 2004 Plan. Stock appreciation rights give the holder, among other things, the right to a payment in cash, Common Stock, or a combination thereof, in an amount equal to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of the Common Stock on the exercise date over the option exercise price. The 2004 Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option.

h.    Option Agreement.  All options are evidenced by a written agreement containing provisions consistent with the 2004 Plan and such other provisions as the Committee deems appropriate. The terms and conditions of the respective option agreements need not be identical. The Committee may, with the consent of the participant, amend any outstanding option agreement in any manner not inconsistent with the provisions of the 2004 Plan, including amendments that accelerate the exercisability of the option.

i.      Transferability.  An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or such employee’s guardian or legal representative. A Non-statutory Stock Option is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Committee (as to certain family transfers, or otherwise).

Restricted Stock

a.    Transfer Restrictions and Forfeiture Obligations.  Pursuant to a Restricted Stock award, shares of Common Stock are issued or delivered to the employee, director or consultant at the time the award is made without any payment to us (other than for any payment amount determined by the Committee in its discretion), but such shares are subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to us as may be determined in the discretion of the Committee. The Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) our earnings per share, (3) our market share, (4) the market share of a business unit of ours designated by the Committee, (5) our sales, (6) the sales of a business unit of ours designated by the Committee, (7) our net income (before or after taxes) or that of any of our business units designated by the Committee, (8) our cash flow return on investment or that of any of our business units designated by the Committee, (9) our earnings before or after interest, taxes, depreciation, or amortization of or that of any of our business units designated by the Committee, (10) the economic value added, (11) our return on stockholders’ equity achieved by us, or (12) the total stockholders’ return achieved by us, (ii) the participant’s continued employment or continued service as a director or consultant with us and our affiliates for a specified period, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion or (iv) a combination of any of these factors. The performance measures may be made subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indices, and may be contingent upon our future performance or that of any of our affiliates, divisions or departments. Upon the issuance of shares of Common Stock pursuant to a Restricted

Stock award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock awards, including rules pertaining to the effect of the termination of employment or service as a director or consultant of a recipient of Restricted Stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

b.    Accelerated Vesting.  The Committee may, in its discretion, fully vest any outstanding Restricted Stock award as of a date determined by the Committee, but the Committee may not take any action to vest a Restricted Stock award that has been granted to a covered employee (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

c.    Other Terms and Conditions.  The Committee may establish other terms and conditions for the issuance of Restricted Stock under the 2004 Plan.

Performance Awards

a.    Performance Period.  The Committee may, in its sole discretion, grant Performance Awards under the 2004 Plan that may be paid in cash, Common Stock, or a combination thereof as determined by the Committee. At the time of the grant, the Committee will establish the maximum number of shares of Common Stock subject to, or the maximum value of, each Performance Award and the performance period over which the performance applicable to the award will be measured. A Performance Award will terminate if the recipient’s employment or service as a director or consultant with us and our affiliates terminates during the applicable performance period, except as otherwise determined by the Committee.

b.    Performance Measures.  The receipt of cash or Common Stock pursuant to a Performance Award will be contingent upon satisfaction by us, or any of our affiliates, divisions or departments, of performance targets established by the Committee either (i) prior to the beginning of the performance period, or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time the targets are established, but not later than the date that 25% of the performance period has elapsed. The performance targets may be made subject to adjustment for specified significant extraordinary items or events and may be absolute, relative to one or more other companies, or relative to one or more indices. The performance targets may be based upon (1) the price of a share of Common Stock, (2) our earnings per share, (3) our market share, (4) the market share of a business unit of ours designated by the Committee, (5) our sales, (6) the sales of a business unit of ours designated by the Committee, (7) our net income (before or after taxes) or that of any of our business units designated by the Committee, (8) our cash flow return on investment or that of any business unit of ours designated by the Committee, (9) our earnings before or after interest, taxes, depreciation, or amortization or that of any of our business units designated by the Committee, (10) the economic value added, (11) our return on stockholders’ equity achieved, (12) our total stockholders’ return achieved, or (13) a combination of any of the foregoing. The Committee may, in its sole discretion, provide for an adjustable Performance Award value based upon the level of achievement of performance measures, a reduction in the value of a Performance Award during the performance period, or a combination thereof.

c.    Payment.  Following the end of the performance period, the Committee will determine and certify in writing the amount payable to the holder of the Performance Award, not to exceed the maximum number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period. Payment may be made in cash, Common Stock or a combination thereof, as determined by the Committee. Such payment may be made in a lump sum or in installments as prescribed by the Committee. If a

Performance Award covering shares of Common Stock is to be paid in cash, then such payment will be based on the fair market value of the Common Stock on the payment date.

d.    Other Terms and Conditions.  The Committee may establish other terms and conditions for Performance Awards under the 2004 Plan.

Phantom Stock Awards

a.    Forfeiture.  Phantom Stock Awards under the 2004 Plan are awards of rights to receive the fair market value of shares of Common Stock, or rights to receive amounts equal to share appreciation over a specific period of time. Such awards vest over a period of time established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the recipient of a Phantom Stock Award. A Phantom Stock Award will terminate if the recipient’s employment or service as a director or consultant with us and our affiliates terminates during the applicable vesting period, except as otherwise determined by the Committee.

b.    Payment.  Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof. Payment may be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash will be based on the fair market value of the Common Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, except as otherwise determined by the Committee.

c.    Other Terms and Conditions.  The Committee may establish other terms and conditions for Phantom Stock Awards under the 2004 Plan.

Stock Awards

a.    Award.  Stock Awards are rights to receive shares of Common Stock, which vest immediately, without satisfaction of any performance criteria or objectives.

b.    Payment.  A Stock Award entitles the recipient to receive immediate payment of such award in Common Stock. The Committee may, in its discretion, require payment, partial payment or other conditions of the recipient relating to any Stock Award.

c.    Other Terms and Conditions.  The Committee may establish other terms and conditions for Stock Awards under the 2004 Plan.

Corporate Change and Other Adjustments

The 2004 Plan provides that, upon a Corporate Change (as hereinafter defined), the Committee may accelerate the vesting of options, cancel options and cause us to make payments in respect thereof in cash, or adjust the outstanding options as appropriate to reflect such Corporate Change (including adjusting an option to provide that the number and class of shares of Common Stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee). Upon the occurrence of a Corporate Change, the Committee may adjust the outstanding Restricted Stock awards as appropriate to reflect such Corporate Change or fully vest such outstanding Restricted Stock awards and, upon such vesting, all restrictions applicable to such Restricted Stock will terminate. Further, upon the occurrence of a Corporate Change, the Committee may adjust the outstanding Performance Awards or Phantom Stock Awards as appropriate to reflect such Corporate Change, or cancel any of such outstanding awards and cause us to make payments in respect thereof in cash, which payments shall be prorated in the event that the applicable performance or vesting period with respect to such awards has not been completed. The 2004 Plan provides that a Corporate Change occurs (i) if we are dissolved and liquidated, (ii) if we are not the surviving entity in any merger or consolidation (or we survive only as a subsidiary of an entity), (iii) if we sell, lease or exchange all or substantially all of our assets, (iv) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of our voting stock, or (v) if after one or more contested elections of directors which may take place over any 30 month period, the persons who were directors before any of such elections cease to constitute a majority of the Board.

The maximum number of shares that may be issued under the 2004 Plan and the maximum number of shares that may be issued to any one individual and the other individual award limitations, as well as the number and price of shares of Common Stock or other consideration subject to an award under the 2004 Plan, will be appropriately adjusted by the Committee in the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after an award is granted.

Amendments

The Board may from time to time amend the 2004 Plan; however, any change that would impair the rights of a participant with respect to an award theretofore granted will require the participant’s consent. Further, without the prior approval of our stockholders, the Board may not amend the 2004 Plan to change the class of eligible individuals, increase the number of shares of Common Stock that may be issued under the 2004 Plan, or amend or delete the provisions of the 2004 Plan that prevent the Committee from amending any outstanding option agreement to lower the option price (or cancel and replace any outstanding option agreement with an option agreement having a lower option price).

Federal Income Tax Aspects of the 2004 Plan

The following discussion summarizes certain material U.S. Federal income tax consequences to us and U.S. holders with respect to the acquisition, ownership, exercise or disposition of awards which may be granted under the 2004 Plan. The discussion is based upon the provisions of the Code and the regulations and rulings promulgated thereunder, all of which are subject to change (possibly with retroactive effect) or different interpretations. Options and stock appreciation rights with an exercise price less than the fair market value of Common Stock on the date of grant, Phantom Stock, and certain other awards that may be granted pursuant to the 2004 Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder. We do not currently intend to grant such awards under the Plan, but if, in the future, we do grant such awards they will most likely be designed to comply with those restrictions and to avoid the additional taxes imposed by Section 409A of the Code. This summary reflects generally contemplated consequences and does not purport to deal with all aspect of U.S. Federal income taxation that may be relevant to an individual award holder’s situation, nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Incentive Stock Options.  Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an Incentive Stock Option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, we would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute long-term capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Non-statutory Stock Options and Stock Appreciation Rights.  As a general rule, no federal income tax is imposed on the optionee upon the grant of a Non-statutory Stock Option (whether or not including a stock appreciation right), and we are not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Non-statutory Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a Non-statutory Stock Option or a stock appreciation right, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a Non-statutory Stock Option or a stock appreciation right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Non-statutory Stock Option or stock appreciation rights.

Restricted Stock.  The recipient of a Restricted Stock award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at such time, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by us. Notwithstanding the foregoing, the holder of a

Restricted Stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock award based on the fair market value of the shares of Common Stock on the date of the award, in which case (a) subject to Section 162(m) of the Code, we will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by us, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock award and is irrevocable.

Performance Awards and Phantom Stock Awards.  An individual who has been granted a Performance Award or a Phantom Stock Award generally will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. Whether a Performance Award or Phantom Stock Award is paid in cash or shares of Common Stock, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Code as discussed below, we will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of Common Stock either at the time the Performance Award or the Phantom Stock Award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Performance Award or a Phantom Stock Award prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of Section 162(m) of the Code as discussed below, deductible as such by us.

Stock Awards.  The recipient of a Stock Award will realize taxable ordinary income at the time of grant in an amount equal to the fair market value of the shares of Common Stock on the date of the award, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction.

Section 162(m) of the Code.  Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1,000,000 paid to its CEO or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, our ability to deduct compensation income generated in connection with the exercise of stock options granted by the Committee under the 2004 Plan should not be limited by Section 162(m) of the Code. Further, we believe that compensation income generated in connection with Performance Awards granted by the Committee under the 2004 Plan should not be limited by Section 162(m) of the Code. The 2004 Plan has been designed to provide flexibility with respect to whether Restricted Stock awards granted by the Committee will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming no election is made under Section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a Restricted Stock award granted by the Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2004 Plan, then we believe that the compensation expense deduction relating to such an award should generally not be limited by Section 162(m) of the Code if the Restricted Stock becomes vested. However, compensation expense deductions relating to Restricted Stock awards granted by the Committee will be subject to the Section 162(m) deduction limitation if the Restricted Stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change of control or vesting based upon continued service with us). Compensation income generated in connection with Phantom Stock Awards under the 2004 Plan will be subject to the Section 162(m) deduction limitation.

The 2004 Plan is not qualified under Section 401(a) of the Code. Based upon current law and published interpretations, we do not believe that the 2004 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

The comments set forth in the above paragraphs are only a summary of certain of the Federal income tax consequences relating to the 2004 Plan. No consideration has been given to the effects of state, local, or other tax laws on the 2004 Plan or award recipients.

Parachute Payment Sanctions.  Certain provisions of the Plan or provisions included in an award agreement may afford a recipient special protections or payments which are contingent on a change in the ownership or effective control of us or in the ownership of a substantial portion of our assets. To the extent triggered by the occurrence of any such event, these special protections or payments may constitute “parachute payments” that, when aggregated with other parachute payments received by the recipient, if any, could result in the recipient receiving “excess parachute payments” (a portion of which would be allocated to those protections or payments derived from the award). We would not be allowed a deduction for any such excess parachute payments, and the recipient of the payments would be subject to a nondeductible 20% excise tax upon such payments in addition to income tax otherwise owed.

The Board of Directors recommends a vote FOR the proposal to amend the 2004 Stock Incentive Plan.

Equity Compensation Plan Information

As required by SEC rules, the following table summarizes information with respect to our compensation plans under which our equity securities are authorized for issuance as of December 31, 2006:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	6,039,341	$17.73	10,712,586
Equity compensation plans not approved by security holders	—		—

Total	6,039,341	$17.73	10,712,586

3.  Proposal to Amend and Restate our Charter

We are seeking stockholder approval to amend and restate our Charter to (i) eliminate all references to our Class A Common Stock and all rights that were specific to our Class A Common Stock, (ii) provide that holders of shares of our Common Stock are not entitled to vote on any amendment to our certificate of incorporation (including any preferred stock certificate of designation) that relates solely to the terms of one or more outstanding series of our preferred stock if the holders of such affected series are entitled to vote on such amendment and (iii) to make certain clerical and drafting improvements. The Board believes that the amendment and restatement of the Charter is in our best interests; accordingly, the Board has approved the proposed amendment and restatement and has requested that it be submitted to our stockholders for approval.

Background

In connection with our initial public offering in August 1998, we issued shares of Class A Common Stock to TeleDiffusion de France International S.A. (“TdF”, then a subsidiary of France Telecom). Each share of Class A Common Stock was convertible, at the option of its holder at any time, into one share of our Common Stock. In addition, in the event of any transfer of any share of Class A Common Stock to any person other than certain affiliates of TdF, such share of Class A Common Stock was automatically converted into one share of our Common Stock. The holders of Class A Common Stock were entitled to one vote per share on all matters presented to a vote of our stockholders, except with respect to the election of directors. The holders of Class A Common Stock, voting as a separate class, had the right to elect up to two members of the Board. The shares of Class A Common Stock also provided certain veto, governance and anti-dilutive rights. In June 2000, all of the outstanding shares of Class A Common Stock, then held by an affiliate of TdF, were converted into 11,340,000 shares of our Common Stock. There are no shares of Class A Common Stock outstanding at this time. We do not intend to issue any shares of Class A Common Stock again and believe the continuing authorization of such shares is unnecessary, burdensome, confusing to investors and the capital markets and undesirable from a corporate governance perspective. Accordingly, we propose to eliminate all references to our Class A Common Stock and all rights that were specific to our Class A Common Stock in the Charter.

In addition, we seek to simplify the process through which amendments to our certificate of incorporation (including any preferred stock certificate of designation) that relate solely to the terms of outstanding preferred stock are effected. Accordingly, this proposed amendment and restatement provides that holders of shares of our Common Stock are not entitled to vote on any amendment to our certificate of incorporation (including any preferred stock certificate of designation) that relates solely to the terms of one or more outstanding series of our preferred stock if the holders of such affected series are entitled to vote on such amendment separately. Any such amendments would not adversely affect the rights of the Common Stock, other than as currently permitted in connection with the authorization and issuance of a series of preferred stock.

Elimination of Retired Preferred Stock Series

By virtue of the filing of the proposed amended and restated Charter, we will eliminate the designation of relative rights and preferences of certain series of preferred stock that are no longer outstanding, which preferred stock consisted of Series A Cumulative Convertible Redeemable Preferred Stock, Series B Cumulative Convertible Redeemable Preferred Stock and 12 3/4% Series B Senior Exchangeable Preferred Stock Due 2010. The designation of relative rights and preferences of our Series A Cumulative Convertible Redeemable Preferred Stock and Series B Cumulative Convertible Redeemable Preferred Stock was previously established by resolution of the Board on September 14, 1999. The designation of relative rights and preferences of our 12 3/4% Series B Senior Exchangeable Preferred Stock Due 2010 was previously established by resolution of the Board on December 18,

1998 and amended by a Certificate of Amendment of Restated Certificate of Incorporation filed in the office of the Secretary of State of the State of Delaware on December 20, 1999.

Appendix A to this proxy statement sets forth a proposed Amended and Restated Certificate of Incorporation that shows how the Charter would be changed by the proposed amended and restated Charter. Appendix A does not show the elimination of retired preferred stock series described above. If this proposal is approved, we will file the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, and it will be effective upon filing.

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock is required to approve this proposal to amend and restate the Charter. Therefore, abstentions and broker non-votes will have the same effect as votes against this proposal.

The Board recommends a vote FOR the proposal to amend and restate our Charter.

4.  Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board has appointed KPMG to continue to serve as our independent registered public accountants for fiscal year 2007. KPMG has served as our independent registered public accountants since 1995. In the event the stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Approval of the resolution will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of KPMG for fiscal year 2007.

We expect a representative of KPMG to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

In connection with the audit of our 2006 financial statements and internal control over financial reporting, we entered into an agreement with KPMG which sets forth the terms by which KPMG will perform audit services for us. That agreement is subject to alternative dispute resolution procedures, an exclusion of punitive damages and various other provisions.

We were billed for professional services provided with respect to fiscal years 2005 and 2006 by KPMG in the amounts set forth in the following table.

Services Provided	2005	2006
Audit Fees (a)	$2,808,000	$2,683,000
Audit-Related Fees (b)	62,000	57,000
Tax Fees (c)	892,000	119,000
All Other Fees (d)	—	—

Total	$3,762,000	$2,859,000

(a)	Represents the aggregate fees billed for professional services rendered by KPMG for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, services related to the audit of internal control over financial reporting, and other services normally provided by KPMG in connection with statutory and regulatory filings or engagements.

(b)	Represents the aggregate fees billed for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of our financial statements not reported as “Audit Fees”. Audit-related fees for 2006 include services relating to the audit of Crown Castle MM Holdings LLC and audits of employee benefit plans. Audit-related fees for 2005 include services relating to audits of employee benefit plans and $34,000 in fees relating to the audit of Crown Castle MM Holdings LLC (which has been reclassified from “audit” to “audit-related” from the presentation shown in our Proxy Statement dated April 11, 2006).

(c)	Represents the aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice and tax planning. Tax fees for 2006 consist of (1) tax compliance, planning and preparation services of $69,300 and (2) tax consulting and advisory services of $49,700. Tax fees for 2005 consist of (1) tax compliance, planning and preparation services of $410,000 and (2) tax consulting and advisory services of $482,000.

(d)	No products or services were provided to us by KPMG other than those reported as audit, audit-related or tax fees.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG as our independent registered public accountants for fiscal year 2007.

III.    BOARD OF DIRECTORS

Nominees for Director

Class III—For a Term Expiring in 2010

Edward C. Hutcheson, Jr.

Principal Occupation: Private Equity Investments/Consulting

Age: 61

Director Since: 1999 (with prior service as a director from 1995 to 1999)

Mr. Hutcheson has served on the Board as a director from January 1995 until February 1999 and from July 1999 until the present. Mr. Hutcheson was a co-founder of ours in 1994 and served as our Chief Executive Officer (“CEO”) or Chairman from inception until March 1997. Since February 2000, Mr. Hutcheson has been involved in private investment and consulting activities. He currently serves as a Managing Director of the private equity firm Platte River Ventures, LLC. From March 1997 until February 2000, he served in several capacities, including Chief Operating Officer (“COO”), with Pinnacle Global Group, a publicly owned financial services company which merged to form Sanders Morris Harris Group. From 1987 through 1993, he served in senior management roles with Baroid Corporation, a publicly owned petroleum services company. He served as President, COO and a director of the Baroid holding company from 1990 through 1993. Mr. Hutcheson also serves as a director of Trico Marine Services, a publicly held provider of marine support vessels to the oil and gas industry, and Tell Tool, Inc., a privately owned manufacturing company in the aerospace industry.

J. Landis Martin

Principal Occupation: Founder and Managing Director, Platte River Ventures, LLC (private equity firm)

Age: 61

Director Since: 1999 (with prior service as a director from 1995 to 1998)

Mr. Martin has been a director on our Board from 1995 through November 1998 and from November 1999 to the present. Mr. Martin has served as Chairman of our Board since May 2002. Mr. Martin is the founder of the private equity firm Platte River Ventures, LLC and has been a Managing Director since November 2005. Mr. Martin retired as Chairman and CEO of Titanium Metals Corporation (“TIMET”), an integrated producer of titanium metals, where he served from January 1994 until November 2005. Mr. Martin served as President and CEO of NL Industries, Inc. (“NL”), a manufacturer of titanium dioxide chemicals, from 1987 to 2003 and as a director from 1986 to 2003. Mr. Martin is also a director of Halliburton Company and Apartment Investment Management Company.

W. Benjamin Moreland

Principal Occupation: Executive Vice President and Chief Financial Officer

Age: 43

Director Since: 2006

Mr. Moreland was appointed to the Board as a director in August 2006. Mr. Moreland has served as our Executive Vice President and Chief Financial Officer (“CFO”) since February 2004. He was appointed our CFO and Treasurer in April 2000. Prior to being appointed CFO, he had served as our Senior Vice President and Treasurer, including with respect to our domestic subsidiaries, since October 1999. Mr. Moreland joined us following 15 years with Chase Manhattan Bank, primarily in corporate finance and real estate investment banking. He is responsible for our general corporate financing and compliance activities.

Directors Continuing in Office

Class I—Term Expiring in 2008

Dale N. Hatfield

Principal Occupation: Adjunct Professor, Interdisciplinary Telecommunications Program, University of Colorado at Boulder

Age: 69

Director Since: 2001

Mr. Hatfield was appointed to the Board as a director in July 2001. Mr. Hatfield has been an Adjunct Professor in the Department of Interdisciplinary Telecommunications at the University of Colorado at Boulder since April 2002. Before assuming his current position, Mr. Hatfield had been the Chair of the Interdisciplinary Telecommunications Program at the University of Colorado at Boulder since January 2001. Prior to assuming that position, Mr. Hatfield was the Chief of the Office of Engineering and Technology at the Federal Communications Commission (“FCC”), and, immediately before that, he was the FCC’s Chief Technologist. He retired from the FCC and government service in December 2000. Before joining the FCC in December 1997, he was CEO of Hatfield Associates, Inc., a Boulder, Colorado based multidisciplinary telecommunications consulting firm. Prior to founding Hatfield Associates in 1982, Mr. Hatfield was Deputy Assistant Secretary of Commerce for Communications and Information and Deputy Administrator of the National Telecommunications and Information Administration (“NTIA”). Before moving to NTIA, Mr. Hatfield was Chief of the Office of Plans and Policy at the FCC.

Lee W. Hogan

Principal Occupation: Individual Investor

Age: 62

Director Since: 2001

Mr. Hogan was appointed to the Board as a director in March 2001. Mr. Hogan served as President and CEO of SFM Limited from March 2001 to December 2001. Mr. Hogan served as an officer and director of Reliant Energy Inc. (“Reliant”), a public diversified international energy services and energy delivery company, from 1990 to 2000. During his tenure at Reliant, Mr. Hogan served as Vice Chairman and as one of four members of The Office of the CEO, the principal management policy instrument of Reliant. In addition, he served on the finance committee of Reliant’s board of directors. Previously, Mr. Hogan served as CEO of Reliant’s Retail Energy Group, president and CEO of Reliant’s International Business Group (directing energy operations in Asia, Europe and Latin America), and in a variety of capacities for Reliant’s Houston Lighting & Power subsidiary. Mr. Hogan was the founding president of The Greater Houston Partnership, a business advocacy organization, where he served from 1987 to 1990. Mr. Hogan is a member of the board of directors of St. Luke’s Episcopal Health System, Greater Houston Community Foundation, The Texas Heart Institute and Carlyle/Riverstone Advisory Board.

Robert F. McKenzie

Principal Occupation: Individual Investor

Age: 63

Director Since: 1995

Mr. McKenzie was elected to the Board as a director in 1995. From 1990 to 1994, Mr. McKenzie was the COO and a director of OneComm, Inc., a mobile communications provider that he helped found in 1990. From 1980 to 1990, he held general management positions with Northern Telecom, Inc., a supplier of telecommunications equipment, and was responsible for the marketing and support of its Meridian Telephone Systems and Distributed Communications networks to businesses throughout the Western United States. Since 1995, Mr. McKenzie has sought to help develop telecommunications companies as an independent investor and a director, including Cordillera Communications Corporation, CO Space, Velocom Inc. and Vector ESP, Inc.

Robert H. Niehaus

Principal Occupation: Managing Director, Greenhill & Co., Inc.

Age: 51

Director Since: 2007

Mr. Niehaus was appointed to the Board as a director in January 2007. Mr. Niehaus is a Managing Director of Greenhill & Co., Inc. and the Chairman of Greenhill Capital Partners, LLC, one of our stockholders and the entity that controls the general partners of two of our other stockholders, GCP SPV 2, LLC and GCP SPV 1, LLC (collectively, “Greenhill Capital”). He joined Greenhill & Co. in January 2000 to start Greenhill Capital Partners, a private equity fund focused on the energy, financial services and telecommunications infrastructure industries. Mr. Niehaus is a director of American Italian Pasta Company, EXCO Resources Inc., Heartland Payment Systems, Inc., each of which are publicly held, and several other private companies. Mr. Niehaus was Vice Chairman and a director of Morgan Stanley Capital Partners III, L.P., a $1.8 billion private equity investment fund, from 1994 to 1999 and was Vice Chairman and a director of the Morgan Stanley Leveraged Equity Fund II, L.P., a $2.2 billion private equity investment fund, from 1992 to 1999. Mr. Niehaus was also the COO of Morgan Stanley’s merchant banking department from 1996 to 1998. Mr. Niehaus received a Bachelor of Arts from Princeton University and a Masters of Business Administration from Harvard Business School. Mr. Niehaus served as Vice Chairman of the Board of Directors of Global Signal from October 2002 until the Global Signal Merger. Mr. Niehaus serves as the director designee of Greenhill Capital pursuant to our Stockholders Agreement with (1) the Fortress Group (defined below), (2) Greenhill Capital, and (3) investment funds affiliated with Abrams Capital, LLC (collectively, “Abrams Capital”) dated October 5, 2006 (“Stockholders Agreement”).

Directors Continuing in Office

Class II—Term Expiring in 2009

Wesley R. Edens

Principal Occupation: CEO and Chairman of the Board of Directors, Fortress Investment Group LLC (“Fortress”)

Age: 45

Director Since: 2007

Mr. Edens was appointed to the Board as a director in January 2007. Mr. Edens has been a principal and the Chairman of the Management Committee of FIG LLC, a subsidiary of Fortress, since co-founding Fortress in May 1998 and the Chairman of the board of directors of Fortress since February 8, 2007, in connection with Fortress’ initial public offering. Mr. Edens is responsible for the Fortress private equity and publicly traded alternative investment businesses. He is also Chairman of the board of directors of each of Aircastle Limited, Brookdale Senior Living Inc., Eurocastle Investment Limited, GateHouse Media, Inc., Mapeley Limited and Newcastle Investment Corp. (“Newcastle”) and a director of GAGFAH S.A. Mr. Edens served as the CEO of Newcastle from inception until February 2007. Mr. Edens was Chairman of the board of directors of Global Signal from October 2002 until the Global Signal Merger and CEO of Global Signal from February 2004 to April 2006. Mr. Edens serves in various capacities in the following five registered investment companies: Chairman, CEO and Trustee of Fortress Registered Investment Trust and Fortress Investment Trust II; Chairman and CEO of Fortress Brookdale Investment Fund LLC and Fortress Pinnacle Investment Fund LLC and CEO of RIC Coinvestment Fund GP LLC. Prior to forming Fortress, Mr. Edens was a partner and managing director of BlackRock Financial Management Inc. from October 1993 to May 1997, where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and managing director of Lehman Brothers. Mr. Edens received a B.S. in Finance from Oregon State University. Mr. Edens serves as the director designee of certain affiliates of Fortress (collectively, “Fortress Group”) pursuant to the Stockholders Agreement.

Ari Q. Fitzgerald

Principal Occupation: Partner with Hogan & Hartson L.L.P.

Age: 44

Director Since: 2002

Mr. Fitzgerald was appointed to the Board as a director in August 2002. Mr. Fitzgerald is currently a partner in the Washington, D.C. office of Hogan & Hartson L.L.P., and is a member of that firm’s Communications Group where he concentrates on wireless, international and internet-related issues. Prior to joining Hogan & Hartson, Mr. Fitzgerald was an attorney with the FCC from 1997 to 2001. While at the FCC he served for nearly three years as legal advisor to FCC Chairman William Kennard and later as Deputy Chief of the FCC’s International Bureau. Prior to joining the FCC, Mr. Fitzgerald was an attorney in the Office of Legal Counsel of the U.S. Department of Justice. He also served as legal counsel to former U.S. Senator Bill Bradley. Prior to working for the U.S. Department of Justice, Mr. Fitzgerald worked as an attorney for the international law firm of Sullivan & Cromwell LLP. Mr. Fitzgerald also worked as a financial analyst for the investment bank First Boston before entering law school.

Robert E. Garrison II

Principal Occupation: President of Sanders Morris Harris Group

Age: 65

Director Since: 2005

Mr. Garrison was elected to the Board as a director in 2005. Mr. Garrison is President and a director of Sanders Morris Harris Group (“SMHG”), a publicly owned financial services company, and has served in such capacities since January 1999. Mr. Garrison served as CEO of SMHG from January 1999 until May 2002 and also serves as a director of Sanders Morris Harris, Inc., an operating subsidiary of SMHG. Mr. Garrison co-founded Harris Webb & Garrison, Inc. and until January 1999 served as its Executive Vice President and head of investment banking. Until January 1999, he also served as Chairman and CEO of Pinnacle Management & Trust Company (“PMT”), which he co-founded in 1994; he now serves on the management committee of Salient Capital Management, LLC, the general partner of Pinnacle Trust Company, LTA (the successor to PMT). Mr. Garrison also serves as Chairman and a director of SMH Capital and a director of SMH Capital Advisors, Inc. From 1990 to 1991, Mr. Garrison served as President and CEO of Medical Center Bank & Trust Company, and from 1989 to 1990 he was President of Iroquois Brands. Before such time, he served as Managing Partner of Lovett Mitchell Webb & Garrison (a division of Kemper Securities Group, Inc.) from 1983 to 1989 and Director of Research for Underwood Neuhaus and Co. from 1971 to 1982. Mr. Garrison is also a director of FirstCity Financial Corporation, a public financial services company; Prosperity Bank; Somerset House Publishing; and Gulf & Western Company, Inc. He also serves on the board of directors of the Memorial Hermann Hospital Systems and the general partner of the Proton Therapy Center. Mr. Garrison has over 40 years experience in the securities industry and is a Chartered Financial Analyst.

John P. Kelly

Principal Occupation: President and CEO

Age: 49

Director Since: 2000

Mr. Kelly was elected as a director in May 2000 and was appointed our President and CEO in August 2001. Prior to his appointment as CEO, he served as our President and COO. Mr. Kelly joined us in July 1998 and was named President and COO of Crown Communication, Inc. in December of that year. From January 1990 to July 1998, Mr. Kelly was the President and COO of Atlantic Cellular Company L.P. From December 1995 to July 1998, Mr. Kelly was also President and COO of Hawaiian Wireless, Inc., an affiliate of Atlantic Cellular. He currently serves on the board of directors of Fibertower Corp., a publicly held company, and PCIA—the Wireless Infrastructure Association.

IV.    INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings

During 2006, the Board held five regular meetings and 10 special meetings. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period which he was a director and (2) the total number of meetings of all Board committees (“Committees”) on which he served during the period which he was a director.

Our Corporate Governance Guidelines provide that, while the Board understands that scheduling conflicts may arise resulting in absences, the Board strongly encourages each director to attend our annual meeting of stockholders. All 10 of the directors who were serving on the Board at the time of our 2006 annual meeting of stockholders held May 25, 2006 (“2006 Annual Meeting”) attended such annual meeting of stockholders.

The non-management members of the Board generally meet in executive session at each regularly scheduled meeting of the Board (typically five times per year). Our Corporate Governance Guidelines provide that if the Chairman of the Board is a non-management director, the Chairman of the Board shall preside at such executive sessions, and if the Chairman of the Board is a member of management, the non-management directors may elect a chairman to preside at such executive sessions.

Board Committees

The Board has four standing Committees: Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee (“NCG Committee”) and Strategy Committee. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NCG Committee can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp, and such information is also available in print to any stockholder who requests it through our Corporate Secretary. A summary of each Committee’s function is set forth below.

•	Audit Committee

Members:  Mr. McKenzie (Chairman), Mr. Hack, Mr. Hogan and Mr. Garrison—all independent directors, as defined under NYSE listing standards and SEC rules.

Number of Meetings in 2006: 23

Functions and Authority:  The functions and authority of the Audit Committee include:

•	provide oversight of:

•	our financial statements and accounting practices;

•	the quality and integrity of the financial statements and other financial information we provide to any governmental body or the public;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accountants (“Auditors”);

•	the performance of our internal audit function and the Auditors;

•	our systems of internal controls and internal audit function;

•	select and appoint the Auditors to audit our financial statements; and

•	review and approve audit and non-audit services to be performed by the Auditors.

Audit Committee Financial Expert:  The Board has determined that the Audit Committee has at least one “audit committee financial expert” pursuant to applicable SEC rules and that Robert E. Garrison II, an independent director, meets the requirements of an audit committee financial expert pursuant to such SEC rules. For information regarding Mr. Garrison’s business experience, see “III. Board of Directors.”

For additional information regarding the Audit Committee, see “VIII. Audit Committee Matters.”

•	Compensation Committee

Members:  Mr. Hogan (Chairman), Mr. Fitzgerald, Mr. Garrison, Mr. Martin and Mr. Niehaus—all independent directors, as defined under NYSE listing standards.

Number of Meetings in 2006: 4

Functions and Authority:  The functions and authority of the Compensation Committee include:

•	assist the Board with its responsibilities relating to compensation of our executives;

•	develop an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;

•	design, recommend, administer and evaluate our executive compensation plans, policies and programs;

•	administer our incentive compensation and equity-based compensation plans;

•	review and determine the compensation of the CEO and certain other senior officers; and

•	review whether our compensation plans, policies and programs are competitive and consistent with our long-term strategy, corporate values and accepted legal practices.

Executive Compensation Process and Procedures:  Over the course of several meetings throughout the year, the Compensation Committee annually reviews executive compensation, including base salary, short-term incentive compensation, long-term incentive compensation and other benefits. In performing its duties, the Compensation Committee obtains input, as it deems necessary, from Towers Perrin, an independent compensation consultant engaged directly by the Compensation Committee (while the compensation consultant is engaged by the Compensation Committee it works with management in developing compensation studies as directed by the Compensation Committee). In addition, in the case of compensation decisions relating to executives other than the CEO, the Compensation Committee seeks and obtains input from the CEO. The Compensation Committee regularly holds executive sessions at its meetings during which management, including the CEO, is not in attendance. Additional information regarding the Compensation Committee’s processes and procedures for consideration and determination of executive compensation are discussed in “VII. Executive Compensation—Compensation Discussion and Analysis” below.

•	Nominating & Corporate Governance Committee

Members:  Mr. Hutcheson (Chairman), Mr. Abrams, Mr. Hatfield and Mr. Martin—all independent directors, as defined under NYSE listing standards.

Number of Meetings in 2006: 5

Functions and Authority:  The functions and authority of the NCG Committee include:

•	assist the Board by identifying individuals qualified to become Board members and recommend director nominees for election by the stockholders or for appointment to fill vacancies;

•	recommend to the Board director nominees for each Committee of the Board;

•	review and determine the compensation of the directors of the Board;

•	advise the Board about appropriate composition of the Board and its Committees;

•	advise the Board about and recommend to the Board appropriate corporate governance practices and assist the Board in implementing those practices; and

•	oversee the periodic evaluation of the Board and its Committees.

Board Compensation Process and Procedures:  The NCG Committee reviews the compensation arrangement for the non-employee directors of the Board on a periodic basis, usually in the fourth quarter of each year. In the fourth quarter of each of 2005 and 2006, the NCG Committee, with the assistance of Towers Perrin, an independent compensation consultant, reviewed the Board’s non-employee director compensation arrangement. The NCG Committee reviewed a competitive market analysis prepared by the compensation consultant comparing the Board’s compensation arrangement to those of the companies comprising our Peer Group (as defined in “VII. Executive Compensation—Compensation Discussion & Analysis” below) and a sample of public general industry companies (derived from third-party proprietary compensation surveys). Based on the results of the competitive market analysis review, the NCG Committee determined and the Board ratified the types and levels of compensation elements comprising the Board compensation arrangement. The components of the Board compensation arrangement for non-employee directors for 2006 are described below under “—Board Compensation.”

Consideration of Director Nominees:  The NCG Committee has the authority to recommend nominees for election as directors to the Board. In considering candidates for the Board, the NCG Committee considers the entirety of each candidate’s credentials and currently does not maintain any specific minimum qualifications that must be met by an NCG Committee recommended nominee.

While the NCG Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the NCG Committee will generally consider, among other factors, whether prospective nominees are able to read and understand basic financial statements, have relevant business experience, have industry or other specialized expertise and have high moral character. The NCG Committee may attribute greater or lesser significance to different factors at particular times depending upon the needs of the Board, its composition, or the NCG Committee’s perception about future issues and needs.

The NCG Committee may consider candidates for the Board from any reasonable source, including from a search firm engaged by the NCG Committee or through stockholder recommendations (provided the procedures set forth below in section “IX. Other Matters—Stockholder Recommendation of Director Candidates” are followed). The NCG Committee currently employs a third party search firm to assist it in identifying potential candidates for our Board. The NCG Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant experience, the NCG Committee may consider previous experience as a member of the Board.

•	Strategy Committee

Members:  Mr. Hack (Chairman), Mr. Edens, Mr. Fitzgerald, Mr. Hatfield, Mr. Hutcheson, Mr. Kelly and Mr. McKenzie—all independent directors, except Mr. Kelly, our President and CEO.

Number of Meetings in 2006: 5

Functions and Authority:  The functions and authority of the Strategy Committee include:

•	support our executive management in developing and overseeing our strategic initiatives;

•	provide management with guidance and oversight on strategy development and execution; and

•	act as an advisor to the Board and management on strategy-related issues and direction.

Board Independence

To assist in its determination of the independence of members of the Board, the Board has adopted certain categorical standards, as set forth on Appendix B hereto. The Board has affirmatively determined, taking into account such categorical standards, that each member of the Board, except Mr. Kelly (our President and CEO) and Mr. Moreland (our Executive Vice President and CFO), has no material relationship with us and is an independent director, as defined under NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal 2006 or as of the date of this proxy statement is or has been one of our officers or employees. In addition, during 2006, none of our executive officers served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board. During 2006, we retained the law firm of Hogan & Hartson L.L.P. to provide certain regulatory legal counsel relating to Modeo, including with respect to the 1670-1675 MHz spectrum license utilized in connection with Modeo’s operations. We paid legal fees of approximately $186,500 in 2006 to Hogan & Hartson L.L.P. Mr. Fitzgerald, one of our directors and member of the Compensation Committee, is a partner with Hogan & Hartson L.L.P.

Certain Relationships and Related Transactions

Review of Transactions with Related Persons.  From time to time we may engage in transactions with companies whose officers, directors or principals are executive officers or directors of ours or are family members of directors or executive officers of ours. The Board is primarily responsible for reviewing such transactions. In the course of its review and approval or ratification of such a transaction, the Board considers various aspects of the transaction it deems appropriate, which may include:

•	The nature of the related person’s interest in the transaction;

•	The material terms of the transaction;

•	Whether such transaction might affect the independent status of a director under NYSE independence standards;

•	The importance of the transaction to the related person and to us; and

•	Whether the transaction could impair the judgment of a director or executive officer to act in the best interest of the company.

Any member of the Board who is a related person with respect to a transaction under review does not participate in the vote relating to approval or ratification of the transaction.

We have various processes for identifying and reporting conflicts of interests, including related person transactions. Our Business Practices and Ethics Policy (“Ethics Policy”) provides that each employee is expected to avoid engaging in business or conduct, or entering into agreements or arrangements, which would give rise to actual, potential or the appearance of conflicts of interest; the Ethics Policy also provides procedures for reporting any actual or potential conflicts of interest. In addition, we annually distribute and review a questionnaire to our executive officers and directors requesting certain information regarding, among other things, certain transactions with us in which they or their family members have an interest.

Stockholders Agreement.  On October 5, 2006, concurrently with the execution of the merger agreement relating to the Global Signal Merger, we entered into a Stockholders Agreement with (1) the Fortress Group, (2) Greenhill Capital, and (3) Abrams Capital (collectively, the “Global Signal Significant Stockholders”).

As required by the Stockholders Agreement, we have appointed a representative of each of the Global Signal Significant Stockholders to our Board. Wesley R. Edens, Robert H. Niehaus and David C. Abrams have been appointed to our Board as the representatives of the Fortress Group, Greenhill Capital and Abrams Capital, respectively. Mr. Edens is CEO and Chairman of the board of directors of Fortress Investment Group LLC. Mr. Niehaus is a Managing Director of Greenhill & Co., Inc., and the Chairman of Greenhill Capital Partners, LLC, one of our stockholders and the entity that controls the general partners of GCP SPV 2, LLC and GCP SPV 1, LLC, two of our other stockholders. Mr. Abrams is the managing member of Abrams Capital, LLC. Each Global Signal Significant Stockholder, other than Abrams Capital whose right has lapsed, has a one-time right to re-nominate its designated director (or another individual reasonably acceptable to us) if such Global Signal Significant Stockholder owns more than 3.0% of the outstanding shares of Common Stock at the time of such re-nomination.

Pursuant to the Stockholders Agreement, we have filed an automatic shelf registration statement with the SEC registering certain shares of Common Stock received by the Global Signal Significant Stockholders in the Global Signal Merger (“Merger Shares”). In addition, pursuant to the Stockholders Agreement, the Global Signal Significant Stockholders (and certain of their affiliates) (1) have a limited number of demands for us to register their Merger Shares and (2) will be able to have their respective Merger Shares registered whenever we propose to register our equity securities.

Common Stock Purchase.  In lieu of the Global Signal Significant Stockholders’ right pursuant to the Stockholders Agreement (described above) to require us to conduct a marketed secondary offering of certain of their Merger Shares within 90 days after the Global Signal Merger, on January 19, 2007, we entered into a stock purchase agreement with certain investment funds affiliated with the Fortress Group, Greenhill Capital and Abrams Capital, pursuant to which we purchased an aggregate of 17.7 million shares of Common Stock from the Global Signal Significant Stockholders on January 26, 2007. We paid an aggregate of $600 million in cash, or approximately $33.87 per share, to affect these purchases, including approximately (1) $374 million to funds affiliated with the Fortress Group, (2) $131 million to funds affiliated with Greenhill Capital and (3) $95 million to funds affiliated with Abrams Capital. The price of the shares purchased was based on a 1% discount to the trailing five-day average of the closing price per share of our Common Stock as of January 18, 2007. As noted above, Mr. Edens, one of our directors, is CEO and Chairman of the board of directors of Fortress Investment Group LLC. Mr. Niehaus, one of our directors, is a Managing Director of Greenhill & Co., Inc., and the Chairman of Greenhill Capital Partners, LLC, one of our stockholders and the entity that controls the general partner of GCP SPV 2, LLC and GCP SPV 1, LLC, two of our other stockholders. Mr. Abrams, one of our directors, is the managing member of Abrams Capital, LLC.

Mapeley Ltd.  Pinnacle Towers Limited, a United Kingdom entity that became a subsidiary of ours as a result of the Global Signal Merger, outsources the management of its communications sites to Mapeley Ltd., an affiliate of Fortress on whose board Mr. Edens serves as Chairman. The management agreement, which can be terminated by either party with three months’ prior notice, provides for the payment of an annual management fee to Mapeley of £100,000 (approximately $196,967 as of the Record Date) plus applicable value added taxes. The Mapeley property management arrangement was entered into by Global Signal in 2003, prior to the Global Signal Merger. As such, this transaction was not subject to the procedures described above under “Review of Transactions with Related Persons.”

USA Mobility.  David Abrams, who became a director of ours in January 2007, is also a director of USA Mobility, Inc., which is currently one of our customers. We had revenues of approximately $2.65 million from USA Mobility in 2006 (comprising less than 0.4% of our 2006 revenues), primarily from the leasing of space on our towers. Mr. Abrams will recuse himself from any discussion or decision by our Board regarding USA Mobility.

Legal Services.  See “—Compensation Committee Interlocks and Insider Participation” above regarding certain legal services relating to Modeo provided in 2006 by Hogan & Hartson L.L.P., with which Mr. Fitzgerald is a partner.

Board Compensation

General.  The Board maintains a compensation arrangement for the non-employee directors of the Board. A director who is also an employee of ours receives no additional compensation for services as a director. For 2006, the Board compensation arrangement was comprised of the following types and levels of compensation:

•

Initial Equity Grant.  Each newly appointed non-employee director is permitted to receive a grant, pursuant to the 2001 Plan or 2004 Plan, of a number of unrestricted shares of Common Stock having a valuation equal to approximately $90,000, priced at the per share closing price of the Common Stock as of the effective date of the director’s appointment or election. There were no initial equity grants in 2006.

•

Annual Equity Grant.  At the Board’s first regularly scheduled meeting of each year, each non-employee director is typically granted shares of Common Stock having a valuation equal to approximately $85,000, valued at the per share closing price of the Common Stock as of the date of the first regularly scheduled Board meeting. An equity grant in excess of $85,000 is typically considered by the Board for its Chairman.

On February 23, 2006, each non-employee director of the Board, other than J. Landis Martin and Carl Ferenbach, was granted, pursuant to the 2001 Plan, 2,752 shares of Common Stock (priced at $30.89 per share, the closing price of the Common Stock on February 23, 2006). J. Landis Martin received a grant of 4,856 shares of Common Stock for service as non-employee Chairman of the Board. Mr. Ferenbach waived receipt of any non-employee director equity grant as a result of his decision not to stand for re-election to the Board at the 2006 Annual Meeting.

With respect to 2007, on February 22, 2007, each non-employee director of the Board, other than J. Landis Martin, David C. Abrams and Randall A. Hack, was granted, pursuant to the 2004 Plan, 2,464 shares of Common Stock (priced at $34.50, the closing price of the Common Stock on February 22, 2007). Mr. Abrams and Mr. Hack each received a pro-rated grant of 1,027 shares of Common Stock as they are not expected to serve on the Board beyond the Annual Meeting. Mr. Martin received a grant of 4,348 shares of Common Stock for service as non-employee chairman of the Board.

•

Retainer and Fees Paid in Cash.  Each non-employee director receives an annual retainer of $20,000 paid quarterly (“Board Retainer”). The Audit Committee Chairman receives an additional Committee chairman retainer of $10,000, and each other Committee chairman receives an additional Committee chairman retainer of $5,000, paid quarterly (“Committee Chair Retainer”). Each non-employee director also receives $1,500 for attendance “in-person” at each Board meeting held and $1,000 for attendance by conference call at each Board meeting held; in addition, each non-employee director receives $1,500 for each Committee meeting attended (plus, in the case of a Committee chairman, an additional $1,000 for each Committee meeting attended after the fourth such meeting in any given year) (collectively, “Meeting Fees”).

Non-employee directors are also reimbursed for reasonable incidental expenses.

•	Other Compensation. Each non-employee director is eligible to participate, at such director’s election, in our medical and dental plans.

Director Compensation Table

The following table sets forth the compensation earned by our non-employee directors in 2006:

	Fees Earned or Paid in Cash				Stock Awards(e)		Option Awards(f)	All Other Compensation		Total Director Compensation(j)
	Board Retainer(a)	Chair Retainer(b)	Meeting Fees(c)	Total Cash(d)
Carl Ferenbach	$10,000	$2,500	$9,500	$22,000	—	(g)	—	—		$22,000
Ari Q. Fitzgerald	$20,000	—	$30,000	$50,000	$85,000		—	—		$135,000
Robert E. Garrison II	$20,000	—	$54,000	$74,000	$85,000		—	—		$159,000
Randall A. Hack	$20,000	$2,500	$54,000	$76,500	$85,000		—	—		$161,500
Dale N. Hatfield	$20,000	—	$25,500	$45,500	$85,000		—	$3,543	(h)	$134,043
Lee W. Hogan	$20,000	$5,000	$56,500	$81,500	$85,000		—	—		$166,500
Edward C. Hutcheson, Jr.	$20,000	$5,000	$33,500	$58,500	$85,000		—	$8,258	(i)	$151,758
J. Landis Martin	$20,000	—	$28,000	$48,000	$150,000		—	—		$198,000
Robert F. McKenzie	$20,000	$10,000	$78,500	$108,500	$85,000		—	$2,189	(i)	$195,689

(a)	Represents the annual retainer earned by the non-employee directors in 2006. Mr. Ferenbach’s annual retainer is less than the customary $20,000 annual retainer as his term as a director expired at the 2006 Annual Meeting and quarterly payments relating to his annual retainer were paid for only two quarters in 2006.

(b)	Represents the Committee Chair Retainer earned by each Committee chairman in 2006. Mr. Ferenbach served as chairman of the Strategy Committee until his term as director expired at the 2006 Annual Meeting, at which time Mr. Hack was elected chairman of the Strategy Committee. As such, the Committee Chair Retainer for the Strategy Committee was earned for two quarters by each of Mr. Ferenbach and Mr. Hack in 2006.

(c)	Represents the Board and Committee Meeting Fees earned by the non-employee directors in 2006.

(d)	Equal to the sum of the Board Retainer, Committee Chair Retainer and Meeting Fees earned by the non-employee directors in 2006.

(e)	Represents shares of unrestricted Common Stock granted to each of the non-employee directors in 2006 equal to the number of shares granted multiplied by $30.89, which is the closing price per share of Common Stock on February 23, 2006, the date such grants were approved by the Board.

(f)	Non-employee directors have not been granted stock options since 2002. The following table summarizes the aggregate number of vested and outstanding stock options as of December 31, 2006 for each non-employee director serving on the Board at that time. There were no unvested and outstanding stock options held by any non-employee director as of December 31, 2006.

Name	Vested and Outstanding Stock Options
Carl Ferenbach	0
Ari Q. Fitzgerald	25,000
Robert E. Garrison II	0
Randall A. Hack	45,000
Dale N. Hatfield	40,000
Lee W. Hogan	0
Edward C. Hutcheson	50,000
J. Landis Martin	45,000
Robert F. McKenzie	65,000

The number of options shown for Mr. Hack above includes options to purchase 5,000 shares of Common Stock held by Nassau Capital LLC; Mr. Hack disclaims beneficial ownership of such options held by Nassau Capital LLC.

(g)	Mr. Ferenbach waived receipt of any non-employee director equity grant as a result of his decision not to stand for re-election to the Board at the 2006 Annual Meeting.

(h)	Represents our 1/6 portion of fees for expert witness services for a group of wireless carrier and telecommunications infrastructure companies, of which we were a part, provided by Mr. Hatfield in 2006 relating to a public utility commission hearing involving pole attachments.

(i)	Represents the portion of the medical and dental premiums paid by us for the non-employee director in 2006. The director also pays a portion of the medical and dental premiums.

(j)	Equal to the sum of the Total Cash and Stock Awards and All Other Compensation for the non-employee directors in 2006.

V.    EXECUTIVE OFFICERS

Set forth below is certain information relating to our current executive officers. Biographical information with respect to Mr. Kelly and Mr. Moreland is set forth above under “III. Board of Directors.”

Name	Age	Position
John P. Kelly	49	President and Chief Executive Officer
W. Benjamin Moreland	43	Executive Vice President and Chief Financial Officer
E. Blake Hawk	57	Executive Vice President and General Counsel
James D. Young	45	President—Tower Operations

E. Blake Hawk has been our Executive Vice President and General Counsel since February 1999. Mr. Hawk was an attorney with Brown, Parker & Leahy, LLP (merged into Thompson & Knight LLP) in Houston, Texas from 1980 to 1999 and became a partner with the firm in 1986. Mr. Hawk was licensed by the State Bar of Texas in 1976 and certified as a Certified Public Accountant (Texas) in 1976.

James D. Young was appointed our President—Tower Operations in October 2005. Prior to joining us and since 2000, Mr. Young was Region Vice President—Engineering & Operations at Nextel Communications where he oversaw site development, radio frequency engineering and fixed network elements for Nextel’s network in the northeastern United States. From 1997 to 2000, Mr. Young was Vice President, Network/Operations—Florida with Nextel Communications, during which time he oversaw site development, radio frequency and network support for Nextel’s network in Florida.

VI.    SECURITY OWNERSHIP

Management Ownership

The table below shows the beneficial ownership as of March 26, 2007 of our capital stock held by each of the directors, nominees for director, executive officers named in the Summary Compensation Table below (see “VII. Executive Compensation—Summary Compensation Table”) and all current directors and executive officers as a group. This table also gives effect to shares that may be acquired pursuant to options, warrants or other convertible securities within 60 days after March 26, 2007.

		Shares Beneficially Owned
Executive Officers and Directors(a)	Title of Class	Number(b)(c)(d)(e)		Percent(f)
David C. Abrams	Common Stock	7,741,026	(g)	2.71%
James D. Cordes	Common Stock	51,359	(h)	*
Wesley R. Edens	Common Stock	30,776,059	(i)	10.83%
Ari Q. Fitzgerald	Common Stock	33,611	(j)	*
Robert E. Garrison II	Common Stock	17,573	(k)	*
Randall A. Hack	Common Stock	111,690	(l)	*
Dale N. Hatfield	Common Stock	76,986	(m)	*
E. Blake Hawk	Common Stock	1,333,867	(n)	*
Lee W. Hogan	Common Stock	30,486		*
Edward C. Hutcheson, Jr.	Common Stock	159,077	(o)	*
John P. Kelly	Common Stock	2,364,805	(p)	*
J. Landis Martin	Common Stock	393,409	(q)	*
Robert F. McKenzie	Common Stock	89,861	(r)	*
W. Benjamin Moreland	Common Stock	1,231,692	(s)	*
Robert H. Niehaus	Common Stock	10,922,018	(t)	3.84%
James D. Young	Common Stock	210,295	(u)	*
Current directors and executive officers as a group (15 persons total)	Common Stock	55,492,455	(v)	19.32%

*	Less than 1%

(a)	Unless otherwise indicated, each of the persons listed in this table may be deemed to have sole voting and investment power with respect to the shares beneficially owned by such persons.

(b)	As used in the footnotes to this table below, “2006 Performance RSAs” means certain RSAs granted by us in the first quarter of 2006, pursuant to the 2004 Plan. The 2006 Performance RSAs provide that if the Common Stock closes at or above $35.52, $40.85 or $46.98 per share for any 20 consecutive trading days which include any date on or before February 23, 2010 (the fourth anniversary of the date of grant), one-third of the 2006 Performance RSAs vests (i.e., the transfer and forfeiture restrictions terminate) upon reaching each such price target. In addition, any remaining unvested 2006 Performance RSAs vest on February 23, 2010 (or thereafter if applicable) if the Common Stock closes at or above $37.07 per share for any 20 consecutive trading days which include any date on or before February 23, 2010. Any 2006 Performance RSAs that have not otherwise vested pursuant to the preceding two sentences will be forfeited.

(c)	As used in the footnotes to this table below, “2006 Retention RSAs” means certain RSAs granted by us in the first quarter of 2006, pursuant to the 2004 Plan. The 2006 Retention RSAs provide that such RSAs will vest if the Common Stock closes at or above $42.50 per share for any 20 consecutive trading days which include any date on or between September 22, 2008 and February 23, 2009 (the third anniversary of the date of grant). Any shares of 2006 Retention RSAs that have not otherwise vested pursuant to the preceding sentence will be forfeited. The 2006 Retention RSAs provide that the vesting of such RSAs will generally not be accelerated or continue to vest, as applicable, pursuant to Severance Agreements entered into with our executives, but instead will generally be forfeited upon a termination of employment, unless such involves a qualifying termination relating to a change in control or the death or disability of the executive.

(d)

As used in the footnotes to this table below, “2007 Performance RSAs” means certain RSAs granted by us in the first quarter of 2007, pursuant to the 2004 Plan. The 2007 Performance RSAs provide that if the Common Stock closes at or above $39.68, $45.63 or $52.47 per share for any 20 consecutive trading days which include any date on or before February 22, 2011 (the fourth anniversary of the date of grant), one-third of the 2007 Performance RSAs vests upon reaching each such price target. In addition, any remaining unvested 2007 Performance RSAs vest on February 22, 2011

(or thereafter if applicable) if the Common Stock closes at or above $41.40 per share for any 20 consecutive trading days which include any date on or before February 22, 2011. Any 2006 Performance RSAs that have not otherwise vested pursuant to the preceding two sentences will be forfeited.

(e)	As used in the footnotes to this table below, “Integration RSAs” means certain RSAs granted by us in the first quarter of 2007, pursuant to the 2004 Plan. The Integration RSAs provide that such RSAs will vest if the Common Stock closes at or above $44.50 per share for any 20 consecutive trading days which include any date on or between July 1, 2008 and December 31, 2008. Any shares of Integration RSAs that have not otherwise vested pursuant to the preceding sentence will be forfeited. The Integration RSAs provide that the vesting of such RSAs will generally not be accelerated or continue to vest, as applicable, pursuant to Severance Agreements entered into with our executives, but instead will generally be forfeited upon a termination of employment, unless such involves a qualifying termination relating to a change in control or the death or disability of the executive.

(f)	Pursuant to SEC rules, Common Stock percentages are based on the number of outstanding shares of Common Stock as of March 26, 2007.

(g)	Includes 7,739,999 shares of Common Stock held by Abrams Capital investment funds of which Mr. Abrams is the managing member of the general partner and/or is the managing member of the investment manager. In such capacities, Mr. Abrams may be deemed to have voting and investment power with respect to the shares held by such funds. Mr. Abrams disclaims beneficial ownership of the shares held by such funds, except to the extent of his pecuniary interest therein, and the inclusion of such shares in the table above shall not be deemed an admission of beneficial ownership for any purpose.

(h)	Includes (1) RSAs for 22,500 shares which may vest 10%, 15%, 20%, 25%, 30%, respectively, on each of the first five anniversaries of the grant date (October 20, 2005) (“New Hire RSAs”), and (2) 2006 Performance RSAs for 27,100 shares. Mr. Cordes’ employment with us terminated on March 9, 2007.

(i)	Includes 30,419,617 shares of Common Stock held by funds of the Fortress Group and 273,317 shares of Common Stock held by Partners Interim Holdings LLC (“Partners Interim”). Of the shares held by the Fortress Group, 24,583,234 are held in margin accounts which have outstanding extensions of credit as of March 26, 2007. As a result of his relationships with Fortress and the Fortress Group, Mr. Edens may be deemed to have shared voting and investment power of the shares owned by the Fortress Group. Mr. Edens disclaims beneficial ownership of the shares of Common Stock owned directly or otherwise by the Fortress Group and Partners Interim, except to the extent of his pecuniary interest therein, and the inclusion of such shares in the table above shall not be deemed an admission of beneficial ownership of all of such share for any purpose. See the “Other Security Ownership” table below for additional information regarding shares of Common Stock held by the Fortress Group.

(j)	Represents 8,611 shares of Common Stock and options to purchase 25,000 shares of Common Stock collectively held on behalf of Hogan & Hartson L.L.P. Mr. Fitzgerald has sole voting and shared investment power with respect to all such shares but has no other interest in such shares except to the extent of his pecuniary interest in Hogan & Hartson L.L.P.

(k)	Includes (1) 2,000 shares of Common Stock owned by Mr. Garrison’s spouse, with respect to which Mr. Garrison may be deemed to have shared voting and investment power and (2) 15,573 shares of Common Stock held in a margin account with an outstanding extension of credit as of March 26, 2007. Mr. Garrison disclaims beneficial ownership of the 2,000 shares of Common Stock held by his spouse.

(l)	Includes (1) options to purchase 40,000 shares of Common Stock, (2) 49,925 shares held by an investment entity of which Mr. Hack’s spouse has sole voting and dispositive power, and (3) options to purchase 5,000 shares of Common Stock held by Nassau Capital LLC. Mr. Hack disclaims beneficial ownership of the shares held by such investment entity and the shares represented by the options held by Nassau Capital LLC.

(m)	Includes options to purchase 40,000 shares of Common Stock.

(n)	Includes (1) options to purchase 763,637 shares of Common Stock, (2) 2006 Performance RSAs for 40,073 shares, (3) 2006 Retention RSAs for 55,657 shares, (4) 2007 Performance RSAs for 39,199 shares, (5) Integration RSAs for 61,625 shares, (6) options to purchase 30,000 shares of Common Stock held by a trust, of which Mr. Hawk is the trustee, for the benefit of Mr. Hawk’s child, and (7) 55,000 shares of Common Stock owned by Mr. Hawk’s spouse, with respect to which Mr. Hawk may be deemed to have shared voting and investment power. Mr. Hawk disclaims beneficial ownership of the 55,000 shares of Common Stock held by his spouse.

(o)	Includes (1) options to purchase 50,000 shares of Common Stock and (2) 1,130 shares of Common Stock owned by Mr. Hutcheson’s spouse, with respect to which Mr. Hutcheson may be deemed to have shared voting and investment power. Mr. Hutcheson disclaims beneficial ownership of the 1,130 shares of Common Stock held by his spouse.

(p)	Includes (1) options to purchase 1,375,517 shares of Common Stock, (2) 2006 Performance RSAs for 108,664 shares, (3) 2006 Retention RSAs for 145,533 shares, and (4) 2007 Performance RSAs for 101,449 shares.

(q)	Includes (1) options to purchase 45,000 shares of Common Stock, (2) 63,355 and 63,355 shares of Common Stock, respectively, held in two separate grantor retained annuity trusts (GRATs) and (3) 2,000 shares of Common Stock held in a trust, of which Mr. Martin is the Trustee, for the benefit of Mr. Martin’s children.

(r)	Includes options to purchase 58,500 shares of Common Stock. Excludes options to purchase 2,500 shares of Common Stock held by Mr. McKenzie pursuant to a divorce agreement dated August 18, 2000 for the benefit of his ex-wife; Mr. McKenzie disclaims beneficial ownership of such options held for his ex-wife.

(s)	Includes (1) options to purchase 737,226 shares of Common Stock, (2) 2006 Performance RSAs for 62,486 shares, (3) 2006 Retention RSAs for 78,108 shares, (4) 2007 Performance RSAs for 57,906 shares and (5) Integration RSAs for 62,897 shares.

(t)	Includes (1) 82,512 shares of Common Stock held by the Robert and Kate Niehaus Foundation, (2) 2,062, 2,062 and 2,062 shares of Common Stock held in three separate trusts, of which Mr. Niehaus is the trustee, for the benefit of Mr. Niehaus’ children, (3) 9,814,508 shares of Common Stock held by GCP SPV 1, LLC, (4) 791,332 shares of Common Stock held by GCP SPV 2, LLC and (5) 32,488 shares of Common Stock held by Greenhill Capital Partners, LLC. Each of GCP SPV 1, LLC, GCP SPV 2, LLC and Greenhill Capital Partners, LLC are affiliated with Greenhill Capital. Based on his ownership and management positions, Mr. Niehaus may be deemed to have shared voting and investment power with respect to the shares owned by GCP SPV 1, LLC, GCP SPV 2, LLC and Greenhill Capital Partners, LLC; however, Mr. Niehaus disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(u)	Includes (1) New Hire RSAs for 29,700 shares, (2) 2006 Performance RSAs for 43,553 shares, (3) 2006 Retention RSAs for 36,294 shares, (4) 2007 Performance RSAs for 44,845 shares and (5) Integration RSAs for 53,581 shares.

(v)	Includes (1) options to purchase 3,169,880 shares of Common Stock, (2) New Hire RSAs for 29,700 shares, (3) 2006 Performance RSAs for 254,776 shares, (4) 2006 Retention RSAs for 315,592 shares, (5) 2007 Performance RSAs for 243,399 shares, and (6) Integration RSAs for 178,103 shares. Excludes shares held by Mr. Cordes, whose employment terminated as of March 9, 2007.

Other Security Ownership

The following is a tabulation as of March 26, 2007 of our stockholders who own beneficially in excess of 5% of each class of our voting securities.

		Shares Beneficially Owned
Beneficial Owner	Title of Class	Number	Percent(a)
SPO Partners & Co. (b) (including affiliates and related investment funds)	Common Stock	33,999,683	11.97%
591 Redwood Highway, Suite 3215 Mill Valley, CA 94941

Fortress Investment Group LLC (c) (including related investment funds)	Common Stock	30,422,081	10.71%
1345 Avenue of the Americas, 46th Floor New York, NY 10105

T. Rowe Price Associates, Inc. (d)	Common Stock	26,965,402	9.49%
100 E. Pratt Street Baltimore, MD 21202

Goldman Sachs Asset Management, L.P. (e)	Common Stock	17,334,628	6.10%
32 Old Slip New York, NY 10005

AXA Financial, Inc. (f) (including affiliates and related investment funds)	Common Stock	15,337,431	5.40%
1290 Avenue of the Americas New York, NY 10104

(a)	Pursuant to SEC rules, Common Stock percentages shown are based on the number of outstanding shares of Common Stock as of March 26, 2007.

(b)	The number of shares shown is based on an amendment to Schedule 13D filed jointly on June 25, 2003 by the following (collectively, the “SPO Reporting Persons”): SPO Partners II, L.P. (“SPO”), SPO Advisory Partners, L.P. (“SPO Advisory Partners”), San Francisco Partners II, L.P. (“SFP”), SF Advisory Partners, L.P. (“SF Advisory Partners”), SPO Advisory Corp. (“SPO Advisory Corp.”), Cranberry Lake Partners, L.P. (“CLP”), The John H. Scully Trust, dated October 1, 2003 (“Scully Trust”), Phoebe Snow Foundation, Inc. (“PS Foundation”), John H. Scully (“JHS”), Oberndorf Foundation (“O Foundation”), William E. Oberndorf (“WEO”), William J. Patterson (“WJP”), Edward H. McDermott (“EHM”), Brian Scully (“BS”), Vincent Scully (“VS”), Betty Jane Weimer (“BJW”), Michael B. Yuen (“MBY”), Kurt C. Mobley (“KCM”) and Oberndorf Family Partners (“OFP”). The Schedule 13D states that the SPO Reporting Persons may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (“Exchange Act”), although neither the fact of such filing nor anything contained therein shall be deemed to be an admission by the SPO Reporting Persons that a group exists. The number of shares shown also reflects information contained in a Form 4 filed with the SEC by SPO Advisory Corp. on March 8, 2007.

The Schedule 13D amendment and the Form 4 provide, among other things, the following information regarding beneficial ownership of Common Stock by the SPO Reporting Persons pursuant to Rule 13d-3 of the Exchange Act (percentage interest calculations shown in parentheses below are based upon the outstanding shares of Common Stock as of March 26, 2007, rather than the percentages set forth in the Schedule 13D amendment):

•

SPO owns beneficially 26,827,663 shares (approximately 9.44%). Acting through its sole general partner, SPO has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Because of its position as the sole general partner of SPO, SPO Advisory Partners may be deemed to beneficially own 26,827,663 shares (approximately 9.44%). Acting through its general partner and in its capacity as the sole general partner of SPO, SPO Advisory Partners has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	SFP owns beneficially 1,947,300 shares. Acting through its sole general partner, SFP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Because of its position as the sole general partner of SFP, SF Advisory Partners may be deemed to beneficially own 1,947,300 shares. Acting through its general partner and in its capacity as the sole general partner of SFP, SF Advisory Partners has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Because of its positions as the general partner of each of SPO Advisory Partners and SF Advisory Partners, SPO Advisory Corp. may be deemed to beneficially own 28,774,963 shares (approximately 10.13%). Acting through its controlling persons and in its capacities as the general partner of each of SPO Advisory Partners and SF Advisory Partners, SPO Advisory Corp. has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	CLP owns beneficially 339,800 shares. Acting through its sole general partner, CLP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Netcong Newton Partners, L.P. (“Netcong”) owns beneficially 230,800 shares. Acting through one of its general partners, Netcong may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

O Foundation owns beneficially 400,000 shares. Acting through its controlling persons, O Foundation has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Individually, and because of its position as the sole general partner of CLP and as a general partner of Netcong, Scully Trust may be deemed to beneficially own 1,233,000 shares. Acting through its trustees and in its capacity as the sole general partner of CLP, Scully Trust has the sole power to vote or direct the vote and to dispose or direct the disposition of 339,800 shares. Acting through its trustees, Scully Trust has the sole power to vote or direct the vote and to dispose or direct the disposition of 662,400 shares. Acting through its trustees and in its capacity as a general partner of Netcong, Scully Trust may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of 230,800 shares.

•

PS Foundation owns beneficially 1,195,800 shares. Acting through its controlling person, PS Foundation has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Individually, and because of his positions as a control person of SPO Advisory Corp., trustee for Scully Trust, which serves as the sole general partner of CLP, and controlling person, sole director and officer of PS Foundation, JHS may be deemed to beneficially own 31,521,563 shares (approximately 11.10%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, JHS may be deemed to have shared power with WEO and WJP to vote or direct the vote and to dispose or direct the disposition of 28,774,963 shares held by SPO and SFP. Because of his positions as a trustee for Scully Trust, which serves as the sole general partner of CLP, JHS may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of 1,233,000 shares held by CLP, Netcong and Scully Trust. JHS has the sole power to vote or direct the vote and to dispose or direct the disposition of 317,800 shares held in the John H. Scully Individual Retirement Account, a self-directed individual retirement account, and 1,195,800 shares held by the PS Foundation, for which JHS is the controlling person, sole director and officer.

•

Individually, and because of his positions as a control person of SPO Advisory Corp. and O Foundation, sole general partner of Oberndorf Family Partners, and trustee of the William and Susan Oberndorf Trust, dated October 15, 1998, WEO may be deemed to beneficially own 31,049,963 shares (approximately 10.93%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, WEO may be deemed to have shared power with JHS and WJP to vote or direct the vote and to dispose or direct the disposition of 28,774,963 shares held by SPO and SFP. WEO may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of 450,000 shares held in the William and Susan Oberndorf Trust, dated October 15, 1998 and 400,000 shares held by O Foundation. Individually, and because of his position as the sole general partner of OFP, a family partnership, WEO has the sole power to vote or direct the vote and to dispose or direct the disposition of 350,000 shares held by OFP, 1,025,000 shares held in Mr. Oberndorf’s Individual Retirement Accounts, which are self directed, and 50,000 shares owned by his minor children.

•

Individually and because of his position as a control person of SPO Advisory Corp., WJP may be deemed to beneficially own 28,819,963 shares (approximately 10.14%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, WJP may be deemed to have shared power with JHS and WEO to vote or direct the vote and to dispose or direct the disposition of 28,774,963 shares held by SPO and SFP. Individually, WJP has the power to vote or directly vote and to dispose or direct the disposition of 15,000 shares. Additionally, 30,000 shares of Common Stock are owned directly by the Elizabeth R & William J. Patterson Foundation (“WJPFND”) and may be deemed to be indirectly beneficially owned by WJP as one of the directors of WJPFND.

•	OFP owns beneficially 350,000 shares. OFP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

EHM, KCM, BS, VS, BJW, Eli J. Weinberg, Lavanya Ashok and George Markov beneficially own 12,500, 100,000, 14,900, 11,000, 18,000, 960, 460 and 300 shares, respectively. Each such SPO Reporting Persons has the sole power to vote or direct the vote and to dispose or direct the disposition of all shares which they beneficially own.

(c)	The number of shares shown is based on a Schedule 13D filed jointly with the SEC on January 22, 2007 by the following (collectively, “Fortress Reporting Persons”): FRIT PINN LLC (“FRIT PINN”), FRIT Holdings LLC (“FRITH”), Fortress Registered Investment Trust (“FRIT”), Fortress Pinnacle Investment Fund LLC (“FPIF”), FIG Advisors LLC (“FIGA”), Robert H. Gidel (“Gidel”), Fortress Investment Fund LLC (“FIF”), Fortress Fund MM LLC (“FFMM”), FIT GSL LLC (“FIT GSL”), FIT Holdings LLC (“FITH”), Fortress Investment Trust II (“FIT II”), Fortress Investment Fund II LLC (“FIF II”), Fortress Fund MM II LLC (“FFMMII”), FIG LLC (“FIG”), Fortress Operating Entity I LP (“FOEI”), FIG Corp. (“FIG Corp”), and Fortress Investment Group LLC (“Fortress”). The business address of each of the Reporting Persons is as shown in the table, except for Gidel, whose business address is 3001 N. Rocky Point Drive, Suite 200, Tampa, Florida 33607. The number of shares shown in the table and below also reflects information contained in a Form 4 filed jointly with the SEC by certain of the Fortress Reporting Persons on March 16, 2007.

Based on the Schedule 13D and Form 4:

•	FRIT PINN has shared voting and dispositive power over 19,333,718 of such shares;

•	FRITH has shared voting and dispositive power over 19,835,241 of such shares;

•	each of FRIT, FIF and FFMM has shared voting and dispositive power over 20,490,209 of such shares;

•	each of FPIF, FIGA and Gidel has shared voting and dispositive power over 5,183,415 of such shares, and Gidel has sole voting and dispositive power over 41,256 shares;

•	each of FITGSL and FITH has shared voting and dispositive power over 4,747,993 of such shares;

•	each of FIT II, FIF II and FFMM II has shared voting and dispositive power over 4,748,457 of such shares; and

•	each of FIG, FOEI, FIG Corp. and Fortress has shared voting and dispositive power over 30,422,081 of such shares.

Annex A to the Schedule 13D lists the directors and executive officers of FIG, the executive officers of FIF II, FFMMII, FITH, and FRITH, the directors and executive officers of FIT GSL, FIG Corp, and Fortress, the managers and members of FIF, FFMM, FRIT PINN, and FIGA, the trustees and executive officers of FRIT and FIT II, the officers of FPIF, and the general partner of FOEI (collectively, the “Fortress Covered Persons”). The Fortress Covered Persons include Wesley R. Edens, one of our directors. The Schedule 13D provides that none of the Fortress Covered Persons directly owns any securities of the Issuer, except Gidel and Mr. Edens; however, by reason of their status as a manager, executive officer or member of a Fortress Reporting Person, a Fortress Covered Person may be deemed to be the beneficial owner of the shares of Common Stock owned directly or otherwise beneficially by such Fortress Reporting Person. The Schedule 13D also provides that the Fortress Reporting Persons have been advised that each of the Fortress Covered Persons disclaims beneficial ownership of the shares of Common Stock from time to time owned directly or otherwise beneficially by such Fortress Reporting Persons.

(d)	Based on an amendment to Schedule 13G filed with the SEC on February 13, 2007, T. Rowe Price Associates, Inc. has sole voting power over 4,876,078 of such shares and sole dispositive power over all of such shares of Common Stock.

(e)	Based on an amendment to Schedule 13G filed with the SEC on January 25, 2007, Goldman Sachs Asset Management, L.P. (“GSAM LP”) reports sole dispositive power with respect to all such shares and sole voting power with respect to 14,455,733 of such shares. The Schedule 13G amendment states that such shares reflect the securities beneficially owned by GSAM LP. GSAM LP, an investment advisor, disclaims beneficial ownership of any securities managed, on GSAM LP’s behalf, by third parties.

(f)	Pursuant to an amendment to Schedule 13G filed with the SEC on February 13, 2007, each of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA has (1) sole voting power over 8,596,385 of such shares, (2) shared voting power over 2,102,912 of such shares, (3) sole dispositive power over 15,320,465 of such shares, and (4) shared dispositive power over 16,966 of such shares of Common Stock. In addition, AXA Financial, Inc. has (1) sole voting power over 7,789,681 of such shares, (2) shared voting power over 2,102,912 of such shares, (3) sole dispositive power over 14,098,394 of such shares, and (4) shared dispositive power over 16,966 of such shares of Common Stock. The Schedule 13G amendment states that a majority of the shares reported therein are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P. (a majority-owned subsidiary of AXA Financial, Inc.), as investment adviser. The Schedule 13G amendment also provides that each of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, as a group, and AXA expressly declares that the filing of such Schedule 13G shall not be construed as an admission that it is, for purposes of Section 13(d) of the Exchange Act, the beneficial owner of any securities covered by the Schedule 13G.

VII.    EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

The following Compensation Discussion & Analysis (“CD&A”) is a summary of our compensation arrangements for our NEOs (defined below) and contains certain statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of the CD&A and should not be construed to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements to other contexts.

Executive Compensation Program Overview

Our executive compensation program is established as a component of our total rewards program. Our total rewards program includes:

•	Compensation:
•	base salary
•	short-term incentives
•	long-term incentives
•	Health and welfare benefits:
•	401(k) plan
•	medical, dental and vision benefits
•	life insurance benefits
•	vacation
•	Learning and development:
•	training
•	succession planning
•	performance management
•	career development

Our executive total rewards strategy is to provide a competitive mix of total rewards that enables us to effectively recruit, motivate and retain high-performing executives. With respect to the portion of total rewards for our executives that takes the form of compensation, it has been our strategy that a majority of such compensation should be variable, at risk and paid based on our results of operations and the growth in the value of our Common Stock, in order to align our executives’ interests with those of our stockholders.

The Compensation Committee (for purposes of this CD&A, “Committee”) is primarily responsible for evaluating and approving the compensation levels of our senior officers (our President and CEO and six officers who report directly to the CEO as of December 31, 2006) and administers our equity-based and other compensatory plans. The Board further reviews the actions of the Committee relating to the compensation of the CEO and certain senior officers.

In performing its duties, the Committee obtains input, as it deems necessary, from an independent compensation consultant, Towers Perrin (“Compensation Consultant”), engaged directly by the Committee (while the Compensation Consultant is engaged by the Committee it works with management in developing compensation studies as directed by the Committee). In addition, in the case of compensation decisions relating to executives other than the CEO, the Committee seeks and obtains input from the CEO. The Committee regularly holds executive sessions at its meetings during which management, including the CEO, is not in attendance. Management, including members of our human resources department, assists with the coordination, preparation and review of Committee meeting materials.

Throughout this proxy statement, the individuals who served as our CEO and CFO during the fiscal year ended December 31, 2006, as well as the other named executive officers included in the table at “VII. Executive Compensation—Summary Compensation Table” are referred to as “NEOs.”

Executive Compensation Program Objectives

General

Over the past several years, we have maintained a consistent approach to executive compensation. The principal objectives of our executive compensation program are to:

•	provide a fair and competitive mix of compensation opportunities to attract, motivate and retain qualified, skilled and high-performing executives necessary for our long-term success;

•

reward our executives by utilizing a pay-for-performance approach to compensation—an approach that creates meaningful links between financial and operational performance, individual performance and the level of the executive’s compensation;

•	motivate executives to make sound business decisions that improve stockholder value and reward such decisions;

•	balance the components of compensation so that the accomplishment of short-term and long-term operating and strategic objectives is encouraged and recognized;

•	encourage achievement of objectives by our executives within a team environment; and

•	foster an equity ownership culture that aligns our executives’ interests with those of our stockholders.

The Committee has established a number of processes to assist it in ensuring that our executive compensation program is achieving these objectives as detailed below.

Competitive Benchmarking

The Committee determines the levels for base salary, short-term incentives and long-term incentives by benchmarking each of these compensation elements for each executive position against the competitive market gauges described below on an annual basis (“Benchmarking Analysis”). The Committee usually begins this competitive market analysis in the third quarter of the year prior to the year in which the compensation decisions are made, which typically occurs at the first regularly scheduled Committee meeting of each year (usually held in February) (“First Regular Committee Meeting”). Market data used in the Committee’s Benchmarking Analysis includes the following:

•

Peer Group Data.  Compensation data relating to a group of 10 to 15 peer companies (“Peer Group”) chosen by the Committee is obtained and reviewed by the Committee. In forming the Peer Group, after eliminating both smaller and larger public companies, the Committee considers public companies in the wireless infrastructure and telecommunications industries and selects a subset to comprise the Peer Group. For consistency, the same Peer Group is used in our Benchmarking Analysis for all elements of compensation in a given year. While the Peer Group may change from year to year, the changes usually involve adding or removing one or more companies due to changes in their or our circumstances or due to the identification of another company that better matches our size or business. The Peer Group companies used in the Benchmarking Analysis for gauging the executives’ 2006 compensation were:

• American Tower Corporation	• SBA Communications Corporation
• Alamosa Holdings, Inc.	• SpectraSite, Inc.[1]
• Dobson Communications Corporation	• SunCom Wireless, Inc.
• Global Signal Inc.	• UbiquiTel Inc.
• Leap Wireless International, Inc.	• Western Wireless Corporation
• Nextel Partners, Inc.[2]	• Wireless Facilities, Inc.
• Rural Cellular Corporation

•

Telecom Industry Market Data.  A sample of telecommunications industry market data from third-party proprietary compensation surveys, which may include surveys by the Compensation Consultant, Mercer Human Resource Consulting (“Mercer”), Watson Wyatt, and Thobe Group, as analyzed by the Compensation Consultant (including regression analysis to adjust the data for the varied revenue size of the companies) is obtained and reviewed by the Committee. This market data is comprised of data regarding elements and levels of executive compensation relating to telecommunications industry companies that have participated in the surveys. This sampling of companies includes a broader population of telecommunications companies than the Peer Group. The Committee utilizes this data to determine whether the broader telecommunications industry is compensating at different levels than other industries or the Peer Group. In addition, because telecommunications experience is often required or preferred for many of our executive positions, we often recruit from other telecommunications industry companies.

•

General Industry Market Data.   A sample of general industry market data from third-party proprietary compensation surveys, which may include surveys by the Compensation Consultant, Mercer, and Watson Wyatt, as analyzed by the Compensation Consultant (including regression analysis) is obtained and reviewed by the Committee. This market data is comprised of data regarding elements and levels of executive compensation relating to general industry companies that have participated in the surveys. The Committee utilizes this data since we do not recruit executives exclusively from the telecommunications industry (e.g., a human resources or financial executive with cross-industry skills may be recruited from another industry).

In addition to the foregoing data, the Compensation Consultant may analyze and provide additional market data from other sources as requested by the Committee. The market data described above is used collectively by the Committee in the Benchmarking Analysis to make decisions regarding executive compensation.

Assessment of Individual and Company Performance

In addition to market data, the Committee considers other factors in connection with its decision-making process relating to the various components of compensation. These other factors may include the level of our financial performance, applicable executive’s individual performance, the executive’s level of experience, the size of year-over-year changes in compensation and the duties and level of a particular executive position. These measures are discussed in more detail below.

[1]	Now a part of American Tower Corp.
[2]	Now a part of Sprint Nextel Corp.

Total Compensation Review

Through the Benchmarking Analysis and in its deliberations regarding executive compensation decisions, the Committee reviews and compares the individual components of compensation and the total compensation for each NEO against the market data. In addition, the Committee reviews a year-over-year change in compensation analysis for each NEO against the market data for year-over-year changes. These analyses are an important aspect of the Committee’s annual executive compensation decision-making process.

Elements of Executive Compensation and Benefits

General

The principal elements of compensation and benefits provided to our executives, each of which is discussed in more detail below, include the following:

•	base salary;
•	short-term incentive compensation;
•	long-term incentive compensation;
•	severance benefits; and
•	other benefits, including retirement benefits and health and welfare benefits.

The distribution of compensation among the various components is driven by our belief that the majority of executive compensation should be paid in the form of performance-based, variable compensation, with a greater emphasis on variable components for the more senior executives who have greater responsibility for the business. The practice of emphasizing variable compensation suits our objectives of linking pay to performance and aligning executives’ interests with those of our stockholders and is generally consistent with the practices of the companies reviewed in the Benchmarking Analysis. The following table shows the allocation of actual base salary, annual incentives (“AIs”) and RSAs for 2006 (as shown in “VII. Executive Compensation—Summary Compensation Table”) among fixed, short-term variable and long-term variable compensation for our NEOs:

Executive	Title	Fixed (Base Salary)	Short-Term Variable (AI’s)	Long-Term Variable (RSAs)
John P. Kelly	President & CEO	13%	20%	67%
W. Benjamin Moreland	Executive Vice President & CFO	16%	19%	65%
E. Blake Hawk	Executive Vice President & General Counsel	17%	17%	66%
James D. Young	President—U.S. Tower Operations	21%	21%	58%
James D. Cordes	Former Senior Vice President—Corporate Development & Strategy	23%	15%	62%

The distribution of compensation among the fixed element of base salary (paid in cash) and the variable elements of AIs (paid in cash) and RSAs (paid in equity) is primarily influenced by (1) our objective to utilize a pay-for-performance approach to compensation, which places a majority of each executive’s variable compensation at risk based on the achievement of certain performance objectives, (2) the Benchmarking Analysis and (3) the Committee’s desire to balance short-term and long-term goals.

We generally target our executives’ base salary at the 50th percentile of the market, while short-term incentives and long-term incentives are generally targeted at the 75th percentile of market, providing executives with the opportunity to earn total direct compensation above the 50th percentile should our performance exceed predetermined criteria. Our executive compensation structure is also designed to provide compensation below the 50th percentile of market should our performance fall short of that criteria. The Committee believes that targeting these levels of compensation helps to meet our overall total rewards strategy and executive compensation objectives and supports our long-term success.

Base Salary

Base salary is one of the main components of cash compensation for our executives. We choose to provide salary compensation because it fits into our overall compensation objectives by providing a base for attracting and retaining executives and establishes a minimum level of compensation upon which our executives may rely. In addition to providing a base salary that is competitive with the market, we target salary compensation to align each position’s salary level so that it reflects such position’s scope and level of responsibility. As described above, each year we conduct a Benchmarking Analysis for each executive position against our Peer Group and the telecommunications industry and general industry compensation surveys, based on the unique responsibilities of each position. The midpoint of our executive base salary ranges generally corresponds to the 50th percentile of market for each position. The Committee targets base salary ranges at the 50th percentile of market, which is lower than the market reference point the Committee targets for the “at risk” components of compensation, in order to provide the executives with a fixed base level of compensation near the midpoint of the market.

The Committee bases its decisions regarding annual base salary adjustments on multiple factors, including the following:

•	the performance of the executive, including his or her contributions, accountability and experience;
•	the annual cost of labor adjustment as provided in various proprietary surveys; and
•	the Benchmarking Analysis and the executive’s existing salary as compared to the 50th percentile of market salary reference point.

The Committee reviews proposals made by the CEO with regard to salary adjustments for executives other than himself, and then either approves or amends these salary adjustments. The Committee independently reviews the performance of the CEO and determines an appropriate base salary. For 2006, the NEOs received increases to their prior year base salaries ranging from 1.34% to 3.25%.

Short-Term Incentives

The short-term incentive component of compensation represents a significant portion of the overall cash compensation for our executives. Short-term incentives are a variable element of compensation that are directly linked to specific short-term financial, operational and individual performance objectives. The Committee generally targets our short-term incentive compensation at the 75th percentile of market, a higher percentile than the one used to set base salary, reflecting the relative importance to the Committee of incentive pay.

Our short-term incentives are “at risk,” meaning they are earned based on meeting certain performance goals, and increase or decrease in value based on the degree of achievement of those goals. In order to accomplish its overall executive compensation objectives, the Committee has identified the following objectives for developing the framework of the short-term incentive program. The program should:

•	be performance-based;
•	promote a short-term perspective among executives to complement the long-term perspective promoted by the long-term incentive program;

•	be competitive with the market;
•	motivate executives by providing the appropriate reward for individual and corporate performance based on our goals and objectives;
•	focus business unit executives on maximizing results of their operating segments, while reinforcing the importance of company-wide teamwork;
•	link the financial measures with stockholder expectations; and
•	link the financial and non-financial measures with the individual performance of the executives.

To achieve these objectives, our short-term incentives for executives are comprised of performance-based AI’s paid in accordance with our 2006 Executive Management Team Annual Incentive Plan (“AI Plan”). The AI Plan is a cash based, short-term incentive award program that provides executives with the opportunity to earn an annual cash incentive if certain annual performance goals are achieved. Performance goals are established based on the annual expectations for our business and are meant to be challenging yet achievable. The performance period covered by the AI Plan is the calendar year from January 1, 2006 to December 31, 2006 (“AI Plan Year End”).

AI Plan Award Opportunity.  Under the AI Plan, each executive has minimum, threshold, target and maximum AI award opportunities that are aligned with minimum, threshold, target and maximum performance outcomes for which incremental increases in performance outcomes result in incremental increases in the AI Plan awards.

Each corporate and business unit operating executive (i.e., those with direct profit and loss or overall financial responsibilities) is eligible to earn between 0% and 175% of his or her target opportunity under the AI Plan. Each functional executive (i.e., those with indirect profit and loss responsibilities) is eligible to earn between 0% and 150% of his or her target opportunity. These percentages were selected by the Committee after consultation with, and a review of information provided by, the Compensation Consultant, were based on relevant market data discussed above and were considered in the review of total compensation previously discussed. The executive’s target opportunity is generally based on the 75th percentile of market and is expressed as a percentage of the executive’s base salary. Details regarding the AI Plan opportunities as a percentage of base salary for the NEOs are provided in the table and related footnotes in “VII. Executive Compensation—Grants of Plan-Based Awards.”

AI Performance Goals. For 2006, as in recent years, there were two categories of performance goals under the AI Plan: (1) corporate/business unit performance goals and (2) individual performance goals:

•	Corporate/Business Unit Performance Goals. The 2006 corporate/business unit performance goals for our executive officers include the following:

•	Corporate Adjusted EBITDA[3]
•	Corporate Recurring Cash Flow[4] (“RCF”) per Share
•	Business Unit Adjusted EBITDA
•	Business Unit RCF per Share
•	Business Unit Net New Sales

All of the performance goals were approved by the Committee. For each executive, one or more financial performance measures with equal or different weights may be used within this

[3]

We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, integration costs, depreciation, amortization and accretion, losses on purchases and redemptions of debt, interest and other income (expense), interest expense and amortization of deferred financing costs, benefit (provision) for income taxes, minority interests, cumulative effect of change in accounting principle, income (loss) from discontinued operations, and stock-based compensation charges.

[4]	We define recurring cash flow as Adjusted EBITDA less interest expense less sustaining capital expenditures.

category; the measures and weights assigned to each executive generally reflect those measures with respect to which the executive has the greatest exposure and ability to influence. The type and level of corporate/business unit performance goals are primarily based on the Board approved financial budget and the guidance provided to investors for the applicable calendar year, with “target” goals representing the Board approved budget amounts.

•

Individual Performance Goals. Individual performance goals are generally based on the key individual goals established by the Committee for the CEO and by the CEO for other executive officers pursuant to our annual performance management system (our system for documenting and measuring the individual performance of our employees on an annual basis). These goals may include additional financial, operational or qualitative measures for a specific executive and are generally based on the prospective business environment considerations for the upcoming year. The minimum, threshold, target and maximum individual performance assessments are based on how well the executive meets the goals established. While the assessment of how well individual performance goals are met is less objective than for the financial measures, the following categories are used to assess individual performance:

•	Exceeds Expectations
•	Meets Expectations
•	Meets Most Expectations
•	Does Not Meet Expectations

The performance goals weighting for each NEO for 2006 was as follows:

		Performance Goals Weighting
Name	Title	Corporate Adjusted EBITDA	Corporate RCF per Share	Business Unit Adjusted EBITDA	Business Unit RCF per Share	Business Unit Net New Sales	Individual	Total
John P. Kelly	President & CEO	40%	35%	N/A	N/A	N/A	25%	100%

W. Benjamin Moreland	Executive Vice President & CFO	40%	35%	N/A	N/A	N/A	25%	100%
E. Blake Hawk	Executive Vice President & General Counsel	30%	20%	N/A	N/A	N/A	50%	100%
James D. Young	President—U.S. Tower Operations	20%	20%	20%	20%	N/A	20%	100%
James D. Cordes	Former Senior Vice President—Corporate Development & Strategy	30%	20%	N/A	N/A	N/A	50%	100%

We believe this approach to determining financial and individual goals provides appropriate balance and oversight to our goal-setting process.

Following Plan Year End, the Committee determines the CEO’s individual performance rating, and the CEO determines the other executives’ individual performance ratings, based on their performance with respect to the individual performance goals established at the beginning of the year. An individual payout multiple is then determined based on the individual performance ratings alignment with minimum, threshold, target and maximum payout multiples as follows (the Committee and CEO may use discretion regarding the exact payout multiples relative to the individual performance ratings):

•

Exceeds Expectations:  A corporate and business unit operating executive may earn an individual performance payout multiple of 111% to 175%, and a functional executive may earn a payout multiple of 111% to 150%.

•	Meets Expectations: An executive may earn an individual performance payout multiple of 90% to 110%.
•	Meets Most Expectations: An executive may earn an individual performance payout multiple of 50% to 89%.

•	Does Not Meet Expectations: An executive will not earn an individual performance component of the AI payment with respect to his or her AI calculation.

These percentages were approved by the Committee after review of information provided by the Compensation Consultant. The percentages are based on relevant market data discussed above and were considered in the review of total compensation previously discussed.

There are also two minimum performance requirements in order for any executives to receive a full AI Plan award:

•	A minimum financial performance level of 90% of budgeted corporate Adjusted EBITDA must be achieved for any executive to be eligible for an AI Plan award; and

•

The business units or departments for which the executives are responsible must receive an acceptable assessment of applicable internal control over financial reporting for the previously completed fiscal year, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“404 Assessment”). Receipt of a 404 Assessment with a material weakness, significant deficiency or other material internal control issues may result in a reduction or elimination of the AI Plan awards for the responsible executives and potentially all of the executives.

Additional details regarding the AI Plan awards for the NEOs are provided in the tables and related footnotes at “VII. Executive Compensation—Summary Compensation Table” and “VII. Executive Compensation—Grants of Plan-Based Awards.”

Long-Term Incentives

The objectives of our long-term incentive program are to:

•	align a significant portion of our executives’ compensation to growth in stockholder value;
•	provide a means for our executives to accumulate shares of Common Stock in order to foster an “ownership culture”; and
•	serve as a retention device for our executives.

The long-term incentive component represents the largest portion of the overall value of the total compensation program for our executives. The Committee generally targets our long-term incentive compensation at the 75th percentile of market, a higher percentile than the one used to set base salary, reflecting the relative importance to the Committee of incentive pay.

Our long-term equity incentives are “at risk,” meaning they have performance-contingent vesting and are designed to increase or decrease in value based on the movement of the price of our Common Stock. In order to accomplish its overall objectives, the Committee has identified the following factors for developing the framework of the long-term incentive program. The program should:

•	be performance-based;
•	promote a long-term perspective among executives to complement the short-term perspective promoted by the short-term incentive program;
•	promote an ownership culture by facilitating the accumulation and retention of shares of Common Stock;
•	support the growth in stockholder value;
•	be efficient from a stockholder dilution perspective;
•	serve as a retention device;
•	be cash efficient by emphasizing the use of Common Stock;
•	provide stability to our overall compensation program; and
•	be tax efficient.

Although our 2001 Plan and 2004 Plan (approved by our stockholders on June 5, 2001 and May 26, 2004, respectively) permit the use of various types of equity compensation vehicles, the Committee believes the use primarily of performance-contingent RSAs best meets the objectives outlined above. The Committee utilizes RSAs in various forms to meet these objectives.

RSAs

There are four general categories of RSAs which the Committee has granted to executives in recent years:

•

Annual performance RSAs (“Performance RSAs”) are generally awarded once per calendar year as part of delivering a competitive total compensation package to executives. The transfer and forfeiture restrictions for Performance RSAs generally terminate (i.e., vest) upon the Common Stock reaching certain pre-established price targets for a specified period of time (“Performance Vesting”).

•	New hire RSAs (“New Hire RSAs”) are awarded to certain newly hired executives based on the position and role into which they are hired and generally vest over time (“Time Vesting”).

•	Promotion RSAs (“Promotion RSAs”) are awarded to certain executives in recognition of a promotion to a new position or role and generally have Time Vesting.

•

Other RSAs (“Other RSAs”) may be awarded to certain executives in a given year to meet specific business initiatives or compensation objectives (e.g., retention, merger integration, etc.) or to recognize certain executives for exceptional performance. Other RSAs generally have Performance Vesting.

Annual grants of Performance RSAs to executives are generally approved by the Committee at the First Regular Committee Meeting of the year. The Committee reviews and approves the executive RSA Program Summary, which summarizes the parameters of the Performance RSAs, New Hire RSAs, Promotion RSAs and Other RSAs (if any) for grant to executives in the current fiscal year pursuant to our 2001 Plan and 2004 Plan.

RSA Vesting Parameters.

Performance RSAs. To support the pay-for-performance approach and maintain a significant portion of the executives’ compensation at risk, the Performance RSAs granted annually to the executives have Performance Vesting that generally can be met by achieving (i) a time and performance criteria or (ii) an accelerated performance criteria.

As to the time and performance criteria, Performance RSAs granted to executives generally cliff vest on the fourth anniversary of the grant date provided the Common Stock has achieved a price target (“Cliff Vest Target”) above a base price (“Base Price”) for 20 consecutive trading days during a specified performance period. The Base Price is generally equal to the closing price of our Common Stock the day after the First Regular Committee Meeting, and the Cliff Vest Target is generally equal to the Base Price multiplied by a stock price growth percentage (120% of Base Price for 2006 Performance RSAs) as determined by the Committee. If the Cliff Vest Target begins to be met prior to the end of the performance period (e.g., the fourth anniversary of the grant date) and such 20 consecutive trading days is completed after the performance period, the remaining unvested Performance RSAs will vest as of the end of such 20 consecutive trading day period (“Continuation Vesting”).

If the Cliff Vest Target is not met as described above, no Performance RSAs will vest and all will be forfeited, other than those Performance RSAs that may have vested pursuant to the accelerated Performance Vesting schedule described below.

Performance RSAs generally also have an accelerated Performance Vesting component. All or part of the Performance RSAs may vest more quickly than under the cliff vesting schedule described above upon the achievement of certain Common Stock price appreciation targets (“Accelerated Targets”) above a Base Price for 20 consecutive trading days. The accelerated Performance Vesting schedule for the 2006 Performance RSAs can be depicted as follows:

Accelerated Targets	Incremental % Vesting	Aggregate % Vesting
Base Price x Growth %* = Target 1	33.33%	33.33%
Target 1 x Growth %* = Target 2	33.33%	66.66%
Target 2 x Growth %* = Target 3	33.34%	100.00%

*	The applicable growth percentage for 2006 Performance RSAs is 115%.

The Common Stock price vesting targets are generally reviewed and approved at the First Regular Committee Meeting. The review generally includes an analysis of (1) historical Common Stock price performance, (2) our financial forecasts and budgets, and (3) performance contingent equity compensation market practices as provided by the Compensation Consultant and other third party market sources.

In the first quarter of 2006 and 2007, as a component of long-term equity-based compensation for each of such years, the Committee approved the grant of Performance RSAs (“2006 Performance RSAs” and “2007 Performance RSAs”, respectively) to certain of our key employees, including the CEO and the other NEOs. Details regarding the grant levels and Performance Vesting targets for the 2006 Performance RSAs and 2007 Performance RSAs are provided in the tables and related footnotes at “VII. Executive Compensation—Summary Compensation Table” and “VII. Executive Compensation—Grants of Plan-Based Awards.”

New Hire and Promotion RSAs.  New Hire RSAs and Promotion RSAs generally Time Vest over five years, which supports our executive retention objective. The vesting schedule is generally back-end loaded (i.e., a majority of the vesting occurs later in the vesting period) to ensure that there is relevant retention value associated with such grants. There were no New Hire RSAs or Promotion RSAs granted to the NEOs in 2006.

Other RSAs.  From time to time, the Committee has approved the grant of other RSAs to certain executives and other employees to meet specific business initiatives or compensation objectives (e.g., retention, merger integration) or to recognize certain executives for exceptional performance. Generally, such RSAs have Performance Vesting similar to the Performance RSAs, except without an opportunity for accelerated Performance Vesting. Such vesting terms support our pay-for-performance objective and help to maintain a significant portion of an executive’s compensation at risk.

In the first quarter of 2006, as a component of long-term equity-based compensation for 2006, the Committee authorized the grant of certain RSAs (“2006 Retention RSAs”) to certain of our key employees, including the CEO and each of the other NEOs. The Committee determined and recommended the grant of the 2006 Retention RSAs to provide additional retention value for our executives and key employees since a majority of all previously granted RSAs had accelerated vested as a result of our Common Stock achieving the Performance Vesting targets relating to such RSAs.

Because of the critical importance of successfully integrating Global Signal into Crown Castle, on January 11, 2007, the Committee approved the grant of RSAs for up to 712,000 shares of Common Stock (“Integration RSAs”) to approximately 155 of our employees, including three of the NEOs. John P. Kelly, our CEO, elected not to participate in the Integration RSAs. The objectives for granting the Integration RSAs are to complement the retention value of our existing long-term incentive program for certain key employees during a demanding integration period following the Global Signal Merger and to further incent such key employees to ensure the successful integration of Global Signal with us by aligning the terms of the Integration RSAs to Performance Vest with long-term stockholder value appreciation.

Details regarding the 2006 Retention RSA and Integration RSA grant levels and Performance Vesting targets are provided in the tables and related footnotes at “VII. Executive Compensation—Summary Compensation Table” and “VII. Executive Compensation—Grants of Plan-Based Awards.”

RSA Valuations and Grant Levels.  In determining RSA valuations and grant levels each year, the Committee follows an approach similar to the one it utilizes to develop base salaries and short-term cash incentives. With the assistance of the Compensation Consultant, the Committee examines the long-term incentive practices at the Peer Group and other companies reviewed in the Benchmarking Analysis to determine the 75th percentile of the market as to long-term incentives. Using the 75th percentile of market generally as the midpoint, ranges of RSA multiples of base salary are established for each executive. An RSA multiple of base salary is selected by the Committee for the CEO and by the CEO for the other executives generally based on our overall financial performance for the prior year and each executive’s individual performance and anticipated future role.

With the assistance of the Compensation Consultant, the value of the RSAs are then converted into a recommended number of shares to be granted to each executive. The valuation methodology used to value the 2006 Performance RSAs and 2006 Retention RSAs are summarized in notes 1 and 12 to our consolidated financial statements in our 2006 Form 10-K.

In addition to considering the valuation of each RSA grant, management and the Committee also consider the overall potential stockholder dilution impact and “burn rate” (i.e., the rate at which awards are granted) of the RSAs to be granted. Each year, the Committee reviews and recommends to the Board for approval a budgeted level of shares that may be used in connection with the grant of RSAs to the executives and our other eligible employees. This review and recommendation process includes an analysis of potential dilution levels and burn rates resulting from the potential grant of such RSAs as compared to independent surveys from third party sources, which may include the Compensation Consultant, Institutional Shareholder Services or Mercer. The Committee and management use this competitive market data regarding dilution levels and burn rates as an additional gauge in making decisions regarding annual grants of long-term equity compensation.

Stock Options

Neither the Committee nor the Board has granted stock options to purchase shares of Common Stock to employees since 2003, and neither has granted stock options to any executive officers, including the NEOs, since October 2001. Neither the Committee nor the Board anticipates granting stock options to executives or other employees for the foreseeable future.

Severance Agreements

The Committee believes establishing competitive severance arrangements with our executives is a key part of a total rewards package to effectively recruit and retain high-performing executives. We have entered into severance agreements containing non-compete, non-solicitation and minimum Common Stock ownership provisions with each NEO and certain other senior officers (“Severance Agreements”). We do not currently have employment agreements with any of our executives other than the Severance Agreements.

Pursuant to each Severance Agreement, we are required to provide severance benefits to the officer if such officer is terminated without cause (as defined in the Severance Agreement) or such officer terminates his or her employment with good reason (as defined in the Severance Agreement) (collectively a “qualifying termination”). The Severance Agreements provide for enhanced severance benefits if the officer incurs a qualifying termination within two years following a change in control (as defined in the Severance Agreements).

Details regarding the severance benefits provided under the Severance Agreements and the potential value thereof are provided in “VII. Executive Compensation—Potential Payments Upon Termination of Employment.”

We periodically review the level of the officer severance benefits by analyzing our severance benefits as compared to competitive market severance and change-in-control practices as provided in surveys and information from third parties, which may include the Compensation Consultant, Mercer, and Institutional Shareholder Services. Subsequent Severance Agreements may be different as a result of such reviews.

Other Benefits and Perquisites

In addition to base pay, short-term incentives, long-term incentives and severance benefits, we provide the other benefits outlined below. We believe these other benefits support our overall attraction and retention objectives.

Retirement Benefits

Our executives are eligible to participate in our 401(k) Plan under the same parameters applicable to all other employees, including eligibility for (1) a base matching contribution from us equal to 100% of the first 3% of the executive’s compensation contributed and (2) a discretionary annual matching contribution from us (as determined by the Board) equal to 100% of the next 3% of the executive’s compensation contributed, subject to IRS limitations. The value of our base and discretionary matching contributions for each NEO for the 2006 401(k) Plan year are provided in the table at “VII. Executive Compensation—Summary Compensation Table.”

Health and Welfare Benefits

Our executives are eligible to participate in the same health and welfare benefits that are available to our other eligible employees, such as medical, dental, life and disability insurance. The value of the health and welfare benefits paid by us for each NEO in 2006 is included in the tables at “VII. Executive Compensation—Summary Compensation Table” and “VII. Executive Compensation—All Other Compensation Table.”

Relocation Benefits

In general, we do not offer our executives significant perquisites, other than relocation assistance. We generally offer relocation assistance to all of our employees who we ask to relocate in connection with their employment with us, with the level of benefits generally corresponding to the level of the employee’s position. We have found that relocation assistance can play an important role in attracting qualified new hire candidates or transferring existing employees to our various office locations. The primary benefits provided under our relocating assistance program to our NEOs and other senior management are generally: reasonable moving and related expenses, closing costs related to selling and buying a house, and temporary living expenses, if needed, for up to 60 days. In 2006, we provided relocation benefits to one NEO as described in the table and related footnotes at “VII. Executive Compensation—All Other Compensation Table.”

Other Matters

Stock Ownership Requirements

In order to further align the interests of our senior management with those of our stockholders, we have adopted certain stock ownership requirements designed to support a culture of ownership among the NEOs and certain other senior officers with whom we have Severance Agreements. The Committee believes the maintenance of Common Stock ownership levels motivates executives to perform in accordance with the interests of our stockholders. The requirement levels are designed to ensure the executives have a meaningful economic stake in the Common Stock, while satisfying the executives’ need for portfolio diversification.

Our stock ownership requirements require our executives with Severance Agreements to accumulate, own and hold at all times during their employment a specified number of shares of Common Stock, which number does not include unvested RSAs which remain subject to transfer and forfeiture restrictions. Newly appointed or promoted senior officers are generally provided a grace period to accumulate the requisite number of shares (typically three years for newly hired senior officers). The specified number of shares to be held is agreed to by the executive and set forth in his or her Severance Agreement.

The current number of shares of Common Stock required to be held by the NEOs is set forth in the description of the Severance Agreements under “VII. Executive Compensation—Potential Payments Upon Termination of Employment” below. As of December 31, 2006, all of the NEOs had exceeded their share ownership requirements, except for James D. Young (whose Severance Agreement provides until October 17, 2008 to achieve the share ownership requirements) and James D. Cordes (whose share ownership requirements expired in connection with his termination of employment as of March 9, 2007).

Accounting and Tax Impacts upon Executive Compensation

For a discussion of the accounting impacts on various elements of long-term incentive compensation, see notes 1 and 12 to our consolidated financial statements in our 2006 Form 10-K.

Section 162(m) of the Code (“Section 162(m)”) generally disallows a public company’s tax deduction for compensation paid to the chief executive officer and the four other most highly compensated officers in excess of $1 million in any taxable year. However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are satisfied.

In determining executive compensation, the Committee considers, among other factors, the possible tax consequences. Tax consequences, including tax deductibility, are subject to many factors (such as changes in the tax laws) that are beyond our control. In addition, the Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For these reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, does not limit compensation to those levels or types of compensation that will be deductible by us.

To this end, the AI Plan does not qualify for the Section 162(m) exemption even though it is an annual performance-based cash program primarily because the Committee maintains some level of subjectivity regarding the payout multiple applied to the executive based on the Committee’s assessment of the executive’s individual performance.

All compensation attributable to performance-contingent restricted stock awards vesting and stock option exercises during 2006 satisfied the requirements for deductibility under Section 162(m).

The portion of Mr. Kelly’s combined base salary and AI award in excess of $1 million for 2006 does not qualify as performance-based compensation under Section 162(m) and is not deductible by us. In 2006, only Mr. Kelly had non-performance based compensation that exceeded the $1 million threshold described above.

Compensation Committee 2006 Report

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Respectfully submitted by the Compensation Committee of the Board,

Lee W. Hogan (Chairman)

Ari Q. Fitzgerald

Robert E. Garrison II

J. Landis Martin

Robert H. Niehaus

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation of the NEOs for 2006. Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table.

Name and Principal Position	Year	Salary ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation(d)	Total
John P. Kelly	2006	$476,038	$2,471,810	$749,252	$24,914	$3,722,014
President and Chief Executive Officer

W. Benjamin Moreland	2006	$348,398	$1,396,265	$417,846	$24,453	$2,186,962
Executive Vice President and Chief Financial Officer

James D. Young	2006	$298,051	$1,158,988	$287,755	$85,328	$1,830,122
President—U.S. Tower Operations

E. Blake Hawk	2006	$341,538	$920,501	$335,253	$24,428	$1,621,720
Executive Vice President and General Counsel

James D. Cordes (e)	2006	$278,108	$731,944	$176,493	$24,198	$1,210,743
Former Senior Vice President—Corporate Development and Strategy

(a)	Represents the dollar value of base salary earned by the NEO during 2006. For 2006, the NEOs received increases to their prior year base salaries ranging from 1.34% to 3.25%.

(b)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the applicable RSAs granted to the executives, in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123(R)), Share-Based Payment. A summary of the 2006 SFAS 123(R) RSA valuation methodology and assumptions is provided in notes 1 and 12 of the consolidated financial statements in our 2006 Form 10-K. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. This compensation cost includes the cost recognized for the 2006 Performance RSAs and 2006 Retention RSAs granted to the NEOs as a component of long-term equity-based compensation, as well as the recognized cost for New Hire RSAs granted to Messrs. Young and Cordes in 2005. A description of the vesting parameters for these RSAs is provided below:

2006 Performance RSAs:  In the first quarter of 2006 as a component of long-term equity-based compensation, the Compensation Committee authorized the grant of 2006 Performance RSAs for approximately 613,470 shares to over 270 employees, including the grant for 349,043 shares to our CEO and seven other senior officers (including each of the NEOs). The 2006 Performance RSAs issued to the CEO and the senior officers provide (1) for Performance Vesting of one-third of the 2006 Performance RSAs if and when the Common Stock closes at or above per share prices equal to each of 115% of the Base Price ($35.52), 132% of the Base Price ($40.85), and 152% of the Base Price ($46.98) for any 20 consecutive trading days which include any date on or before February 23, 2010 (the fourth anniversary of the grant date) and (2) that any remaining unvested shares vest on February 23, 2010 (or thereafter if applicable), if the Common Stock closes at or above $37.07 per share (120% of the Base Price) for any 20 consecutive trading days which include any date on or before February 23, 2010. The 2006 Performance RSAs issued to all other employees provide for (1) Time Vesting at 10%, 20%, 30%, and 40%, respectively, on each February 23 for the years 2007 through 2010 and (2) Performance Vesting at the same price targets as the 2006 Performance RSAs issued to the CEO and the senior officers.

2006 Retention RSAs:  In the first quarter of 2006 as a component of long-term equity-based compensation, the Compensation Committee also authorized the grant of 2006 Retention RSAs for approximately 523,191 shares to certain of our key employees, including the grant for 416,248 shares to our CEO and seven other senior officers (including each of the NEOs). The 2006 Retention RSAs issued to the CEO and the senior officers provide for vesting of 100% of the 2006 Retention RSAs on February 23, 2009 (the third anniversary of the grant date), or thereafter if applicable, provided the Common Stock closes at or above $42.50 per share (approximately 137% of the Base Price) for any 20 consecutive trading days which include any date on or between September 22, 2008 and February 23, 2009. Any 2006 Retention RSAs granted to the CEO and other senior officers that have not otherwise vested pursuant to the preceding sentence will be forfeited. The 2006 Retention RSAs issued to all other employees provide for Time Vesting of 100% of the 2006 Retention RSAs on February 23, 2009.

New Hire RSAs:  In October of 2005, Messrs., Young and Cordes were granted New Hire RSAs. The SFAS 123(R) compensation expense recognized during 2006 and the number of shares of New Hire RSAs granted to Messrs. Young and Cordes are as follows:

		2005 New Hire RSAs
Name	Title	Value $	# Shares
James D. Young	President—U.S. Tower Operations	$267,501	33,000
James D. Cordes	Former Senior Vice President—Corporate Development & Strategy	$202,652	25,000

See the footnotes to the table at “VII. Executive Compensation–Outstanding Equity Awards at 2006 Fiscal Year-End” for additional information regarding these New Hire RSAs.

If an RSA holder’s employment with us is terminated, any remaining unvested RSAs are generally forfeited, subject to the provisions of any severance arrangements between the individual and us. The terms of the 2006 Retention RSAs and the Integration RSAs provide that the vesting of such RSAs will generally not be accelerated or continue to vest, as applicable, pursuant to Severance Agreements entered into with the senior officers, but instead will generally be forfeited upon a termination of employment, unless such involves a qualifying termination relating to a change in control or the death or disability of the officer.

The vesting parameters for the 2007 Performance RSAs and Integration RSAs granted to executives in the first quarter of 2007 are provided in the footnotes to the table at “VII. Executive Compensation–Grants of Plan-Based Awards.”

(c)	Represents the value of the AI awards earned by the NEOs for meeting financial performance and individual performance objectives in 2006 under the AI Plan. These AI awards are paid in cash. Additional details regarding the range of the executives AI award opportunities are disclosed in the table at “VII. Executive Compensation–Grants of Plan-Based Awards” and the footnotes thereto.

(d)	Represents the aggregate value of all other compensation for 2006 not otherwise reported in any other column of the Summary Compensation Table. This amount includes our matching contributions to the executives under the 401(k) Plan and the dollar value of the portion of the health and welfare benefits and insurance premiums paid by us for the NEO relating to 2006. Additional details regarding these amounts are provided in the “All Other Compensation Table” below.

(e)	Mr. Cordes’ employment with us terminated on March 9, 2007. In connection with such termination, Mr. Cordes will receive severance benefits as described in “VII. Executive Compensation–Potential Payments Upon Termination of Employment.”

All Other Compensation Table

The following table and the footnotes thereto describe the components of the All Other Compensation column in the Summary Compensation Table above.

Name	Year	Registrant Contributions to Defined Contribution Plans(a)	Insurance Premiums(b)	Other(c)	All Other Compensation(d)
John P. Kelly	2006	$13,200	$11,714	$—	$24,914
W. Benjamin Moreland	2006	$13,200	$11,253	$—	$24,453
James D. Young	2006	$13,200	$11,068	$61,060	$85,328
E. Blake Hawk	2006	$13,200	$11,228	$—	$24,428
James D. Cordes	2006	$13,200	$10,998	$—	$24,198

(a)	Represents our base and discretionary matching contributions made to the NEOs under the 401(k) Plan relating to 2006.

(b)	Represents the portion of the NEO’s health and welfare insurance premiums paid by us for 2006. The health and welfare benefits for which a portion of these premiums were paid included the following:

•	Medical and vision insurance
•	Dental insurance
•	Basic life insurance
•	Short-term disability insurance
•	Long-term disability insurance

(c)	Represents the value of the relocation benefits paid to Mr. Young for his relocation to Pittsburgh, Pennsylvania during 2006.

(d)	Represents the aggregate value of all other compensation elements for 2006, which is included in the All Other Compensation column of the Summary Compensation Table above.

Grants of Plan-Based Awards

The following table and the footnotes thereto provide information regarding grants of plan-based equity and non-equity awards made to the NEOs during 2006:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)(c)			Grant Date Fair Value of Stock and Option Awards(d)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John P. Kelly	—	$239,761	$479,521	$839,162	—	—	—	$—
	02/23/06	$—	$—	$—	—	108,664	—	$2,798,098
	02/23/06	$—	$—	$—	—	145,533	—	$2,359,090

W. Benjamin Moreland	—	$131,605	$263,210	$460,618	—	—	—	$—
	02/23/06	$—	$—	$—	—	62,486	—	$1,609,015
	02/23/06	$—	$—	$—	—	78,108	—	$1,266,131

James D. Young	—	$82,216	$164,431	$287,755	—	—	—	$—
	02/23/06	$—	$—	$—	—	43,553	—	$1,121,490
	02/23/06	$—	$—	$—	—	36,294	—	$588,326

E. Blake Hawk	—	$128,943	$257,887	$386,830	—	—	—	$—
	02/23/06	$—	$—	$—	—	40,073	—	$1,031,880

	02/23/06	$—	$—	$—	—	55,657	—	$902,200
James D. Cordes	—	$76,736	$153,472	$230,208	—	—	—	$—
	02/23/06	$—	$—	$—	—	27,100	—	$697,825
	02/23/06	$—	$—	$—	—	16,938	—	$274,565

(a)	Represents the estimated payouts that the NEOs could earn under the AI Plan as described in the CD&A above. The AI opportunities for each NEO are calculated as a percentage of the NEO’s base salary as follows:

	2006 AI Award as a % of Base Salary
Name	Minimum	Threshold	Target	Maximum
John P. Kelly	0%	50%	100%	175%
W. Benjamin Moreland	0%	37.5%	75%	131.25%
James D. Young	0%	27.5%	55%	96.25%
E. Blake Hawk	0%	37.5%	75%	112.5%
James D. Cordes	0%	27.5%	55%	82.5%

The actual AI awards paid to each NEO under the AI Plan are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(b)	Represents the number of shares granted to the NEOs in 2006 as 2006 Performance RSAs and 2006 Retention RSAs. The first grant listed for each NEO represents the 2006 Performance RSAs and the second grant listed for each NEO represents the 2006 Retention RSAs. Details regarding the vesting parameters for these RSAs are provided in the CD&A and the footnotes to the table at “VII. Executive Compensation—Summary Compensation Table.” The aggregate compensation cost calculated in accordance with SFAS 123(R) for 2006 for the 2006 Performance RSAs and 2006 Retention RSAs granted to the NEOs is included in the Stock Awards column of the table at “VII. Executive Compensation—Summary Compensation Table.”

(c)	In addition to the 2006 Performance RSAs and 2006 Retention RSAs granted in 2006, the following RSAs were granted in 2007:

2007 Performance RSAs.  In the first quarter of 2007 the Compensation Committee authorized the grant of Performance RSAs (“2007 Performance RSAs”) for approximately 539,067 shares to approximately 295 employees, including the grant of 2007 Performance RSAs for 243,399 shares to the CEO and three other NEOs (Messrs. Moreland, Hawk and Young). The 2007 Performance RSAs issued to the NEOs provide (1) for Performance Vesting of one-third of the 2007 Performance RSAs if and when the Common Stock closes at or above per share prices equal to each of 115% of the Base Price ($39.68), 132% of the Base Price ($45.63), and 152% of the Base Price ($52.47) for any 20 consecutive trading days which include any date on or before February 22, 2011 (the fourth anniversary of the grant date) and (2) that any remaining unvested 2007 Performance RSAs vest on February 22, 2011 (or thereafter if applicable), if the Common Stock closes at or above $41.40 per share (120% of the Base Price) for any 20 consecutive trading days which include any date on or before February 22,

2011. The 2007 Performance RSAs issued to all other employees provide for (1) Time Vesting at 10%, 20%, 30%, and 40%, respectively, on each February 22 for the years 2008 through 2011 and (2) Performance Vesting at the same price targets as the 2007 Performance RSAs issued to the CEO and the senior officers. Any 2007 Performance RSAs that have not otherwise vested pursuant to the two preceding sentences will be forfeited.

Integration RSAs. Because of the critical importance of successfully integrating Global Signal into Crown Castle, on January 11, 2007, the Compensation Committee approved the grant of Integration RSAs for up to 712,000 shares to approximately 155 employees, including the grant of up to 178,103 shares to three of the NEOs (Messrs. Moreland, Hawk and Young), pursuant to the 2004 Plan. John P. Kelly, our CEO, elected not to participate in the Integration RSAs. The grant of the Integration RSAs as recommended by the Committee was conditioned on the successful close of the Global Signal Merger. The objectives for granting the Integration RSAs are to complement the retention value of our existing long-term incentive program for certain key employees during a demanding integration period following the Global Signal Merger and to further incent such key employees to ensure the successful integration of Global Signal with us by aligning the Performance Vesting terms of the Integration RSAs with long-term stockholder value appreciation. The Integration RSAs provide for Performance Vesting of 100% of the Integration RSAs on December 31, 2008 (or thereafter if applicable), provided that the Common Stock closes at or above $44.50 per share (128% of the closing price of the Common Stock on October 5, 2006, the day prior to our announcement of the Global Signal Merger) for any 20 consecutive trading days which include any date on or between July 1, 2008 and December 31, 2008. Any shares of Integration RSAs granted that have not otherwise vested pursuant to the preceding sentence will be forfeited. Based on the closing Common Stock price per share of $34.75 on October 5, 2006, the Integration RSAs’ potential realizable value for all eligible employees represents approximately 1.1% of the total value created for stockholders (based on shares of Common Stock outstanding as of March 26, 2007, the Record Date) if the $44.50 Performance Vesting target is achieved.

(d)	Represents the aggregate grant date fair value of the 2006 Performance RSAs and 2006 Retention RSAs granted to the NEOs in 2006 calculated in accordance with SFAS 123(R). Generally, the aggregate grant date fair value is the amount we would expense in our financial statements over the RSA’s vesting schedule. For information on the valuation assumptions, see notes 1 and 12 to the consolidated financial statements in our 2006 Form 10-K. A detailed description of the vesting parameters and grant levels of the 2006 Performance RSAs and 2006 Retention RSAs granted to the NEOs as a component of long-term equity-based compensation is provided in the CD&A and the footnotes to the table at “VII. Executive Compensation—Summary Compensation Table.”

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table and footnotes related thereto provide information regarding each stock option and other equity-based awards outstanding as of December 31, 2006 for each NEO.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable(#)		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(c)	Equity Incentive Awards: Market or Payout Plan Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(d)
John P. Kelly	125,000		$12.5000	11/12/2008	—	$—	—	$—
	125,000		$17.6300	12/08/2008	—	$—	—	$—
	32,500		$20.9375	01/14/2009	—	$—	—	$—
	30,407		$18.1250	03/04/2009	—	$—	—	$—
	14,524		$18.5625	03/14/2009	—	$—	—	$—
	45,859		$18.8750	06/01/2009	—	$—	—	$—
	19,573		$19.9370	06/02/2009	—	$—	—	$—
	30,568		$20.0630	07/30/2009	—	$—	—	$—
	50,000		$21.0630	07/30/2009	—	$—	—	$—
	200,000		$15.5000	09/30/2009	—	$—	—	$—
	100,000		$31.8750	02/01/2010	—	$—	—	$—
	75,226		$20.1880	02/02/2010	—	$—	—	$—
	5,257		$39.7500	03/08/2010	—	$—	—	$—
	16,712		$30.8750	11/15/2010	—	$—	—	$—
	7,891		$23.3750	12/20/2010	—	$—	—	$—
	32,000		$24.6880	02/22/2011	—	$—	—	$—
	590,000		$8.7000	09/25/2011	—	$—	—	$—
	—		$—	—	—	$—	108,664	$3,509,847
	—		$—	—	—	$—	145,533	$4,700,716

W. Benjamin Moreland	150,000		$15.5000	10/18/2009	—	$—	—	$—
	100,000		$17.0630	10/18/2009	—	$—	—	$—
	50,000		$31.8750	02/01/2010	—	$—	—	$—
	8,356		$30.8750	11/15/2010	—	$—	—	$—
	2,870		$23.3750	12/20/2010	—	$—	—	$—
	26,000		$24.6880	02/22/2011	—	$—	—	$—
	400,000		$8.7000	09/25/2011	—	$—	—	$—
	—		$—	—	—	$—	62,486	$2,018,298
	—		$—	—	—	$—	78,108	$2,522,888

James D. Young	—		$—	—	29,700	$959,310	—	$—
	—		$—	—	—	$—	43,553	$1,406,762
	—		$—	—	—	$—	36,294	$1,172,296

E. Blake Hawk	170,000		$18.9380	02/11/2009	—	$—	—	$—
	6,757		$18.1250	03/04/2009	—	$—	—	$—
	8,338		$18.8750	06/01/2009	—	$—	—	$—
	3,559		$19.9370	06/02/2009	—	$—	—	$—
	14,264		$20.0630	07/30/2009	—	$—	—	$—
	75,000		$31.8750	02/01/2010	—	$—	—	$—
	81,012		$20.1880	02/02/2010	—	$—	—	$—
	4,821		$39.7500	03/08/2010	—	$—	—	$—
	100,000		$28.0000	09/20/2010	—	$—	—	$—
	16,712		$30.8750	11/15/2010	—	$—	—	$—
	7,174		$23.3750	12/20/2010	—	$—	—	$—
	26,000		$24.6880	02/22/2011	—	$—	—	$—
	250,000		$8.7000	09/25/2011	—	$—	—	$—
	30,000	(e)	$18.9380	02/11/2009	—	$—	—	$—
	—		$—	—	—	$—	40,073	$1,294,358
	—		$—	—	—	$—	55,657	$1,797,721

James D. Cordes	—		$—	—	22,500	$726,750	—	$—
	—		$—	—	—	$—	27,100	$875,330
	—		$—	—	—	$—	16,938	$547,097

(a)	Amounts represent the remaining unvested portion of the New Hire RSA grants to Messrs. Young and Cordes. Mr. Young’s RSAs for 29,700 shares represent the remaining unvested portion of his New Hire RSAs that were granted to him on October 20, 2005. Mr. Young began working for us on October 17, 2005. Mr. Cordes’ RSAs for 22,500 shares represent the remaining unvested portion of his New Hire RSAs that were granted to him on October 20, 2005. Mr. Cordes began working for us on October 3, 2005. Messrs. Young’s and Cordes’ New Hire RSAs Time Vest as follows:

Time-Measure Date	Incremental % of RSAs Vesting	Aggregate % of RSAs Vesting
October 20, 2006	10%	10%
October 20, 2007	15%	25%
October 20, 2008	20%	45%
October 20, 2009	25%	70%
October 20, 2010	30%	100%

(b)	Represents the market value of Messrs. Young’s and Cordes’ New Hire RSAs that have not yet vested based on the closing Common Stock price as of December 31, 2006 of $32.30 per share.

(c)	Represents the number of shares granted to the NEOs in 2006 as 2006 Performance RSAs and 2006 Retention RSAs, none of which have vested. The first grant listed for each NEO represents the 2006 Performance RSAs, and the second grant listed for each NEO represents the 2006 Retention RSAs. Details of the vesting parameters for these RSAs are discussed in the CD&A and footnote (b) to the Summary Compensation Table.

(d)	Represents the market value of the outstanding 2006 Performance RSAs and 2006 Retention RSAs that have not yet vested based on the closing Common Stock price as of December 31, 2006 of $32.30 per share.

(e)	These options are held in a trust for the benefit of Mr. Hawk’s child.

Option Exercises and Stock Vested in 2006

The following table provides the amount realized during 2006 by each NEO upon the exercise of options and upon the vesting of RSAs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John P. Kelly	218,045	$5,714,410	—	$—
W. Benjamin Moreland	—	$—	—	$—
James D. Young	—	$—	3,300	$109,329
E. Blake Hawk	—	$—	—	$—
James D. Cordes	—	$—	2,500	$82,825

Potential Payments Upon Termination of Employment

•	Severance Agreements. We have entered into Severance Agreements containing non-compete, non-solicitation and minimum stock ownership provisions with each NEO and certain of our other senior officers.

Pursuant to each Severance Agreement, we are required to provide severance benefits to the officer if such officer’s employment is terminated pursuant to a Qualifying Termination (as defined in footnote (a) to the table below). The Severance Agreements provide for enhanced severance benefits if the officer’s employment is terminated in connection with a Qualifying Termination Upon Change in Control (as defined in footnote (a) to the table below). Upon a Qualifying Termination that does not occur during a change in control period, the executive officer is entitled to:

•

a lump sum payment equal to the sum of the officer’s base salary and annual incentive multiplied by two (for Messrs. Kelly, Moreland and Hawk) or one (for all other officers covered by a Severance Agreement). For Messrs. Kelly, Moreland and Hawk annual incentive is defined as 75% of such officer’s base salary. For all other officers covered by a Severance Agreement, annual incentive is defined as 55% of such officer’s base salary;

•	a prorated cash amount equal to the officer’s annual incentive for the year of termination;

•	a cash amount equal to the officer’s prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;

•

continued coverage under specified health and welfare benefit programs for either two years (for Messrs. Kelly, Moreland and Hawk) or one year (for all other officers covered by a Severance Agreement);

•

continued participation in the 401(k) Plan for the calendar year of the date of termination including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and

•

with respect to any outstanding RSAs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) held by the officer, either (1) immediate vesting (for Messrs. Kelly, Moreland and Hawk) or (2) continued vesting for two years after termination (for all other officers covered by a Severance Agreement); provided that, the 2006 Retention RSAs and the Integration RSAs (described above in the footnotes to the tables in “VII. Executive Compensation—Summary Compensation Table” and “VII. Executive Compensation—Grants of Plan-Based Awards”) are generally not subject to such accelerated or continued vesting provisions, other than in the case of a Qualifying Termination Upon Change in Control or the death or disability of the officer.

In connection with a Qualifying Termination Upon Change in Control, the officer is entitled to:

•

a lump sum payment equal to the sum of the officer’s base salary and annual incentive multiplied by three (for Messrs. Kelly, Moreland and Hawk) or two (for all other officers covered by a Severance Agreement). For Messrs. Kelly, Moreland and Hawk annual incentive is defined as 75% of such officer’s base salary. For all other officers covered by a Severance Agreement, annual incentive is defined as 55% of such officer’s base salary;

•	a prorated cash amount equal to the officer’s annual incentive for the year of termination,

•	a cash amount equal to the officer’s prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;

•

continued coverage under specified health and welfare benefit programs for either three years (for Messrs. Kelly, Moreland and Hawk) or two years (for all other officers covered by a Severance Agreement);

•

continued participation in the 401(k) Plan for the calendar year of the date of termination including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and

•	immediate vesting of any outstanding RSAs and stock options (which remain exercisable for two years following employment or service as a director, if applicable), held by the officer.

Each of the Severance Agreements also has provisions that generally prohibit the officer, for a period of 12 months following the termination of such officer’s employment with us, from (1) engaging in business activities relating to wireless communication or broadcast towers which compete with us or our affiliates in the United States or Australia and (2) soliciting our employees and our affiliates. Further, the Severance Agreements contain provisions requiring each of the officers to own and hold at all times during his or her employment with us, a specified number of shares of Common Stock, which number does not include unvested RSAs which remain subject to transfer and forfeiture restrictions. The number of shares of Common Stock required to be held by the NEOs is as follows:

Name	Title	Minimum Share Holdings
John P. Kelly	President & CEO	85,000
W. Benjamin Moreland	Executive Vice President & CFO	43,000
E. Blake Hawk	Executive Vice President & General Counsel	47,000
James D. Young	President—U.S. Tower Operations	6,000	(a)
James D. Cordes	Former Senior Vice President—Corporate Development & Strategy	6,000	(b)

(a)	Mr. Young’s Severance Agreement provides that such number of shares of Common Stock must be owned and held at all times during his employment after October 17, 2008.

(b)	Mr. Cordes requirement to acquire and hold a specified number of shares of Common Stock terminated in connection with his termination of employment on March 9, 2007.

The following table and footnotes thereto summarize the alternative termination benefits that would be payable under different termination scenarios in accordance with each NEO’s Severance Agreement. The information provided assumes the NEO’s termination occurred as of December 31, 2006.

Name	Termination Type(a)	Severance Amount(b)	Early Vesting of Restricted Stock(c)	Other(d)	Estimated Tax Gross Up(e)	Alternative Total Employment Termination Benefits(f)
John P. Kelly	Qualifying Upon Change In Control	$2,517,485	$8,210,563	$396,104	$—	$11,124,152
	Qualifying	$1,678,324	$3,509,847	$386,150	$—	$5,574,320
	Non-Qualifying	$—	$—	$—	$—	$0

W. Benjamin Moreland	Qualifying Upon Change In Control	$1,842,472	$4,541,186	$299,673	$—	$6,683,331
	Qualifying	$1,228,315	$2,018,298	$289,719	$—	$3,536,331
	Non-Qualifying	$—	$—	$—	$—	$0

James D. Young	Qualifying Upon Change In Control	$926,795	$3,538,368	$190,940	$1,006,286	$5,662,389
	Qualifying	$463,397	$—	$180,986	$—	$644,383
	Non-Qualifying	$—	$—	$—	$—	$0

E. Blake Hawk	Qualifying Upon Change In Control	$1,807,207	$3,092,079	$294,350	$—	$5,191,636
	Qualifying	$1,203,472	$1,294,358	$284,396	$—	$2,782,225
	Non-Qualifying	$—	$—	$—	$—	$0

James D. Cordes (g)	Qualifying Upon Change In Control	$865,024	$2,149,177	$179,981	$—	$3,194,182
	Qualifying	$432,512	$—	$170,026	$—	$602,538
	Non-Qualifying	$—	$—	$—	$—	$0

(a)	Represents the various employment termination scenarios as defined in the NEO’s Severance Agreements. Generally, each of the scenarios can be described as follows:

•

A “Qualifying Termination” occurs upon (1) our termination of the executive’s employment with us for any reason other than for Cause (as defined in the Severance Agreements) or disability or death, or (2) the executive’s termination of employment with us within 60 days of the occurrence of an event that constitutes Good Reason (as defined in the Severance Agreements).

•	A “Non-Qualifying Termination” occurs upon any termination of the executive’s employment with us other than a Qualifying Termination.

•	A “Qualifying Termination Upon Change in Control” occurs upon a Qualifying Termination of the executive within two years following a Change in Control (as defined in the Severance Agreements).

(b)	Represents the lump sum payment equal to the sum of the NEO’s base salary and annual incentive multiplied by three and two for Messrs. Kelly, Moreland and Hawk, and two and one for Messrs. Young and Cordes, for a Qualifying Termination Upon Change in Control and Qualifying Termination, respectively. For Messrs. Kelly, Moreland and Hawk annual incentive is defined as 75% of such NEO’s base salary. For Messrs. Young and Cordes annual incentive is defined as 55% of such NEO’s base salary.

(c)	Represents the value of accelerating the vesting of the outstanding unvested RSAs as of December 31, 2006 (calculated as the number of accelerated RSAs multiplied by $32.30, the closing price per share of our Common Stock on December 31, 2006). In connection with a Qualifying Termination Upon Change in Control, any outstanding RSAs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) held by the NEO immediately vest. Upon a Qualifying Termination that does not occur during a change in control period, any outstanding RSAs and stock options (which remain exercisable for two years following employment or service as a director, if applicable) either (1) immediately vest for Messrs. Kelly, Moreland and Hawk or (2) continue to vest for two years after termination for Messrs. Young and Cordes; provided that, the 2006 Retention RSAs and Integration RSAs are generally not subject to such accelerated or continued vesting provisions, other than in the case of a Qualifying Termination Upon Change in Control or the death or disability of the officer.

(d)	Other termination benefits represent the following items:

•

A prorated cash amount equal to the officer’s annual incentive for the year of termination. For Messrs. Kelly, Moreland and Hawk annual incentive is defined as 75% of such NEO’s base salary. For Messrs. Young and Cordes annual incentive is defined as 55% of such NEO’s base salary. The payment of a cash amount equal to the NEO’s prior year annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers is permitted under the Severance Agreements but would not apply under this scenario since termination is assumed to occur as of December 31, 2006, and such annual incentive would be the same as the annual incentive described in the preceding sentence.

•	An estimate of the premiums paid by us for continued coverage under specified health and welfare benefit programs.

•

An estimate of our 401(k) Plan matching contributions for continued participation in the 401(k) Plan for 2006, the year in which termination of employment is assumed to occur under this scenario. Assuming termination of employment occurs on December 31, 2006, this amount includes our discretionary matching contribution for 2006 which is $6,600 since each of the NEOs achieved the level of contribution necessary for 2006 to be eligible for the 3% discretionary match.

(e)	In accordance with the NEOs’ Severance Agreements, we will provide a tax assistance payment to cover any excise tax imposed under Code Section 4999. There should be no excise tax imposed on any of the NEOs as the parachute amount is less than the IRC Section 280G parameters of three times the base amount, except for Mr. Young, whose IRC Section 280G base amount should be calculated using his partial year 2005 W-2 earnings, which are inherently lower than they would be for a full calendar year.

(f)	Represents an estimate of the alternative total potential payments upon termination of employment that would be paid to or accrued for each NEO assuming the NEO’s employment terminated under different scenarios as of December 31, 2006.

(g)	Mr. Cordes’ employment with us terminated on March 9, 2007. In connection with such termination, Mr. Cordes will receive Qualifying Termination severance benefits pursuant to his Severance Agreement.

VIII.    AUDIT COMMITTEE MATTERS

The Board has established an Audit Committee comprised entirely of independent directors, as defined in the rules and regulations of the NYSE and SEC. Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members and the responsibilities of the Audit Committee. The Audit Committee Charter can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp.

The Audit Committee has adopted certain procedures under which audit and non-audit services to be rendered by our independent registered public accountants are pre-approved. Such procedures provide that between the regularly scheduled meetings of the Audit Committee, each member of the Audit Committee (with preference given to the Chairman of the Audit Committee, if available) is authorized to pre-approve fees presented by an officer relating to audit and permitted non-audit related engagements of our independent registered public accountants, up to an aggregate of $100,000 of such fees not previously approved or ratified by the Audit Committee; provided, however, that any fees so approved regarding engagements or services relating to our securities offerings are not subject to or included in the calculation of such $100,000 limit. At each regularly scheduled meeting of the Audit Committee, our officers present to the Audit Committee a schedule detailing any fees and engagements approved pursuant to the foregoing procedures by a member of the Audit Committee since the last regularly scheduled meeting of the Audit Committee.

No services were provided by the independent registered public accountants in 2006 that were approved by the Audit Committee under SEC Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the Audit Committee after such services have been performed).

In addition, in accordance with regulations promulgated by the SEC, the Audit Committee has issued the following report.

Audit Committee 2006 Report

To our Stockholders:

Management of Crown Castle International Corp. (“CCIC”) has the primary responsibility for preparing CCIC’s financial statements and implementing CCIC’s reporting process, including CCIC’s system of internal controls. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for expressing an opinion on (1) the conformity of CCIC’s audited financial statements with accounting principles generally accepted in the United States and (2) management’s assessment of and the effectiveness of internal control over financial reporting. On behalf of the Board of Directors, the Audit Committee, among other functions, performs an oversight role relating to CCIC’s financial statements and accounting practices, systems of internal control, the independence and the performance of the independent accountants, and the performance of the internal audit function.

In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed the audited financial statements with CCIC’s management.

•

The Audit Committee has discussed with KPMG the matters required to be discussed by SAS 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

•

The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”), as adopted by the PCAOB in Rule 3200T, and has discussed with KPMG its independence.

•

Based on its review of CCIC’s audited financial statements and the discussions with management and KPMG referred to above, the Audit Committee recommended to the Board the inclusion of the audited consolidated financial statements in CCIC’s Annual Report on Form 10-K for the year ended December 31, 2006.

Respectfully submitted by the Audit Committee of the Board of Directors of CCIC.

AUDIT COMMITTEE

Robert F. McKenzie, Chairman

Robert E. Garrison II

Randall A. Hack

Lee W. Hogan

IX.    OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and our other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on the review of copies of such reports furnished to us and written representations that no other reports were required, we believe that, during the 2006 fiscal year, our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that on March 28, 2006, Rob A. Fisher, our Vice President & corporate Controller, filed an amendment to his Form 3 originally filed on April 1, 2005 which incorrectly listed an additional 10 shares of Common Stock directly held by Mr. Fisher.

Stockholder Recommendation of Director Candidates

Stockholders may recommend potential candidates for consideration by the NCG Committee by sending a written request to our Corporate Secretary. The written request must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request, the number of securities that the stockholder or group beneficially owns and the period of time the stockholder or group has beneficially owned the securities. Additional information may be requested from the nominee or the stockholder by the NCG Committee from time to time. As and if determined by the NCG Committee, potential candidates must also make themselves available to be interviewed by the NCG Committee, the Board and members of our executive management.

The NCG Committee reserves the right not to have any communications with the recommending stockholder or the candidate regarding the evaluation process of the candidate or the NCG Committee’s conclusions regarding such evaluation.

Stockholder Proposals for 2008 Annual Meeting

Stockholders wishing to have a proposal included in the Board’s 2008 proxy statement must submit the proposal so that our Corporate Secretary receives it at our principal executive offices no later than December 20, 2007. If the date of the 2008 Annual Meeting is changed by more than 30 days from the date of the 2007 Annual Meeting, the deadline for submitting proposals to be included in the Board’s 2008 proxy statement is a reasonable time before we begin to print and mail our proxy materials for our 2008 Annual Meeting.

Stockholders may make nominations for directors and introduce proposals or other business to be considered at the 2008 Annual Meeting provided such nominations and proposals are in accordance with our bylaws and involve proper matters for stockholder action. Such stockholder nominations and proposals and other business for the 2008 Annual Meeting must be received not less than 90 days (February 24, 2008) nor more than 120 days (January 25, 2007) before May 24, 2008 (which will then be the first anniversary of the preceding year’s meeting) at our principal executive offices, 510 Bering Drive, Suite 600, Houston, TX 77057, Attn: Corporate Secretary. If the 2008 Annual Meeting is advanced by more than 30 days, or delayed by more than 90 days, from the date of the 2007 Annual Meeting, the nomination or proposal must be delivered not earlier than the 120th day prior to the 2008

Annual Meeting and not later than the later of the 90th day prior to the 2008 Annual Meeting or the 10th day following the announcement of the change in the 2008 Annual Meeting date. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee. A copy of the applicable bylaw provision may be obtained, without charge, upon written request to our Corporate Secretary.

If the date of the 2008 Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the 2007 Annual Meeting, we shall, in a timely manner, inform stockholders of such change, by including a notice, under Item 5, in our earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Board’s 2008 proxy statement and the new date for determining whether we have received timely notice of a nomination or proposal.

Legal Proceedings

In February 2007, plaintiffs filed a consolidated petition styled In Re Crown Castle International Corp. Derivative Litigation, Cause No. 2006-49592; in the 234th Judicial District Court, Harris County, Texas, which consolidated five shareholder derivative lawsuits filed in 2006. The lawsuit names various of our current and former directors and officers (including each of the current directors on the Board and each of the NEOs, other than Messrs. Garrison, Niehaus, Edens, Abrams, Young and Cordes). The lawsuit makes allegations relating to our historic stock option practices and alleges claims for breach of fiduciary duty and other similar matters. Among the forms of relief, the lawsuit seeks alleged monetary damages sustained by our holding company, Crown Castle International Corp.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners.

Available Information

We maintain an internet website at www.crowncastle.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NCG Committee, together with certain other corporate governance materials, including our Financial Code of Ethics, Corporate Governance Guidelines and Business Practices and Ethics Policy, can be found under the Investor Relations section of our website at http://www.crowncastle.com/investor/corpgovernance.asp, and such information is also available in print to any stockholder who requests it through our Corporate Secretary at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2006 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the investor relations section of our internet website at http://investor.crowncastle.com/annual.cfm. A request for a copy of such report should be directed to Crown Castle International Corp., 510 Bering Drive, Suite 600, Houston, Texas 77057, Attention: Corporate Secretary. A copy of any exhibit to the 2006 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to the Corporate Secretary.

Stockholder Communications

The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to any Committee, to the non-management Directors or to any Director in particular, to: c/o Crown Castle International Corp., 510 Bering Drive, Suite 600, Houston, Texas 77057, Attn: Corporate Secretary.

The Board invites you to attend the Annual Meeting in person. If you are unable to do so, please sign, date and return the enclosed proxy promptly in the enclosed envelope, so that your shares will be represented at the Annual Meeting.

Appendix A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CROWN CASTLE INTERNATIONAL CORP.

The present name of the corporation is Crown Castle International Corp. The corporation was originally incorporated on April 20, 1995, under the name “Castle Tower Holding Corp.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware~~. This~~, which certificate was restated on August 21, 1998 (such restated certificate, as subsequently amended, the “Restated Certificate of Incorporation”). This Amended and Restated Certificate of Incorporation of the corporation, which both restates and further amends the provisions of the corporation’s Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections ~~228,~~ 242 and 245 of the General Corporation Law of the State of Delaware. The Restated Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

Name

The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

Crown Castle International Corp.

ARTICLE II

Address

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

Purpose

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

Capitalization

The total number of shares of stock which the Corporation shall have authority to issue is ~~seven~~six hundred ~~ten~~twenty million (~~710,000,000~~620,000,000), consisting of twenty million (20,000,000) shares of Preferred Stock, par value $0.01 per share (hereinafter referred to as “Preferred Stock”), and six hundred million (600,000,000) shares of Common Stock, par value $0.01 per share (hereinafter referred to as “~~Common Stock”) and ninety million (90,000,000) shares of Class A Common Stock, par value $0.01 per share (hereinafter referred to as “Class A~~ Common Stock”).

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

~~Each issued and outstanding share of Class B Common Stock, par value $.01 per share, of the Corporation outstanding immediately prior to the effectiveness of this Restated Certificate of Incorporation, is hereby reclassified into five (5) shares of Common Stock.~~

A. Undesignated Preferred Stock.  The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (hereinafter referred to as the “Board of Directors”) is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

1.    The designation of the series, which may be by distinguishing number, letter or title.

2.    The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

3.    The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

4.    Dates at which dividends, if any, shall be payable.

5.    The redemption rights and price or prices, if any, for shares of the series.

6.    The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

7.    The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

8.    Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

9.    Restrictions on the issuance of shares of the same series or of any other class or series.

10.  The voting rights, if any, of the holders of shares of the series.

B. Common Stock.

1. ~~B. Common Stock~~General.  The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders. The holders of the shares of Common Stock shall at all times, except as otherwise provided in this Amended and Restated Certificate of Incorporation or as required by applicable law, vote together with the holders of any other class or series of stock of the Corporation accorded such general voting rights, as one class.

~~C. Class A Common Stock.~~

~~1. General. The holders of shares of Class A Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, except with respect to the election~~

~~of Directors by the Stockholders;~~ provided~~,~~ however~~, that the holders of shares of Class A Common Stock shall have the right to vote on Directors as set forth in Section C.2 of this Article IV. The holders of the shares of Class A Common Stock shall at all times, except as otherwise provided in this Restated Certificate of Incorporation (including the immediately preceding sentence) or as required by applicable law, (i) vote, together with the holders of shares of Common Stock and any other class or series of stock of the Corporation accorded such general voting rights, as a single class and (ii) receive any dividends or distributions declared or paid on the Common Stock in equal amounts per share and without preference or priority of either the Common Stock or the Class A Common Stock over the other. Shares of Class A Common Stock may only be issued by the Corporation to members of the TDF Group (as hereinafter defined) or to any other person with the approval of the holders of a majority of the Class A Common Stock outstanding, in each case in accordance with Section 7.08 of the Governance Agreement (hereinafter as defined in Section C.7 of this Article IV).~~

~~2. Election of Directors.~~

~~(a) General Right of Election.  So long as TDF (as hereinafter defined) is Qualified (as such term is defined in the Governance Agreement), holders of shares of Class A Common Stock voting as a separate class shall have the right to elect two Directors (the “Class A Directors”) to the Board of Directors of the Corporation; provided, however, that if TDF is not Qualified, so long as the Ownership Interest (as such term is defined in the Governance Agreement) of the TDF Group is at least 5%, holders of Class A Common Stock voting as a separate class shall have the right to elect one Director to the Board of Directors of the Corporation.~~

~~(b) Mandatory Termination and Replacement.  Each Class A Director shall serve until the next annual meeting of the stockholders and until such Director’s successor has been elected and qualified, subject to such Director’s earlier death, resignation, removal or retirement. Upon (i) the number of Directors the holders of the Class A Common Stock are entitled to elect being reduced from two to one Director as a result of TDF no longer being Qualified, the term of office of one Class A Director then in office shall terminate forthwith; provided, however, that the selection of which Class A Director’s term of office shall terminate shall be at the discretion of a majority of holders of Class A Common Stock, and (ii) the conversion of all outstanding shares of Class A Common Stock pursuant to Section C.4 of this Article IV, the term of office of all Class A Directors then in office shall thereupon terminate. The vacancies resulting from any such termination pursuant to the preceding clauses (i) or (ii) shall be filled by the remaining Directors then in office acting by majority vote of such remaining Directors, though less than a quorum. The Directors so elected to fill such vacancies shall not be treated hereunder or under the By-laws of the Corporation as Class A Directors.~~

~~(c) Replacement.  Subject to Section C.2(b) of this Article IV, in the case of any vacancy occurring among the Class A Directors, the holders of Class A Common Stock then outstanding, voting separately as a class may, either by written consent or at a special meeting of such holders called in accordance with the By-laws of the Corporation, elect successors to hold office for the unexpired term(s) of the Director(s) whose place(s) shall be vacant.~~

~~(d) Except as set forth in this Section C.2 of this Article IV, the holders of Class A Common Stock shall not be entitled to vote in respect of the election of Directors of the Corporation.~~

~~3. Certain Significant Actions.  Subject to the terms and conditions of the Governance Agreement, the Corporation shall not take any Significant Action (as such term is defined in the Governance Agreement) without the approval of the holders of a majority of the Class A Common Stock then outstanding, voting separately as a single class, either by written consent or at a special meeting of such holders called in accordance with the By-laws of the Corporation.~~

~~4. Conversion of Class A Common Stock.~~

~~(a) Voluntary Conversion.  Each share of Class A Common Stock shall be convertible, at the option of its record holder, into one validly issued fully paid and non-assessable share of Common Stock at any time.~~

~~(b) Voluntary Conversion Procedure.  At the time of a voluntary conversion, the record holder of shares of Class A Common Stock shall deliver to the principal office of the Corporation or any transfer agent for shares of Common Stock (i) the certificate or certificates representing the shares of Class A Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and (ii) written notice to the Corporation stating that the record holder elects to convert such share or shares and stating the name or names (with addresses) and denominations in which the certificate or certificates representing the shares of Common Stock issuable upon the conversion are to be issued and including instructions for the delivery thereof. Conversion shall be deemed to have been effected at the time when delivery is made to the Corporation or its transfer agent of such written notice and the certificate or certificates representing the shares of Class A Common Stock to be converted, and as of such time each Person named in such written notice as the Person to whom a certificate representing shares of Common Stock is to be issued, shall be deemed to be the holder of record of the number of shares of Common Stock to be evidenced by that certificate. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at the stated address of such record holder of shares of Common Stock a certificate or certificates representing the number of shares of Common Stock to which such record holder is entitled by reason of such conversion, and shall cause such shares of Common Stock to be registered in the name of the record holder.~~

~~(c) Automatic Conversion.  (i)Subject to paragraph (iii) below, in the event of any Transfer (as hereinafter defined) of any share of Class A Common Stock to any Person other than an Affiliate (as hereinafter defined) of the TDF Group in accordance with Section 7.08 of the Governance Agreement, such share of Class A Common Stock shall automatically, without any further action, convert into one share of Common Stock.~~

~~(ii) Each share of Class A Common Stock shall automatically convert into one share of Common Stock on the first date on which the Ownership Interest of the TDF Group is less than 5%.~~

~~(iii) Notwithstanding anything to the contrary set forth in this Section C of Article IV, a holder of shares of Class A Common Stock may pledge such holder’s shares of Class A Common Stock to a financial institution pursuant to a bona fide pledge of such shares of Class A Common Stock as collateral security for any indebtedness or other obligation of any Person (the “Pledged Stock”) due to the pledgee or its nominee without any conversion of the Class A Common Stock into Common Stock; provided, however, that (A) such shares shall not be voted by or registered in the name of the pledgee and shall remain subject to the provisions of this Section C.4 and (B) upon any foreclosure, realization or other similar action by the pledgee, such Pledged Stock shall automatically convert into shares of Common Stock on a share for share basis unless all right, title and interest in such Pledged Stock shall be Transferred concurrently by the pledgee or the purchaser in such foreclosure to an Affiliate of such holder.~~

~~(iv) The foregoing automatic conversion events described in this paragraph (c) shall be referred to hereinafter as “Events of Automatic Conversion.” The determination of whether an Event of Automatic Conversion shall have occurred will be made by the Board of Directors in accordance with paragraph (h) below.~~

~~(d) Automatic Conversion Procedure.  Any conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected at the time the Event of Automatic Conversion occurred (the “Conversion Time”). At the Conversion Time, the certificate or certificates that represented immediately prior thereto the shares of Class A Common Stock which were so~~

~~converted (the “Converted Class A Common Stock”) shall, automatically and without further action, represent the same number of shares of Common Stock. Holders of Converted Class A Common Stock shall deliver their certificates, duly endorsed in blank or accompanied by proper instruments of transfer, to the principal office of the Corporation or the office of any transfer agent for shares of the Common Stock, together with a notice setting out the name or names (with addresses) and denominations in which the certificate or certificates representing such shares of Common Stock are to be issued and including instructions for delivery thereof. Upon such delivery, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder of shares of Common Stock a certificate or certificates representing the number of shares of Common Stock to which such holder is entitled by reason of such conversion. The Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at and as of the Conversion Time, and the rights of such Person as a holder of shares of Class A Common Stock that have been converted shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by such holder to deliver the certificates or the notice required by this Section.~~

~~(e) Unconverted Shares; Notice Required.  In the event of the conversion of less than all the shares of Class A Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Section C.4, the Corporation shall execute and deliver to or upon the written order of the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of shares of Class A Common Stock not converted.~~

~~(f) Retired Shares.  Shares of Class A Common Stock that are converted into shares of Common Stock as provided herein shall not be re-issued as shares of Class A Common Stock and shall be retired and canceled.~~

~~(g) Reservation.  The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Common Stock. All the shares of Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to such issuance.~~

~~(h) Determination of Voting Rights and Events of Automatic Conversion.  The Board of Directors of the Corporation shall have the power to determine by a two-thirds vote of the entire Board of Directors, in good faith after reasonable inquiry, whether an Event of Automatic Conversion has occurred with respect to any share of Class A Common Stock. As a condition to counting the votes cast by any holder of shares of Class A Common Stock at any annual or special meeting of shareholders or as a condition to registration of transfer of shares of Class A Common Stock, or for any other purpose, the Board of Directors, in its discretion, may require the holder of such shares to furnish such affidavits or other proof as the Board of Directors reasonably deems necessary or advisable to determine whether an Event of Automatic Conversion shall have occurred.~~

~~(i) Stock Legend.  The Corporation shall include on the certificates representing the shares of Class A Common Stock a conspicuous legend referring to the restrictions on transfer and registration of transfer imposed by this Section C.4.~~

~~(j) Taxes.  The issuance of a certificate for shares of Common Stock upon conversion of shares of Class A Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the shares of Class A Common Stock converted, the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be~~

~~payable in respect of any Transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not required to be paid.~~

~~5. Certain Adjustments.  In case the Corporation shall at any time (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock or other capital stock of the Corporation, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) otherwise reclassify the Common Stock, the Class A Common Stock shall be comparably adjusted.~~

~~6. Action by Written Consent.  Notwithstanding Article VI, any action to be taken at any annual or special meeting of the holders of Class A Common Stock may be taken without a meeting of such holders in accordance with Section 228 of the General Corporation Law of the State of Delaware.~~

~~7. Definitions.  For purposes of this Section C of Article IV:~~

~~(a) Affiliate and Associate.  “Affiliate” and “Associate”, when used with reference to any Person (as hereinafter defined), shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Securities Exchange Act of 1934, as in effect on the date of this Restated Certificate of Incorporation.~~

~~(b) Beneficial Owner.  A Person shall be deemed the “Beneficial Owner” of, and to “Beneficially Own” and to have “Beneficial Ownership” of (i) any securities that such Person or any of such Person’s Affiliates or Associates is deemed to “beneficially own” within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on the date of this Restated Certificate of Incorporation; and (ii) any securities (the “underlying securities”) that such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person shall also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).~~

~~(c) Governance Agreement.  The term “Governance Agreement” shall mean the Governance Agreement, dated as of August 21, 1998, among the Corporation, TDF and Digital Future Investments B.V., a copy of which is attached hereto as Exhibit A.~~

~~(d) Nominee.  The term “Nominee” shall mean a partnership or other entity that is acting as a bona fide nominee for the registration of record ownership of securities Beneficially Owned by another Person.~~

~~(e) Person.  The term “Person” means any natural person, corporation, association, partnership, limited liability company, organization, business, other entity, government or political subdivision thereof or governmental agency.~~

~~(f) Stockholders Agreement.  The term “Stockholders Agreement” shall mean the Stockholders Agreement, dated as of August 21, 1998, among the Corporation and certain stockholders of the Corporation, a copy of which is attached hereto as Exhibit B.~~

~~(g) TDF.  The term “TDF” shall mean TéléDiffusion de France International S.A.~~

~~(h) TDF Group.  The term “TDF Group” shall mean TDF and its Affiliates, collectively.~~

~~(i) Transfer.  The term “Transfer” shall mean any sale, transfer (including a transfer made in whole or in part without consideration as a gift), exchange, assignment, pledge, encumbrance, alienation or any other disposition or hypothecation of record ownership or of Beneficial Ownership of any share, whether by merger, operation of law or otherwise; provided, however, that (i) a pledge of any share made in accordance with the provisions of paragraph (iii) of Section~~

~~C.4(c) and (ii) a grant of a proxy with respect to any share to a Person designated by the Board of Directors of the Corporation who is soliciting proxies on behalf of the Corporation shall not be considered a “Transfer”; and provided further that in the case of any transferee of record ownership that is a Nominee, such Transfer of record ownership shall be deemed to be made to the Person or Persons for whom such Nominee is acting.~~

Notwithstanding the foregoing, except as otherwise required by applicable law, the holders of shares of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the General Corporation Law of the State of Delaware.

2. ~~8.~~ Liquidation, Dissolution or Winding Up.  In the event of any voluntary or involuntary liquidation, dissolution or winding up ~~on~~of the Corporation, after payment of all preferential amounts required to be paid to the holders of Preferred Stock, the holders of shares of Common Stock ~~and Class A Common Stock~~ then outstanding shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. ~~For this purpose, each share of Class A Common Stock shall be entitled to receive the amount which would be payable to shares of Common Stock issued on conversion of such Class A Common Stock if such conversion had occurred immediately prior to such distribution.~~

C. Designated Preferred Stock.

1. Series A Participating Cumulative Preferred Stock.  Pursuant to authority conferred by this Article IV upon the Board of Directors, the Board of Directors created a series of 1,000,000 shares of Preferred Stock designated as Series A Participating Cumulative Preferred Stock by filing a Preferred Stock Designation with the Secretary of State of the State of Delaware on August 21, 1998, which was amended on August 2, 2000, and the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the Series A Participating Cumulative Preferred Stock of the Corporation are as set forth in Annex 1 hereto and are incorporated herein by reference.

2. 6.25% Cumulative Convertible Preferred Stock.  Pursuant to authority conferred by this Article IV upon the Board of Directors, the Board of Directors created a series of 8,050,000 shares of Preferred Stock designated as 6.25% Cumulative Convertible Preferred Stock by filing a Preferred Stock Designation with the Secretary of State of the State of Delaware on August 2, 2000, and the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the 6.25% Cumulative Convertible Preferred Stock of the Corporation are as set forth in Annex 2 hereto and are incorporated herein by reference.

ARTICLE V

By-laws

In furtherance of, and not in limitation of, the powers conferred by law and subject to the other provisions of this Amended and Restated Certificate of Incorporation and subject to ~~Article IX of~~ the Amended and Restated By-laws of the Corporation (hereinafter referred to as the “By-laws”), the Board of Directors is expressly authorized and empowered:

(1) ~~To~~to adopt, amend or repeal the By~~-~~laws ~~of the Corporation~~; provided, however, that the By~~-~~laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto~~,~~; provided, further, that the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock (as hereinafter defined), voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the By~~-~~laws or to adopt any additional By~~-~~law; and

(2) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

The Corporation may in its By~~-~~laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE VI

Action of Stockholders

Except as otherwise specified with respect to any series of Preferred Stock ~~and the Class A Common Stock~~, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

ARTICLE VII

Board of Directors

Subject to the rights of the holders of any series of Preferred Stock to elect additional Directors of the Corporation (hereinafter referred to as “Directors”) under specified circumstances, the number of Directors ~~of the Corporation~~ shall initially be 12 ~~(including the two Directors to be elected by the holders of the Class A Common Stock)~~ and may hereafter be changed from time to time solely by the Board of Directors.

Unless and except to the extent that the By~~-~~laws ~~of the Corporation~~ shall so require, the election of Directors ~~of the Corporation~~ need not be by written ballot.

The Directors, other than those Directors who may be elected by the holders of any series of Preferred Stock ~~or holders of Class A Common Stock~~ (the “Non-Classified Directors”), shall be divided into three classes, as nearly equal in number as possible, initially consisting of 3, 3 and 4 Directors. One class of Directors initially consisting of 3 Directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1999, another class initially consisting of 3 Directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000, and another class initially consisting of 4 Directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001. ~~Upon the termination of the term of any Class A Director or Directors then in office pursuant to Section C.2(b) or Section C.4 of Article IV, the number of Directors in one or both, as applicable, of the classes consisting of three Directors shall be increased by one such that the three classes of Directors shall consist of 3, 4 and 4 Directors, or 4, 4 and 4 Directors, as applicable.~~ Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 1999 annual meeting, Directors (other than Non-Classified Directors) elected to succeed those Directors whose terms expire shall be elected by a plurality vote at such meeting to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

Subject to the rights of the holders of any series of Preferred Stock ~~or holders of Class A Common Stock~~, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created Directorships resulting from any increase in the authorized number of Directors, may be filled only by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, and Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director’s successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Except for such additional Directors, if any, as are elected by the holders of any series of Preferred Stock ~~or holders of Class A Common Stock~~, any Director may be removed from office at any time, but only for cause and by the affirmative vote of the holders of at least 80 ~~percent~~% of the voting power of the then outstanding Voting Stock ~~(other than the Class A Common Stock)~~, voting together as a single class~~. Notwithstanding the foregoing, holders of Class A Common Stock, voting separately as a class, either by written consent or at a special meeting of such holders called in accordance with the By-laws of the Corporation, may remove any Class A Director with or without cause~~.

ARTICLE VIII

Indemnification

Each person who is or was a Director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to other employees and agents of the Corporation, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of Directors and officers of the Corporation. Notwithstanding the foregoing, the Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by this Amended and Restated Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality of the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE IX

Directors’ Liability

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (1) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the Director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a Director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

If the General Corporation Law of the State of Delaware shall be amended, to authorize corporate action further eliminating or limiting the liability of Directors, then a Director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

ARTICLE X

Stockholder Rights Issuances

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders of securities of the Corporation to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation, recognizing that, under certain circumstances, the creation and issuance of such rights could have the effect of discouraging third parties from seeking, or impairing their ability to seek, to acquire a significant portion of the outstanding securities of the Corporation, to engage in any transaction which might result in a change of control of the Corporation or to enter into any agreement, arrangement or understanding with another party to accomplish the foregoing or for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

(B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

(C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

(D) Provisions which deny the holder of the specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(E) Provisions which permit the Corporation to redeem or exchange such rights, which redemption or exchange may be within the sole discretion of the Board of Directors, if the Board of Directors reserves such right to itself.

(F) The appointment of the rights agent with respect to such rights.

Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, in addition to any other vote required by applicable law, the affirmative vote of at least 80 ~~percent~~% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article X~~.~~

~~ARTICLE XI~~

~~Other Agreements~~

~~Notwithstanding any other provision of this Restated Certificate of Incorporation, to the extent any provision of the Stockholders Agreement (attached as Exhibit B) or the Governance Agreement (attached as Exhibit A), conflict with, modify or alter any provision of this Restated Certificate of Incorporation, such provision of the Stockholders Agreement or of the Governance Agreement shall control and be deemed incorporated as part of this Restated Certificate of Incorporation~~.

ARTICLE XI~~ARTICLE XII~~

Amendments

Except as may be expressly provided in this Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article ~~XII~~XI; provided, however, that any amendment or repeal of Article VIII or Article IX of this Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment, alteration, change or repeal, and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of ~~the~~ series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors and any other vote of stockholders required by applicable law, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (1) of Article V, Article VI, Article VII, Article X~~, Article XI~~ or this second paragraph of this Article ~~XII; provided, however, that, in addition to approval by the Board of Directors and any other vote of stockholders required by applicable law, any such amendment to Article XI or the provisions of this second paragraph of this Article XII with respect to such Article XI shall, in addition, require the approval of a majority of the holders the Class A Common Stock then outstanding, voting as a separate class~~XI. For the purposes of this Amended and Restated Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote in a general vote of stockholders of the Corporation as a single class with shares of Common Stock ~~of the Corporation, which shares of capital stock shall be deemed to include the Class A Common Stock. Notwithstanding the foregoing, no amendment to this Restated Certificate of Incorporation which adversely affects the rights of the holders of the Class A Common Stock may be effected without the approval of the holders of a majority of the Class A Common Stock then outstanding~~.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on this ~~21st~~ [        ] day of ~~August, 1998.~~[                    ], 2007.

CROWN CASTLE INTERNATIONAL CORP.

By:	~~/s/ Kathy Broussard~~[ ]
Name:	~~Kathy Broussard~~[ ]
Office:	~~Vice President~~[ ]

ANNEX 1

THE VOTING POWERS,

DESIGNATIONS, PREFERENCES AND RELATIVE

PARTICIPATING, OPTIONAL AND OTHER SPECIAL

RIGHTS AND QUALIFICATIONS, LIMITATIONS

AND RESTRICTIONS OF

SERIES A PARTICIPATING CUMULATIVE PREFERRED STOCK

OF

CROWN CASTLE INTERNATIONAL CORP.

SECTION 1. Designation and Number of Shares.  The shares of such series shall be designated as “Series A Participating Cumulative Preferred Stock” (the “Series A Preferred Stock”). The number of shares initially constituting the Series A Preferred Stock shall be 1,000,000; provided, however, that, if more than a total of 1,000,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement dated as of August 21, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the “Rights Agreement”), the Board of Directors of the Company, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, may direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Charter then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

SECTION 2. Dividends or Distributions.  (a) Subject to the superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Company ranking superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Company legally available therefor, (1) quarterly dividends payable in cash on the 1st day of February, May, August and November in each year, or such other dates as the Board of Directors of the Company shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A preferred stock, in the amount of $10 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Shares in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each Common Share. In addition, if the Company shall pay any dividend or make any distribution on the Common Shares payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in Common shares), then, in each such case, the Company shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each Common share. As used herein, the “Formula Number” shall be 10,000; provided, however, that, if at any time after August 21, 1998, the Company shall (i) declare or pay any dividend on the Common Shares payable in shares or make any distribution on the Common Shares in Common Shares, (ii) subdivide (by a stock split or otherwise) the outstanding shares into a larger number of Common Shares or (iii) combine (by a reverse stock split or otherwise) the outstanding Common Shares into a smaller number of Common Shares, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of Common

Shares that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that, if at any time after August 21, 1998, the Company shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding Common Shares, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of Common Shares prior to such merger, reclassification or change.

(b) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Shares (other than a dividend or distribution solely in Common Shares); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in Common Shares) shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Shares.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock which are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Shares unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.

(e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

SECTION 3. Voting rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Shares or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Shares or stockholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

(b) Except as otherwise provided herein, by the Charter or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock (and any other capital stock of the Company at the time entitled thereto) shall vote together as one class for the election of directors of the Company and on all other matters submitted to a vote of stockholders of the Company.

(c) Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

SECTION 4. Certain Restrictions.  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i)	declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)	declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)	redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)	purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5. Liquidation Rights.  Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $1,000 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Shares or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

SECTION 6. Consolidation, Merger, etc.  In case the Company shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

SECTION 7. No Redemption; No Sinking Fund.  (a) The shares of Series A Preferred Stock shall not be subject to redemption by the Company or at the option of any holder of Series A Preferred Stock; provided, however, that the Company may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

(b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 8. Ranking.  The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Company unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

SECTION 9. Fractional Shares.  The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandth of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Company, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (a) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandths of a share or any integral multiple thereof or (b) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Company and a depository selected by the Company; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

SECTION 10. Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the Charter.

SECTION 11. Amendment.  In addition to any vote required by applicable law, following the Rights becoming exercisable, none of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein, in the Company’s by-laws or in the Charter shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without (i) at least a Majority of the Rights having been exercised by the holders thereof and (ii) the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class, having been obtained.

ANNEX 2

THE VOTING POWERS,

DESIGNATIONS, PREFERENCES AND RELATIVE

PARTICIPATING, OPTIONAL AND OTHER SPECIAL

RIGHTS AND QUALIFICATIONS, LIMITATIONS

and RESTRICTIONS OF

6.25% Cumulative Convertible Preferred Stock

OF

CROWN CASTLE INTERNATIONAL CORP.

(a) Designation. 8,050,000 shares of Preferred Stock are hereby designated by the Board of Directors of the Company. Each share of Preferred Stock will have a liquidation preference of $50.00 (the “Liquidation Preference”).

(b) Currency. All shares of Preferred Stock shall be denominated in United States currency, and all payments and distributions thereon or with respect thereto shall be made in United States currency. All references herein to “$” or “dollars” refer to United States currency.

(c) Ranking. The Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank junior to (i) each other class or series of capital stock of the Company, other than (A) the Common Stock of the Company and any other class or series of capital stock of the Company which by its terms ranks junior to the Preferred Stock, as to which the Preferred Stock shall rank prior and (B) any other class or series of capital stock of the Company which by its terms ranks on a parity with the Preferred Stock, as to which the Preferred Stock shall rank on a parity or (ii) other equity interests in the Company, in each case, including, without limitation, warrants, rights, calls or options exercisable for or convertible into such capital stock or equity interests, except as provided in the last sentence of this paragraph (c). All equity securities of the Company to which the Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, winding up, dissolution or otherwise), including the Common Stock of the Company, are collectively referred to herein as the “Junior Stock”. All equity securities of the Company to which the Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, winding up, dissolution or otherwise) are collectively referred to herein as the “Parity Stock”. All equity securities of the Company to which the Preferred Stock ranks junior (whether with respect to dividends or upon liquidation, winding up, dissolution or otherwise) are collectively referred to herein as the “Senior Stock”. The respective definitions of Junior Stock, Parity Stock and Senior Stock shall also include any warrants, rights, calls or options exercisable for or convertible into any Junior Stock, Parity Stock or Senior Stock, as the case may be. The Preferred Stock shall, with respect to dividend rights and upon liquidation, winding up or dissolution, rank junior to the Company’s 12 3/4% Series B Senior Exchangeable Preferred Stock due 2010, senior to the Company’s Series A Participating Cumulative Preferred Stock, when issued and on a parity with the Company’s Series A Cumulative Convertible Preferred Stock and, if and when issued, the Company’s Series B Cumulative Convertible Preferred Stock.

(d) Dividends. (i) The holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, dividends on the shares of Preferred Stock, cumulative from the first date of issuance of any such shares (the “Initial Issuance Date”), at a rate per annum of 6.25% of the Liquidation Preference per share, payable in cash or common stock, subject to paragraph (l). Dividends on the shares of Preferred Stock shall be payable quarterly in equal amounts (subject to paragraph (d)(v) hereunder with respect to shorter periods, including the first such period with respect to newly issued shares of Preferred Stock) in arrears on February 15, May 15, August 15 and November 15 of each year, or if any such date is not a Business Day, on the next succeeding Business Day (each such date, a “Dividend Payment Date”, and each such quarterly period, a “Dividend Period”), in preference to and in priority over dividends on any

Junior Stock. Such dividends shall be paid to the holders of record of the shares of Preferred Stock as they appear on the applicable Record Date. As used herein, the term “Record Date” means, with respect to the dividends payable on February 15, May 15, August 15 and November 15 of each year, February 1, May 1, August 1 and November 1 of each year, respectively, or such other record date, not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors of the Company. Dividends on the shares of Preferred Stock shall be fully cumulative and shall accrue (whether or not declared and whether or not there are funds of the Company legally available for the payment of dividends) from the Initial Issuance Date (or the last Dividend Payment Date for which dividends were paid, as the case may be) based on a 360-day year comprised of twelve 30-day months. Accrued and unpaid dividends for any past Dividend Period may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

(ii) No dividend shall be declared or paid or set apart for payment or other distribution declared or made, whether in cash, obligations or shares of capital stock of the Company or other property, directly or indirectly, upon any shares of Junior Stock or Parity Stock, nor shall any shares of Junior Stock or Parity Stock be redeemed, repurchased or otherwise acquired for consideration by the Company through a sinking fund or otherwise, unless all accrued and unpaid dividends through the most recent preceding Dividend Payment Date (whether or not such dividends have been declared and whether or not there are funds of the Company legally available for the payment of dividends) on the shares of Preferred Stock and any Parity Stock have been or contemporaneously are declared and paid in full; provided, however, that, notwithstanding any provisions in this subparagraph (ii) to the contrary, the Company shall be entitled to (a) declare and pay dividends on shares of Junior Stock payable solely in shares of Junior Stock and on shares of Parity Stock payable solely in shares of Parity Stock or Junior Stock, or in each case by an increase in the liquidation preference of the Junior Stock or Parity Stock and (b) redeem, repurchase or otherwise acquire Junior Stock or Parity Stock in exchange for consideration consisting of Parity Stock or Junior Stock, in the case of Parity Stock, or of Junior Stock, in the case of Junior Stock. When dividends are not paid in full, as aforesaid, upon the shares of Preferred Stock, all dividends declared on the Preferred Stock and any other Parity Stock shall be declared and paid either (A) pro rata so that the amount of dividends so declared on the shares of Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accrued dividends on the shares of Preferred Stock and such class or series of Parity Stock bear to each other or (B) on another basis that is at least as favorable to the holders of the Preferred Stock entitled to receive such dividends.

(iii) Any dividend payment made on the Preferred Stock shall first be credited against the dividends accrued with respect to the earliest Dividend Period for which dividends have not been paid.

(iv) All dividends paid with respect to shares of Preferred Stock pursuant to this paragraph (d) shall be paid pro rata to the holders entitled thereto.

(v) Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the Preferred Stock for any period shorter or longer than three months shall be computed on the basis of the actual number of days elapsed (in a 30-day month) since the applicable Dividend Payment Date or from the Initial Issuance Date with respect to newly issued shares, as applicable, and based on a 360-day year of twelve 30-day months. No interest shall accrue or be payable in respect of unpaid dividends.

(e) Liquidation Preference. (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, each holder of shares of Preferred Stock shall be entitled to payment out of the assets of the Company available for distribution of an amount equal to the then effective Liquidation Preference per share of Preferred Stock held by such holder, plus all accumulated and unpaid dividends therein to the date of such liquidation, dissolution or winding up, before any distribution is made on any Junior Stock, including, without limitation, Common Stock of the Company. After payment in full of an amount equal to the then effective Liquidation Preference and all accumulated and unpaid dividends to which holders of shares of Preferred Stock are entitled, such holders shall not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to shares of Preferred Stock and all other Parity Stock are not paid in full, the holders of shares of Preferred Stock and the holders of the Parity Stock shall share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and all accumulated and unpaid dividends to which each such holder is entitled.

(ii) Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation, merger or amalgamation of the Company with or into any entity or the consolidation, merger or amalgamation of any entity with or into the Company shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company or a reduction or decrease in the capital stock of the Company.

(f) Redemption at Maturity. (i) On August 15, 2012, the Company shall be obligated to redeem out of lawfully available funds all outstanding shares of Preferred Stock for cash, upon not less than 30 nor more than 60 days’ prior notice sent by first class mail to each holder’s registered address, at an amount equal to 100.0% of the Liquidation Preference per share, plus accumulated and unpaid dividends to the date of redemption.

(ii) When shares of Preferred Stock are to be redeemed pursuant to this paragraph (f), the notice of such redemption shall state: (A) the date fixed for redemption; (B) the number of shares of Preferred Stock to be redeemed; (C) the redemption price; (D) the place or places where such shares of Preferred Stock are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such date fixed for redemption unless the Company shall default in the payment of the redemption price.

Notice having been given as provided in the preceding paragraph, and if on or before the redemption date specified in such notice, an amount in cash sufficient to redeem in full on the redemption date and at the redemption price all shares of Preferred Stock called for redemption shall have been set apart and deposited in trust so as to be available for such purpose and only for such purpose, or shall have been paid to the holders thereof then effective as of the close of business on such redemption date, and unless there shall be a subsequent default in the payment of the redemption price, the shares of Preferred Stock so called for redemption shall cease to accrue dividends, and such shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of preferred stock of the Company, undesignated as to series, and all rights of the holders thereof, as such, as shareholders of the Company (except the right to receive from the Company the redemption price) shall cease. Upon surrender in accordance with such notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be redeemed by the Company.

(g) Voting Rights. Except as required under Delaware law, the holders of shares of Preferred Stock shall not be entitled to any voting rights as shareholders of the Company except as follows:

(i) The affirmative vote of the holders of at least a majority of the outstanding shares of Preferred Stock, voting with holders of shares of all other series of preferred stock affected in the same way as a single class, in person or by proxy, at a special or annual meeting called for the purpose, or by written consent in lieu of a meeting, shall be required to amend, repeal or change any provisions of this Certificate of Designations in any manner which would adversely affect, alter or change the powers, preferences or special rights of the Preferred Stock and any such securities affected in the same way;

provided, however, that the creation, authorization or issuance of any other class or series of capital stock or the increase or decrease in the amount of authorized capital stock of any such class or series or of the Preferred Stock, shall not require the consent of the holders of the Preferred Stock and shall not be deemed to affect adversely, alter or change the powers, preferences and special rights of the shares of Preferred Stock. With respect to any matter on which the holders are entitled to vote as a separate class, each share of Preferred Stock shall be entitled to one vote.

(ii) If at any time the equivalent of six quarterly dividends payable on the shares of Preferred Stock are accrued and unpaid (whether or not consecutive and whether or not declared), the holders of all outstanding shares of Preferred Stock and any Parity Stock or Senior Stock having similar voting rights then exercisable, voting separately as a single class without regard to series, shall be entitled to elect at the next annual meeting of the shareholders of the Company two directors to serve until all dividends accumulated and unpaid on any such voting shares have been paid or declared and funds set aside to provide for payment in full. In exercising any such vote, each outstanding share of Preferred Stock shall be entitled to one vote.

(h) Optional Conversion. (i) Each share of Preferred Stock shall be convertible at any time and from time to time at the option of the holder thereof into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Preferred Stock, adjusted as hereinafter provided, is referred to herein as the “Conversion Ratio”. The Conversion Ratio as of the Initial Issuance Date shall be 1.3559 and shall equal the ratio the numerator of which shall be the Liquidation Preference and the denominator of which shall be the Conversion Price, The Conversion Price shall be $36.875, subject to adjustment from time to time as provided in paragraph (j).

(ii) Conversion of shares of Preferred Stock may be effected by any holder upon the surrender to the Company at the principal office of the Company or at the office of the transfer agent for the Preferred Stock (the “Transfer Agent”), as may be designated by the Board of Directors of the Company, of the certificate or certificates for such shares of Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this paragraph (h) and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant hereto. As promptly as practicable after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all required transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (x) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder (or the holder’s transferee) of shares of Preferred Stock being converted shall be entitled and (y) if less than the full number of shares of Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice and of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and accrued and unpaid dividends with respect to the shares of Preferred Stock being converted, in each case in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

(iii) If a holder of shares of Preferred Stock exercises conversion rights under paragraph (h)(i), upon delivery of the shares for conversion, such shares shall cease to accrue dividends pursuant to paragraph (d) as of the end of the day immediately preceding the date of such delivery, but such shares shall continue to be entitled to receive all accrued dividends which such holder is entitled to receive through the last preceding Dividend Payment Date unless such conversion follows a call for redemption by the Company in which case pro rata dividends shall also be payable through the date of such call. Any such accrued and unpaid dividends shall be payable by the Company as and when such dividends are paid to any remaining holders or, if none, on the date which would have been the next succeeding Dividend Payment Date had there been remaining holders or such later time at which the Company believes it has adequate available capital under applicable law to make such a payment. Notwithstanding the foregoing, shares of Preferred Stock surrendered for conversion (other than after notice of redemption has been given with respect to such shares) after the close of business on any record date for the payment of dividends declared and prior to the opening of business on the Dividend Payment Date relating thereto must be accompanied by a payment in cash or common stock (pursuant to the provisions of paragraph (i)) of an amount equal to the dividend declared in respect of such shares.

(iv) In case any shares of Preferred Stock are to be redeemed pursuant to paragraph (f), such right of conversion shall cease and terminate, as to the shares of Preferred Stock to be redeemed, at the close of business on the Business Day immediately preceding the date fixed for redemption unless the Company shall default in the payment of the redemption price therefor, as provided herein.

(v) In connection with the conversion of any shares of Preferred Stock, no fractions of shares of Common Stock shall be required to be issued, but in lieu thereof, the Company may pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Conversion Price. If more than one share of Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Preferred Stock so surrendered.

(vi) The Company shall at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock. Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Preferred Stock, the Company shall comply with all applicable federal and state laws and regulations which require action to be taken by the Company. All shares of Common Stock delivered upon conversion of the Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

(i) Mandatory Conversion. (i) At any time on or after August 15, 2003, the Company may cause the Preferred Stock, in whole or from time to time in part, to be automatically converted into that number of shares of Common Stock per share of Preferred Stock equal to the Liquidation Preference per share of Preferred Stock divided by the then prevailing Conversion Price if the Current Market Value of the Common Stock equals or exceeds 120% of the then prevailing Conversion Price for at least 20 trading days in any consecutive 30-day trading period, including the last trading day of such 30-day period; ending on the trading day prior to the issuance of the press release announcing the mandatory conversion referred to in paragraph (i)(ii).

(ii) To exercise a mandatory conversion, the Company shall issue a press release announcing such mandatory conversion prior to the opening of business on the first trading day following any date on which the conditions described in paragraph (i)(i) are met. The Company shall give notice of the mandatory conversion by mail or by publication (with subsequent prompt notice by mail) to the holders of the Preferred Stock not more than four Business Days after the date of the press release announcing the Company’s intention to convert the Preferred Stock. The conversion date will be a date selected by the Company, which date shall not be less than 30 nor more than 60 days after the date on which the Company issues such press release.

(iii) In addition to any information required by applicable law or regulation, notice of mandatory conversion shall state, as appropriate, (a) the Preferred Stock conversion date, (b) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock, (c) the number of shares of Preferred Stock to be converted (and, if fewer than all of the shares of Preferred Stock are to be converted the number of shares of Preferred Stock to be converted from such holder), (d) the place(s) where the certificates representing shares of Preferred Stock are to be surrendered for delivery of certificates representing shares of Common Stock and (e) that dividends on the shares to be converted will cease to accumulate on such mandatory conversion date.

(iv) The dividend payment with respect to a share of Preferred Stock called for mandatory conversion on a date during the period from the close of business on any Record Date for the payment of dividends to the close of business on the corresponding Dividend Payment Date shall be payable on such Dividend Payment Date to the record holder of such share on such Record Date if such share has been converted after such Record Date and prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence with respect to a mandatory conversion, no payment or adjustment will be made upon conversion of shares of Preferred Stock for accumulated and unpaid dividends or for dividends with respect to the Common Stock issued upon such conversion.

(v) On and after the mandatory conversion date, dividends will cease to accrue on shares of Preferred Stock and all rights of holders of such shares will terminate except for the right to receive the shares of Common Stock issuable upon conversion thereof.

(vi) The Company may not authorize or make any mandatory conversion unless, prior to giving the conversion notice, all accumulated and unpaid dividends on the Preferred Stock for the complete Dividend Periods ended prior to the date of such conversion notice shall have been paid in cash or Common Stock. In the event of partial mandatory conversions of the Preferred Stock, the shares to be convened will be determined pro rata or by lot, as determined by the Company, provided that the Company may convert all shares held by holders of fewer than 100 shares of Preferred Stock (or by holders that would hold fewer than 100 shares of Preferred Stock following such conversion) prior to the Company’s conversion of other shares of Preferred Stock.

(j) Conversion Price Adjustments. (i) The Conversion Price shall be subject to adjustment from time to time as follows:

(A)

Stock Splits and Combinations.  In case the Company shall at any time or from time to time after the Initial Issuance Date (a) pay a dividend in shares of Common Stock to holders of Common Stock, (b) make a distribution in shares of Common Stock to holders of Common Stock, (c) subdivide or split the outstanding shares of Common Stock, (d) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares or (e) issue by reclassification of the shares of Common Stock any shares of capital stock of the Company, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had such shares of Preferred Stock been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this subparagraph (A) shall become effective at the close of business on the day upon which such corporate action becomes effective. Such adjustment shall be made successively whenever any event listed above shall occur.

(B)	Issuance of Rights or Warrants. In case the Company shall issue to all holders of Common Stock rights or warrants expiring within 45 days entitling such holders to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined below), the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of shareholders entitled to receive such rights or warrants shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator of which is the sum of the number of shares of Common Stock outstanding at the close of business on such record date and the number of additional shares of Common Stock so offered for subscription or purchase. For purposes of this subparagraph (B), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of such securities and the minimum aggregate amount (if any) payable upon conversion of such securities into shares of Common Stock. Such adjustment shall be made successively whenever any such event shall occur.

(C)	Distribution of Indebtedness, Securities or Assets. In case the Company shall distribute to all holders of Common Stock (whether by dividend or in a merger, amalgamation or consolidation or otherwise) evidences of indebtedness, shares of capital stock of any class or series, other securities, cash or assets (other than Common Stock, rights or warrants referred to in subparagraph (B) above or a dividend payable exclusively in cash and other than as a result of a Fundamental Change (as defined below)), the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of shareholders entitled to receive such distribution shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which is the Current Market Price on such record date less the fair market value (as determined by the Board of Directors of the Company, whose determination in good faith shall be conclusive) of the portion of such evidences of indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of Common Stock and the denominator of which is the Current Market Price. Such adjustment shall be made successively whenever any such event shall occur.

In respect of a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company (a “Spin-Off’), the adjustment to the Conversion Price pursuant to this paragraph (C) shall occur at the earlier of (i) 20 trading days after the effective date of the Spin-Off and (ii) the initial public offering of securities pertaining to the subsidiary or other business unit to which the Spin-Off-relates, if that initial public offering is effected simultaneously with such Spin-Off.

(D)	Fundamental Changes. In case any transaction or event (including, without limitation, any merger, consolidation, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding shares of Common Stock are converted into or exchanged for stock, other securities, cash or assets (each, a “Fundamental Change”), the holder of each share of Preferred Stock outstanding immediately prior to the occurrence of such Fundamental Change (if any remain outstanding after such Fundamental Change) shall have the right upon any subsequent conversion to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash and assets that such holder would have received if such share had been converted immediately prior to such Fundamental Change.

(ii) Anything in this paragraph (j) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments (each of which shall be carried forward until counted toward adjustment), determined as above provided, shall have resulted in a change of the Conversion Price by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least 1%, such change in the Conversion Price shall thereupon be given effect. In the event that, at any time as a result of the provisions of this paragraph (j), the holder of shares of Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon conversion of shares of Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(iii) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Company in a merger, reorganization, acquisition, reclassification, recapitalization or other similar transaction except as set forth in this paragraph (j).

(iv) In any case in which this paragraph (j) requires that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until after the occurrence of such event (A) issuing to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the conversion price in effect immediately prior to adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock.

(v) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to shareholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph (j) or in the Conversion Price then in effect shall be required by reason of the taking of such record.

(vi) The Board of Directors of the Company shall have the power to resolve any ambiguity or correct any error in this paragraph (j), and its action in so doing shall be final and conclusive.

(k) Change in Control Put Right. (i) If a Change in Control occurs with respect to the Company, each holder of shares of Preferred Stock (if any shares of Preferred Stock remain outstanding thereafter) shall have the right to require the Company to purchase all or any part of such holder’s shares of Preferred Stock at a purchase price in cash equal to 100% of the Liquidation Preference of such shares, plus all accumulated and unpaid dividends on such shares to the date of purchase. The Company shall have the option to pay for such shares of Preferred Stock in shares of Common Stock valued at 95% of the Average Market Value. Within 30 days following such Change in Control, the Company shall mail a notice to each holder of shares of Preferred Stock (if any remain outstanding thereafter) describing the transaction or transactions that constitute such Change in Control and offering to purchase such holder’s shares of Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed.

(ii) The Company shall comply with the requirements of Rule 14e-l under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the purchase of Preferred Stock as a result of a Change in Control with respect to the Company. To the extent that the provisions of any securities laws or regulations conflict with any of the provisions of this paragraph (k), the Company shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this paragraph (k).

(iii) On the date scheduled for payment of the shares of Preferred Stock tendered to the Company for repurchase as provided in this paragraph (k), the Company shall, to the extent lawful, (a) accept for payment all shares of Preferred Stock properly tendered, (b) deposit with the Transfer Agent an amount equal to the purchase price of the shares of Preferred Stock so tendered and (c) deliver or cause to be delivered to the Transfer Agent shares of Preferred Stock so accepted together with an officers’ certificate stating the aggregate Liquidation Preference of the shares of Preferred Stock being purchased by the Company. The Transfer Agent shall promptly mail or deliver to each holder of shares of Preferred Stock so tendered the applicable payment for such shares of Preferred Stock, and the Transfer Agent shall promptly countersign and mail or deliver, or cause to be transferred by book-entry, to each holder new shares of Preferred Stock equal in Liquidation Preference to any unpurchased portion of the shares of Preferred Stock surrendered, if any. The Company shall publicly announce the results of its offer on or as soon as practicable after the payment date for the purchase of shares of Preferred Stock in connection with a Change in Control of the Company.

(iv) The Company shall not be required to make an offer to purchase any shares of Preferred Stock upon the occurrence of a Change in Control of the Company if a third party makes that offer in the manner, at the times and otherwise in compliance with the requirements described in this paragraph (k) and purchases all shares of Preferred Stock validly tendered and not withdrawn.

(v) The right of the holders of shares of Preferred Stock described in this paragraph (k) shall be subject to the obligation of the Company to:

(a)	repay its debt obligations in full under its corporate credit facility; and

(b)	offer to purchase and purchase all of its debt securities and outstanding shares of Senior Stock that have been tendered for purchase in connection with a Change in Control of the Company.

In addition, the right of the holders of shares of Preferred Stock described in this paragraph (k) shall be subject to the repurchase or repayment of the Company’s future indebtedness and Senior Stock, which the Company shall be required to repurchase or repay in connection with a Change in Control of the Company.

When the Company shall have satisfied the obligations set forth above in this subparagraph (v) and, subject to the legal availability of funds for this purpose, the Company shall purchase all shares of Preferred Stock tendered for purchase by the Company upon a Change in Control of the Company pursuant to this paragraph (k).

(l) Method of Payments. (i) Subject to the restrictions set forth herein, the Company may generally make any payments due on the Preferred Stock:

(a)	in cash;

(b)	by delivery of Common Stock; or

(c)	through any combination of cash and Common Stock.

(ii) If the Company elects to make any such payment, or any portion thereof, in shares of Common Stock, such shares shall be valued for such purpose, in the case of any dividend payment, or portion thereof, at 95% of the Average Market Value.

(iii) The Company shall give the holders of the Preferred Stock notice as to whether each payment shall be made (a) in cash, (b) in shares of Common Stock, or (c) if such payment shall be made in a combination of cash and shares of Common Stock, the portion of such payment that shall be made in cash and the portion that shall be made in shares of Common Stock, in each case ten (10) trading days prior to (a) in the case of a payment of any dividend, the Record Date for such dividend, or (b) in the case of any other payment, the date of such payment.

(iv) The Company shall make each dividend payment on the Preferred Stock in cash, except to the extent the Company shall have elected to make all or any portion of such payment in shares of Common Stock.

(v) No fractional shares of Common Stock will be delivered to the holders of the Preferred Stock, but the Company shall instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of Common Stock. The amount of such cash adjustment shall be determined based on the proceeds received by the Transfer Agent from the sale of that number of Shares of Common Stock which the Company shall deliver to the Transfer Agent for such purpose, equal to the aggregate of all such fractions (rounded up to the nearest whole share). The Transfer Agent is authorized and directed to sell such shares of Common Stock at the best available prices and distribute the proceeds to the holders of such shares of Preferred Stock in proportion to their respective interests therein. The Company shall pay the expenses of the Transfer Agent with respect to such sale, including brokerage commissions. Any portion of any such payment that is declared and not paid through the delivery of shares of Common Stock shall be paid in cash.

(vi) Shares of Preferred Stock issued and reacquired shall, upon compliance with the applicable requirements of law, have the status of authorized but unissued shares of Preferred Stock undesignated as to series and may with any and all other authorized but unissued shares of Preferred Stock be designated or redesignated and issued, as part of any series of Preferred Stock.

(m) Certain Definitions. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Average Market Value” of the Common Stock means the arithmetic average of the Current Market Value of the Common Stock for the five trading days ending on the second Business Day prior to (a) in the case of the payment of any dividend, the Record Date for such dividend and (b) in the case of any other payment, the date of such payment.

“Business Day” means any day other than a Saturday, Sunday or a United States federal holiday.

“Capital Stock” means: (1) in the case of a corporation, corporate stock, (2) in the case or an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change in Control” means, with respect to the Company, the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13 (d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); provided that transfers of Equity Interests in the Company between or among the beneficial owners of the Company’s Equity Interests and/or Equity Interests in Crown Castle UK Holdings Limited, in each case as of June 26, 2000, shall not be deemed to cause a Change of Control under this clause so long as no single Person together with its Affiliates acquires a beneficial interest in more of the Voting Stock of the Company than is at the time collectively beneficially owned by the Principals and their Related Parties; (iv) the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors; or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where: (a) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or (b) the Principals and their Related Parties own a majority of such outstanding shares after such transaction.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the Company who: (l) was a member of such board of directors on August 3, 1999; (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election; or (3) is a designee of a Principal or was nominated by a Principal.

“Current Market Price” means, with respect to any event set forth in paragraph (j) herein, as applicable, the average of the daily closing prices for the five consecutive trading days selected by the Board of Directors of the Company commencing not more than 20 trading days before, and ending not later than the date of such event and the date immediately preceding the record date fixed in connection with such event; provided that the Current Market Price of the Company’s Common Stock in connection with a Spin-Off shall mean the average of the daily closing prices of the Company’s Common Stock for the same five consecutive trading days in determining the Fair Market Value of the securities being distributed in such Spin-Off; provided further that if an initial public offering of the securities being distributed in any Spin-Off is to be effected simultaneously with such Spin-Off, the Current Market Price of the Company’s Common Stock shall mean the closing price of the Company’s Common Stock on the trading day on which the initial public offering price of such securities is determined.

“Current Market Value” of the Common Stock means the average volume-weighted daily trading price of the Common Stock as reported on the Nasdaq National Market or such other SEC recognized national securities exchange or trading system which the Company may from time to time designate upon which the greatest number of shares of the Common Stock is then listed or traded, for the trading day in question.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Company is obligated to redeem the Preferred Stock as set forth in paragraph (f); provided however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change in Control or a sale of assets shall not constitute Disqualified Stock if the terms of such Capital Stock provide that CCIC may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the provisions of paragraph (d).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Fair Market Value” of the securities to be distributed to the holders of the Company’s Common Stock in connection with a Spin-Off shall mean the average of the daily closing prices of such securities for the five consecutive trading days selected by the Company’s Board of Directors beginning on the first day of trading of such securities after the effectiveness of such Spin-Off; provided, however, that if an initial public offering of the securities being distributed in any Spin-Off is to be effected simultaneously with such Spin-Off, the Fair Market Value of such securities shall mean the initial public offering price.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Principals” means Berkshire Fund III, Limited Partnership; Berkshire Fund IV, Limited Partnership; Berkshire Investors LLC; Berkshire Partners LLC; Centenial Fund IV, L.P.; Centenial Fund V, L.P.; Centenial Entrepreneurs Fund V, L.P.; Nassau Capital Partners II, L.P.; and NAS Partners I, L.L.C., and any Related Party of the foregoing.

“Related Party” with respect to any Principal means: (1) any controlling stockholder, 80% (or more) owned Subsidiary of such Principal; or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, members, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).

“Spin Off” is defined in paragraph (j)(i)(C).

“Subsidiary” means, with respect to any Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership: (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

(n) Headings. The headings of the paragraphs of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

(o) Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt of such notice or three business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this certificate) with postage prepaid, addressed: if to the Company, to its offices at 510 Bering Drive, Suite 600, Houston, Texas 77057, Attention: General Counsel, or to an agent of the Corporation designated as permitted by this certificate, or, if to any holder of the Preferred Stock, to such holder at the address of such holder of the Preferred Stock as listed in the stock record books of the Company (which may include the records of any Transfer Agent for the Preferred Stock); or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.

Appendix B

Independence Categorical Standards

(February 24, 2005)

The board of directors (“Board”) of Crown Castle International Corp. (“Company”) has established the following guidelines to assist it in determining whether a director of the Company (“Director”) has a “material relationship” with the Company and is “independent”. Each of the relationships described below is not a “material relationship” by itself and therefore will not prevent a Director from being “independent”:

•

Certain Relationships. Directorship more than three years after: (i) the Director was employed by the Company; (ii) an immediate family member of the Director (“Family Member”) was employed by the Company as an executive officer; (iii) the Director or a Family Member (in a professional capacity) was a partner with or employed by the Company’s internal or external auditor (“Auditor”) and personally worked on the Company’s audit; or (iv) a present executive officer of the Company served on the compensation committee of a company which employed at the same time the Director or a Family Member as an executive officer.

•

Current Employment. A Family Member is employed by the Company in a non-officer position or is employed by, but is not a partner with, the Auditor and does not participate in the Auditor’s audit, assurance or tax compliance practice.

•

Compensation. A Director or a Family Member receives or has received less than $100,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•

Business Relationships. A Director or a Family Member is or was a partner, greater than 10% shareholder, director, officer or employee of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, does not exceed the greater of (a) $1 million, or (b) two percent (2%) of such other company’s consolidated gross revenues.

•

Indebtedness. A Director or a Family Member is a partner, greater than 10% shareholder, director, officer or employee of a company that is indebted to the Company or to which the Company is indebted, and the total amount of each company’s indebtedness to the other is less than two percent (2%) of the total consolidated assets of such other company.

•

Charitable Contributions. A Director is a trustee, fiduciary, director, officer or employee of a tax-exempt organization to which the Company contributes, and the Company’s contributions in any single fiscal year to the organization does not exceed the greater of (a) $500,000, or (b) one percent (1%) of that organization’s total annual receipts.

•	Stock Ownership. Direct or indirect ownership by a Director of a significant amount of Company stock (including securities convertible into Company stock).

An “immediate family member” is a Director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such Director’s home.

If a Director has a significant relationship with the Company that is not described above, or is outside of the parameters above, and the Board determines that the Director is “independent”, the Board will disclose the basis for such determination in the Company’s annual proxy statement. In addition, members of the Audit Committee are subject to additional standards relating to their independence.

B-1

Crown Castle International Corp. 510 Bering Drive, Suite 600 Houston, TX 77057	Notice of Annual Meeting of Stockholders May 24, 2007 and Proxy Statement

CROWN CASTLE INTERNATIONAL CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

May 24, 2007

The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated April 11, 2007, and hereby appoints John P. Kelly and Donald J. Reid, Jr., or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of common stock of Crown Castle International Corp. (“Company”) at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate office, 510 Bering Drive, Suite 600, Houston, Texas 77057, on Thursday, May 24, 2007, at 9:00 a.m., Central Time, and at any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 5. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

(Please Sign on Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é

You can now access your Crown Castle International Corp. account online.

Access your Crown Castle International Corp. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Crown Castle International Corp., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

****TRY IT OUT****

www.melloninvestor.com/isd/

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER:	1-800-370-1163

The board of directors recommends a vote FOR the nominees and proposals below and if no specification is made, the shares will be voted in accordance with such board of directors recommendation.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 4.

	FOR	WITHHOLD		FOR	AGAINST	ABSTAIN
1. Election of Directors,	all nominees listed (except as indicated on the line below)	AUTHORITY for all nominees listed	2. To approve the amendment to the Company’s 2004 Stock Incentive Plan to increase by 3,000,000 the number of shares of Company common stock authorized for the issuance of awards under such plan.	☐	☐	☐
Nominees:
01 Edward C. Hutcheson, Jr. 02 J. Landis Martin 03 W. Benjamin Moreland	☐	☐
				FOR	AGAINST	ABSTAIN
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.			3. To approve the amendment and restatement of the Company’s Restated Certificate of Amendment, as amended.	☐	☐	☐
_________________________________________________				FOR	AGAINST	ABSTAIN
			4. To approve ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for fiscal year 2007.	☐	☐	☐
5. In their discretion, upon such other matters as may properly come before the meeting.

WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.	☐

Signature	Signature	Date

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

éFOLD AND DETACH HEREé

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE PROXY SUBMISSION,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone proxy submission is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone proxy submission authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/cci Use the internet to submit your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to submit your proxy. Have your proxy card in hand when you call.

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To submit a proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report on Form 10-K on the internet at

http://www.crowncastle.com/investor/10k/crowncast2006k.pdf

You can view the Proxy Statement on the internet at

http://www.crowncastle.com/investor/proxy/currentproxy.pdf